Execution Version

SUPERPRIORITY SENIOR SECURED
DEBTOR-IN-POSSESSION CREDIT AGREEMENT

dated as of

May 27, 2020

among

UNIT CORPORATION,
UNIT DRILLING COMPANY,
and
UNIT PETROLEUM COMPANY,
each as a Borrower and a debtor and debtor-in-possession under the Bankruptcy Code

Each Subsidiary of the Borrowers party hereto as a Guarantor,

The Lenders Party Hereto

and

BOKF, NA DBA BANK OF OKLAHOMA,
as DIP Agent

and with

BBVA USA
as
Joint Lead Arrangers, Joint Bookrunners and Co-Syndication Agents,

and with

BANK OF AMERICA, N.A. AND BANK OF MONTREAL,
as
Co-Documentation Agents

(continued)
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(continued)
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(continued)
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        SCHEDULES:
Schedule 2.01 – Commitments
Schedule 3.05 – Material Contracts
Schedule 3.06 – Litigation
Schedule 3.13 – Subsidiaries
Schedule 3.17 – Gas Imbalances
Schedule 3.18 – Marketing Contracts
Schedule 3.19 – Swap Agreements
Schedule 3.24 – Accounts
Schedule 6.01(b) – Outstanding Senior Notes
Schedule 6.01(c) – Existing Indebtedness
Schedule 6.01(d) – Existing Capital Leases
Schedule 6.02 – Existing Liens
Schedule 6.04 – Investments

EXHIBITS:
Exhibit A – Form of Assignment and Assumption
Exhibit B – Form of Borrowing Request
Exhibit C – Form of Initial Budget
Exhibit D – Form of Note
Exhibit E – Compliance Certificate
Exhibit F – U.S. Tax Withholding Certificates

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This SUPERPRIORITY SENIOR SECURED DEBTOR-IN-POSSESSION CREDIT AGREEMENT dated as of May 27, 2020, among UNIT CORPORATION, a Delaware corporation and a debtor and debtor-in-possession under the Bankruptcy Code (the “Company”), UNIT DRILLING COMPANY, an Oklahoma corporation and a debtor and debtor-in-possession under the Bankruptcy Code (“Unit Drilling”), and UNIT PETROLEUM COMPANY, an Oklahoma corporation and a debtor and debtor-in-possession under the Bankruptcy Code (“Unit Petroleum”, and together with the Company and Unit Drilling, the “Borrowers”), each Subsidiary (as defined below) of Unit party hereto as a Guarantor, LENDERS party hereto, and BOKF, NA DBA BANK OF OKLAHOMA (“BOKF”), as administrative agent and collateral agent (in such capacity, including any permitted successor thereto, the “DIP Agent”).
W I T N E S S E T H:
A. On or about May 22, 2020 (i) the Borrowers and certain subsidiaries of the Borrowers named as Guarantors herein (each a “Debtor” and, together, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (Houston Division) initiating their respective cases (collectively, the “Bankruptcy Court”) (the “Cases”). The date such petitions are filed is referred to herein as the “Petition Date.”
B. The Borrowers have requested that the Lenders make post-petition loans and provide other financial or credit accommodations to the Borrowers, and the Lenders have agreed, subject to the conditions set forth herein, to extend superpriority priming (subject to the Carve Out (as defined herein)) credit facilities to the Borrowers as further described herein.
C. The Borrowers and the Guarantors desire to secure, among other specified obligations, all of the DIP Obligations (as defined herein) by granting to the DIP Agent, for the benefit of the DIP Secured Parties (as defined herein), a security interest in and Lien on substantially all of the property and assets of the Credit Parties, subject to the limitations described herein and, when entered, the DIP Orders.
D. The Guarantors desire to guarantee, among other specified obligations, all of the DIP Obligations.
E.  The Lenders are willing to extend such credit to the Borrowers, on the terms and subject to the conditions set forth herein and, when entered, the DIP Orders.
Accordingly, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“13-Week Budget” means a thirteen-week rolling operating budget and cash flow forecast, in form and substance as set forth in Section 5.01(s) and otherwise acceptable to the DIP Agent, together with such related information and/or materials as the DIP Agent may deem reasonably necessary or desirable in connection therewith, all as certified by the Company’s chief financial officer as being true and correct in all material respects (except with respect to any forward-looking statements or information) which shall reflect the Borrowers’ good faith projection of all weekly cash receipts and disbursements in connection with the operation of the Credit Parties’ and their respective Subsidiaries’ business during such thirteen-week period, including but not limited to, (x) the ad valorem, severance and production taxes and lease operating expenses attributable to Oil and Gas Properties and incurred for such thirteen week period (including transportation, gathering and marketing costs) and all categories of applicable expenses, and (y) other capital expenditures, collections, payroll, and other material cash outlays, in each case on a line item basis, as such budget and forecast may be updated from time to time as required under Section 5.01(s).
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“ABR Loan” means a Loan bearing interest at a rate determined by reference to the Alternate Base Rate.
“Acceptable Security Interest” means a security interest which (a) exists in favor of the DIP Agent for its benefit and the ratable benefit of the DIP Secured Parties, (b) is superior to all other security interests (other than the Permitted Liens), (c) secures the DIP Obligations and (d) is enforceable against the Credit Party which created such security interest.
“Adequate Protection Liens” has the meaning ascribed to such term in the Interim Order or, upon entry of the Final DIP Order, in the Final DIP Order, as applicable.
“Adequate Protection Payments” means the adequate protection payments to the Prepetition Secured Parties pursuant to the terms of the DIP Orders.
“Adjusted LIBO Rate” means, means a rate per annum determined by the DIP Agent (which determination shall be conclusive in the absence of manifest error) pursuant to the following formula:

Adjusted LIBO Rate =	LIBO Rate 1.00 – LIBO Rate Reserve Percentage

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the DIP Agent.
“Advance Payment Contract” means (a) any production payment (whether volumetric or dollar denominated) granted or sold by any Credit Party payable from a specified share of proceeds received from production from specified Oil and Gas Properties, together with all undertakings and obligations in connection therewith, or (b) any contract whereby any Credit Party receives or becomes entitled to receive (either directly or indirectly) any payment (an “Advance Payment”) as consideration for (i) Hydrocarbons produced or to be produced from Oil and Gas Properties owned by any Credit Party in advance of the delivery of such Hydrocarbons (and regardless of whether such Hydrocarbons are actually produced or actual delivery is required) to or for the account of the purchaser thereof or (ii) a right or option to receive such Hydrocarbons (or a cash payment in lieu of such Hydrocarbons); provided that inclusion of customary and standard “take or pay” provisions in any gas sales or purchase contract or any other similar contract shall not, in and of itself, cause such gas sales or purchase contract to constitute an Advance Payment Contract for the purposes of this definition.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agreement” means this Superpriority Senior Secured Debtor-in-Possession Credit Agreement, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time.
“Alternate Base Rate” means, for any day, a fluctuating rate per annum equal to the greatest of (a) the Prime Rate, (b) the Federal Funds Effective Rate in effect on such date plus 1/2 of 1.00%, and (c) the Adjusted LIBO Rate for Daily One Month LIBOR in effect on such date (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 Page (or on any successor or substitute page) at approximately 11:00 a.m. London time on such day (without any rounding); provider further that if the Alternate Base Rate as so determined would be less than 1.00% the Alternate Base Rate will be deemed to be 1.00% for the purposes of this Agreement. Additionally, any change in the Alternate Base Rate due to a change in the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrowers or their Subsidiaries from time to time concerning or relating to bribery or corruption, including (a) the United States Foreign Corrupt Practices Act of 1977, as amended, (b) the United Kingdom Bribery Act of 2010, as amended, and (c) any other similar law, rule or regulation in any jurisdiction applicable to any Borrower or any of its respective Subsidiaries.
“Anti-Money Laundering Laws” means any laws or regulations relating to money laundering or terrorist financing in any jurisdiction applicable to any Borrower or any of its respective Subsidiaries.
“Applicable Percentage” means, with respect to any Lender:
(a) with respect to any drawing of Loans under the New Money Facility, the percentage obtained by dividing (i) the New Money Commitment of such Lender at such time by (ii) the New Money Commitments of all Lenders at such time;
(b) except as provided in clause (c), with respect to the Letter of Credit Facility, the percentage obtained by dividing (i) the Letter of Credit Commitment of such Lender at such time by (ii) the Letter of Credit Commitments of all Lenders at such time); provided that if the Letter of Credit Commitments have been terminated, then the Applicable Percentage of such Lender shall be determined based on the Applicable Percentage of such Lender, and of all other Lenders, immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof; and
(c) for purposes of Section 8.11, the percentage obtained by dividing (x) (i) the Letter of Credit Commitment of such Lender at such time plus (ii) the Loan Exposure of such Lender at such time by (y) the sum of (i) the Letter of Credit Commitments of all Lenders at such time plus (ii) the Loan Exposure of all Lenders at such time; provided that if the Letter of Credit Commitments have been terminated, then the Applicable Percentage of such Lender shall be determined based on the Applicable Percentage of such Lender, and of all other Lenders, immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof; and provided further that if the aggregate Loan Exposure is reduced to $0.00 or the Loan Exposure of any Lender is reduced due to a reduction in its New Money Commitment without a funding thereunder, then the Applicable Percentage of such Lender shall be determined based on the Loan Exposure used for purposes of this clause (c) of the Lenders immediately before such reduction.
“Approved Budget” means each of (i) the Initial Budget and (ii) any 13-Week Budget delivered by the Borrowers pursuant to and in accordance with Section 5.01(s) and approved by the DIP Agent; provided that (A) if the DIP Agent does not provide notice of approval or disapproval of any such 13-Week Budget within three Business Days of such receipt thereof, the DIP Agent will be deemed to have disapproved such 13-Week Budget and (B) if a 13-Week Budget is not approved by the DIP Agent (or deemed disapproved) the 13-Week Budget that was last approved by the DIP Agent shall continue to be in effect). Notwithstanding the foregoing, the Debtors may not modify allocations between tested and non-tested line items within any Approved Budget without the prior written authorization of the DIP Agent.
“Approved Counterparty” means, at any time and from time to time, (i) any Person engaged in the business of entering into Swap Agreements for commodity, interest rate or currency risk that has (or the credit support provider of such Person has) a long term senior unsecured debt credit rating of A-/A3 by Standard & Poor’s Ratings Group or of Moody’s Investors Service, Inc. (or their equivalent) or higher, (ii) any Lender or Affiliate of a Lender or (iii) any other Person designated by the Company that is acceptable to the DIP Agent.
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Approved Petroleum Engineers” means any of Ryder Scott Company or such other reputable firm(s) of independent petroleum engineers as shall be approved by the DIP Agent and the Requisite Lenders.
“Approved Purposes” has the meaning set forth in Section 5.08(a).
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.04), and accepted by the DIP Agent, in the form of Exhibit A or any other form approved by the DIP Agent.
“Authorized Officer” means, as to any Person, the president, the chief financial officer, any vice president, the treasurer or any assistant treasurer of such Person. Unless otherwise specified, all references to an Authorized Officer herein shall mean an Authorized Officer of the Company.
“Availability Period” means the period from and including the Closing Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments in accordance with the terms hereof.
“Avoidance Actions” has the meaning set forth in Section 10.01(a).
“Bank Products” means each and any of the following bank services and products provided to any Borrower or any other Credit Party by any Lender or any Affiliate of any such Lender: (a) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services; (b) treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services); and (c) any other demand deposit or operating account relationships or other cash management services, including pursuant to any agreement in respect of the foregoing.
“Bank Product Obligations” means any and all amounts and other obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) owing by any Borrower or any other Credit Party to any Bank Product Provider with respect to any Bank Product.
“Bank Product Provider” means any provider of any Bank Products to any Borrower or any Credit Party that is Lender or Affiliate of any Lender or was a Lender or an Affiliate of a Lender at the time such Bank Product was provided.
“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as may be amended from time to time.
“Bankruptcy Court” shall have the meaning assigned to such term in the recitals hereto.
“Bankruptcy Rules” means shall have the meaning assigned to such term in the Interim Order.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Benchmark Replacement Adjustment” means, with respect to any replacement of LIBO Rate with an Unadjusted Replacement Rate for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the DIP Agent and the Borrowers giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBO Rate with the applicable Unadjusted Replacement Rate by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBO Rate with the applicable Unadjusted Replacement Rate for U.S. dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Replacement Rate, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the DIP Agent decides may be appropriate to reflect the adoption and implementation of such Replacement Rate and to permit the administration thereof by the DIP Agent in a manner substantially consistent with market practice (or, if the DIP Agent decides that adoption of any portion of such market practice is not administratively feasible or if the DIP Agent reasonably determines that no market practice for the administration of a Replacement Rate exists, in such other manner of administration as the DIP Agent decides is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to LIBO Rate:
(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of LIBO Rate permanently or indefinitely ceases to provide LIBO Rate; and
(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to LIBO Rate:
(a) a public statement or publication of information by or on behalf of the administrator of LIBO Rate announcing that such administrator has ceased or will cease to provide LIBO Rate, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBO Rate;
(b) a public statement or publication of information by the regulatory supervisor for the administrator of LIBO Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBO Rate, a resolution authority with jurisdiction over the administrator for LIBO Rate or a court or an entity with similar insolvency or resolution authority over the administrator for LIBO Rate, which states that the administrator of LIBO Rate has ceased or will cease to provide LIBO Rate permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBO Rate; or
(c) a public statement or publication of information by the regulatory supervisor for the administrator of LIBO Rate announcing that LIBO Rate is no longer representative.
“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the DIP Agent or the Requisite Lenders, as applicable, by notice to the Borrowers, the DIP Agent (in the case of such notice by the Requisite Lenders) and the Lenders.
“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBO Rate and solely to the extent that LIBO Rate has not been replaced with a Replacement Rate, the period (a) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Replacement Rate has replaced LIBO Rate for all purposes hereunder in accordance with Section 2.12(b) and (b) ending at the time that a Replacement Rate has replaced Eurodollar Rate for all purposes hereunder pursuant to Section 2.12(b).
“Beneficial Owner” means, with respect to any U.S. Federal withholding Tax, the beneficial owner, for U.S. Federal income tax purposes, to whom such Tax relates.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrowers” shall have the meaning assigned to such term in the introduction hereto.
“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.
“Borrowing Date” means the date any Borrowing of Loans is made.
“Borrowing Request” means a request by the Company, as designated borrowing agent for the Borrowers, for a Borrowing in accordance with Section 2.03 and in the form of Exhibit B.
“Business Day” means a day (a) other than a Saturday, Sunday, or other day on which the DIP Agent is authorized to close under the laws of, or is in fact closed in, New York or Texas, and (b) if the applicable Business Day relates to any Eurodollar Loans, on which dealings are carried on by commercial banks in the London interbank market.
“Capital Lease” means any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or finance leases on a balance sheet of such Person under GAAP.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any Capital Lease, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Carve Out” shall have the meaning assigned to such term in (a) prior to the entry of the Final DIP Order, the Interim Order and (b) thereafter, the Final DIP Order.
“Cases” shall have the meaning assigned to such term in the recitals hereto.
“Cash Collateral Account” means, in respect of the Credit Parties one or more deposit accounts (including, for avoidance of doubt, any lockboxes or similar accounts, any related securities accounts and any accounts holding Cash Equivalents), with respect to which the DIP Secured Parties shall have a perfected Lien as security for the payment and performance of the DIP Obligations by virtue of, and having the priority set forth herein, any other Collateral Documents or the DIP Orders.
“Cash Collateral” means all cash and Cash Equivalents in any Cash Collateral Account.
“Cash Equivalents” means Permitted Investments described in clauses (a), (b), and (c) of the definition of Permitted Investments.

“Casualty Event” means any loss, casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any Property or asset of any Borrower or any Subsidiary.
“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, state and local analogs, and all rules and regulations and requirements thereunder in each case as now or hereafter in effect.
“Change in Control” means (a) any Person or two or more Persons acting as a group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Company; (b) individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board; or (c) less than 100% of the Equity Interests of any Borrower (other than the Company) are owned directly or indirectly by the Company.
“Change in Law” means (a) the adoption after the date hereof of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein after the date hereof, (b) any change after the date hereof in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such Governmental Authority, or (c) the compliance, whether commenced prior to or after the date hereof, by any Lender with the requirements (regardless of the date enacted, adopted, promulgated or issued) of (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor similar authority) or the United States financial regulatory authorities, in each case pursuant to Basel III.
“Closing Date” means the date on which all conditions set forth in Section 4.01 have been satisfied (or waived by the DIP Agent and all of the Lenders).
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means all right, title and interest held by any Credit Party in any Property as set forth in the Interim Order, including the Property described in Section 10.01, but excluding any such Property specifically excluded under this Agreement or the applicable DIP Order.
“Collateral Documents” means this Agreement, DIP Orders, Guaranty, the Security Agreement, the Mortgages and any and all other agreements, documents or instruments now or hereafter executed and delivered by any Credit Party or any other Person as security for the payment or performance of the DIP Obligations, as such agreements, documents or instruments may be amended, supplemented or restated from time to time in accordance with the terms thereof and to the extent applicable.
“Commitment” means, with respect to each Lender, its Letter of Credit Commitment or its New Money Commitment.

“Commodity Account” has the meaning assigned to such term in the UCC.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Confirmation Order” means an order of the Bankruptcy Court entered in the Cases pursuant to section 1129 of the Bankruptcy Code, which order shall confirm the Plan of Reorganization, and shall be in form and substance satisfactory to the Requisite Lenders and the DIP Agent.
“Consolidated Cash Balance” means, as of any date, the aggregate amount of cash and Cash Equivalents of the Credit Parties as of such date (other than Excluded Cash).
“Contracts” means all contracts, agreements, operating agreements, farm-out or farm-in agreements, sharing agreements, mineral purchase agreements, contracts for the purchase, exchange, transportation, processing or sale of Hydrocarbons, rights-of-way, easements, surface leases, equipment leases, permits, franchises, licenses, pooling or unitization agreements, and unit or pooling designations and orders now or hereafter affecting any of the Oil and Gas Properties, Operating Equipment, Fixture Operating Equipment, or Hydrocarbons now or hereafter covered hereby, or which are useful or appropriate in drilling for, producing, treating, handling, storing, transporting or marketing oil, gas or other minerals produced from any of the Oil and Gas Properties, and all as such contracts and agreements as they may be amended, restated, modified, substituted or supplemented from time-to-time.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, but excluding any rights under the RSA. “Controlling” and “Controlled” have meanings correlative thereto.
“Covered Party” has the meaning assigned to such term in Section 11.18(a).
“Credit Party” means any of the Borrowers or any other Guarantor; “Credit Parties” means, collectively, all of the Borrowers and each other Guarantor.
“Debtors” is defined in the recitals hereto.
“Default” means (a) any event or condition that constitutes an Event of Default or (b) any event or condition which, upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Default Rate” has the meaning assigned to such term in Section 2.13(c).
“Defaulting Lender” means any Lender that has, as determined by the DIP Agent, (a) failed to perform any of its funding obligations hereunder, including in respect of its Loans or its participations in respect of Letters of Credit, within three Business Days of the date required to be funded by it hereunder, (b) notified the Borrowers, the DIP Agent or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement, including in respect of its Loans or its participations in respect of Letters of Credit, or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the DIP Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans or its participations in respect of Letters of Credit, (d) otherwise failed to pay over to the DIP Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent, (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a governmental authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such governmental authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Deposit Account” has the meaning assigned to such term in the UCC.
“DIP Agent” shall have the meaning assigned to such term in the introduction hereto.
“DIP Obligations” means, without duplication, (a) all obligations or liabilities of every nature of any Credit Party from time to time owed to the DIP Agent, the Lenders or any of them under any Loan Document, in each case, whether for principal, interest, funding indemnification amounts, fees, expenses, indemnification or otherwise, (b) Lender Swap Obligations, (c) any Swap Agreement that constitutes a DIP Roll-Up Hedging Obligation (as defined in the DIP Orders), and (d) and Bank Product Obligations; provided that the definition of “DIP Obligations” shall not include Excluded Swap Obligations.
“DIP Orders” means the Interim Order and the Final DIP Order, as applicable.
“DIP Secured Parties” means, collectively, the DIP Agent, the Lenders and the Lender Swap Counterparties.
“Discharge of DIP Obligations” means (a) the indefeasible payment in full in cash of all DIP Obligations (other than (i) contingent indemnity obligations for which no claim for payment has been made (which indemnity obligations continue to survive as expressly provided in this Agreement or in any other Loan Document), (ii) Lender Swap Obligations as to which arrangements reasonably satisfactory to the applicable Lender Swap Counterparty in its reasonable discretion have been made and (ii) Bank Product Obligations as to which arrangements reasonably satisfactory to the applicable Bank Product Provider in its reasonable discretion have been made (it being agreed and understood that the arrangements contemplated under the Exit Facility (as defined in the RSA) as set forth in the Exit Facility Term Sheet (as defined in the RSA) are reasonably satisfactory to each of the Bank Product Providers)), (b) termination or expiration of all Commitments, (c) termination of this Agreement other than indemnity and reimbursement obligations which expressly survive the termination hereof, (d) each Letter of Credit has expired or has been cash collateralized, back-stopped or otherwise secured to the satisfaction of the applicable Issuer, (e) termination of all Lender Swap Agreements other than Lender Swap Agreements as to which arrangements reasonably satisfactory to the applicable Lender Swap Counterparty in its reasonable discretion have been made (it being agreed and understood that the arrangements contemplated under the Exit Facility (as defined in the RSA) as set forth in the Exit Facility Term Sheet (as defined in the RSA) are reasonably satisfactory to each of the Lender Swap Counterparties), and (f) termination of all Bank Product Obligations other than Bank Product Obligations as to which arrangements reasonably satisfactory to the applicable Bank Product Provider in its reasonable discretion have been made (it being agreed and understood that the arrangements contemplated under the Exit Facility (as defined in the RSA) as set forth in the Exit Facility Term Sheet (as defined in the RSA) are reasonably satisfactory to each of the Bank Product Providers).
“Disclosure Statement” has the meaning assigned to such term in the RSA.
“Disposition” means with respect to any Property, any sale, lease, sale and leaseback transaction, assignment, farmout, exchange, conveyance, transfer or other disposition (including by way of a merger or consolidation, or by way of an allocation of assets among newly divided limited liability companies pursuant to a “plan of division” under any applicable Governmental Requirement) of such Property or any interest therein, including, for the avoidance of doubt, any casualty event; and the terms “Dispose”, “Disposed of”, “dispose”, “disposed of” and words of similar import shall have correlative meanings.
“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interest into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (a) mature or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans, Letter of Credit Obligations, and all other DIP Obligations that are accrued and payable and the termination of the Commitments), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans, Letter of Credit Obligations, and all other DIP Obligations that are accrued and payable and the termination of the Commitments), in whole or in part, (c) provide for the scheduled payment of dividends in cash or other Property or (d) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 180 days after the Scheduled Maturity Date; provided that if such Equity Interests is issued pursuant to a plan for the benefit of Company or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's termination, death or disability.
“dollars” or “$” refers to lawful money of the United States of America.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution

“Early Opt-in Election” means the occurrence of:
(a)(i) a determination by the DIP Agent or (ii) a notification by the Requisite Lenders to the DIP Agent (with a copy to the Borrowers) that the Requisite Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.12(b) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBO Rate, and
(b)(i) the election by the DIP Agent or (ii) the election by the Requisite Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the DIP Agent of written notice of such election to the Borrowers and the Lenders or by the Requisite Lenders of written notice of such election to the DIP Agent.
“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed to by, any Borrower, any Subsidiary thereof, any Guarantor or any ERISA Affiliate.
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or health and safety matters.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower or any of its respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, license, order, approval, registration or other authorization required by or from a Governmental Authority under Environmental Law.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Borrower, any Subsidiary thereof, or any Guarantor, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived under the regulations); (b) the withdrawal of any Borrower, any Subsidiary thereof, any Guarantor or any ERISA Affiliate from a Plan subject to Section 4063 or Section 4064 of ERISA during a plan year in which any such entity was a “substantial employer” (as defined in Section 4001(a)(2) of

ERISA); (c) the filing of a notice of intent to terminate a Plan under Section 4041(c) of ERISA or the treatment of a plan amendment as a termination under Section 4041(e) of ERISA, where such termination constitutes a “distress termination” under Section 4041(c) of ERISA; (d) the failure to make any required contribution to a Plan or Multiemployer Plan or to meet the minimum funding standard of Section 412 of the Code (in either case, whether or not waived in accordance with Section 412(c) of the Code); (e) the determination that any Plan is in “at-risk status” (within the meaning of Section 430 of the Code or Section 303 of ERISA) or that a Multiemployer Plan is in “endangered status,” “seriously endangered” or “critical status” (within the meaning of Section 432 of the Code or Section 305 of ERISA); (f) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (g) the incurrence by any Borrower, any Subsidiary thereof, any Guarantor or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (h) the receipt by any Borrower, any Subsidiary thereof, any Guarantor or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (i) the occurrence of any event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA; (j) the complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) of any Borrower, any Subsidiary thereof, any Guarantor or any ERISA Affiliate from any Multiemployer Plan; (k) the receipt by any Borrower, any Subsidiary thereof, any Guarantor or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower, any Subsidiary thereof, any Guarantor or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or terminated, within the meaning of Title IV of ERISA; (l) the imposition of liability on any Borrower, any Subsidiary thereof, any Guarantor or any ERISA Affiliate pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA, or (m) the imposition of a Lien upon any Borrower, any Subsidiary thereof, any Guarantor or any ERISA Affiliate pursuant to Section 436(f) or Section 430(k) of the Code or Section 303(k) of ERISA.
"EU Bail-In Legislation Schedule" means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Federal Reserve Board (or any successor), as in effect from time to time.
“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
“Eurodollar Loan” means a loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
“Event of Default” has the meaning assigned to such term in Section 7.01.
“Excess Cash” has the meaning assigned to such term in Section 2.09(a)(v).
“Excluded Account” means (a) that certain credit card collateral account maintained by the Company at BBVA Compass holding, at all times, not more than $500,000, (b) payroll accounts, (c) withholding tax, trust, and fiduciary accounts, and (d) employee wage and benefits accounts.

“Excluded Cash” means, as of any date (a) any cash set aside to pay obligations incurred during the ordinary course of business of the Credit Parties that either (i) are then due and owing to third parties and for which the Credit Parties have issued checks or have initiated wires or ACH transfers in order to pay such amounts or (ii) will be paid within five Business Days of such date, and (b) any cash contained in any Excluded Accounts.
“Excluded Swap Obligation” means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Credit Party with respect to, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof or other agreement or undertaking agreeing to guaranty, repay, indemnify or otherwise be liable therefor) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty obligation or other liability of such Credit Party or the grant of such security interest becomes or would become effective with respect to such Swap Obligation or (b) in the case of a Swap Obligation required to be cleared pursuant to section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Credit Party is a “financial entity,” as defined in section 2(h)(7)(C)(i) the Commodity Exchange Act (or any successor provision thereto), at the time the guaranty obligation or other liability of such Credit Party becomes or would become effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty obligation or other liability or security interest is or becomes illegal.
“Excluded Taxes” means, any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from any payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by any Borrower under Section 2.17(b) or (ii) such Lender changes its lending office, except to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to a Recipient’s failure to comply with Section 2.15(f) and (d) any Taxes imposed under FATCA.
“Expiration Date” means, with respect to any Letter of Credit, the date on which such Letter of Credit will expire or terminate in accordance with its terms.
“Exposure” means, collectively, Letter of Credit Exposure and Loan Exposure.
“Fair Market Value” means, with respect to any Property, the cash value that a willing Person that is not an Affiliate of any Borrower would pay in an arms-length transaction to purchase the specified Property.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (and any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreements, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Effective Rate” means, for any day, the greater of (a) the weighted average (rounded upwards, if necessary, to the next 1/100 of 1.00%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1.00%) of the quotations for such day for such transactions received by the DIP Agent from three Federal funds brokers of recognized standing selected by it and (b) 1.00%.
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
“Fee Letter” means, collectively, the (a) agency fee letter agreement, dated the date hereof by and among BOKF and the Borrowers and (b) any other fee letter agreement among BOKF and the Borrowers executed in furtherance of the matters set forth herein.
“Final DIP Order” means the Final Order entered by the Bankruptcy Court authorizing the Debtors to (a) obtain post-petition secured financing pursuant to this Agreement, (b) use cash collateral during the pendency of the Cases, and (c) granting certain related relief, or any other orders entered in connection therewith, in each case in form and substance reasonably satisfactory to the DIP Agent and the Requisite Lenders, as the same may be amended, modified or supplemented from time to time with the prior written consent of the DIP Agent and the Requisite Lenders.

“Final DIP Order Date” means the date the Bankruptcy Court enters the Final DIP Order.

“Final Hedge Order” means an order, if any, entered by the Bankruptcy Court (i) authorizing the Debtors to (a) enter into and perform under new hedging arrangements with certain of the Lenders and their Affiliates, (b) honor, pay, or otherwise satisfy all obligations, liabilities, and indebtedness of the Debtors arising under such new hedging arrangements, (c) pledge and transfer collateral in the form of Liens, and (d) grant superpriority claims; and (ii) granting certain related relief, in form and substance reasonably satisfactory to the DIP Agent and the Requisite Lenders, as the same may be amended, modified or supplemented from time to time with the prior written consent of the DIP Agent and the Requisite Lenders.

“Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter that has not been reversed, stayed, modified, or amended without the prior written consent of the DIP Agent and the Requisite Lenders, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment could be appealed or from which certiorari could be sought or the new trial, reargument, or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with prejudice, in substantially the form of the Interim Order and in form and substance satisfactory to the DIP Agent and the Requisite Lenders, as the same may be amended, modified or supplemented from time to time with the prior written consent of the DIP Agent and the Requisite Lenders.

“Final Refinanced Loans” has the meaning set forth in Section 2.01(b).

“Fixture Operating Equipment” means any of the items described in the first sentence of the definition of “Operating Equipment,” which, as a result of being incorporated into realty or structures or improvements located therein or thereon, with the intent that they remain there permanently, constitute fixtures under the laws of the state in which such equipment is located.

“Flood Insurance Laws” means, to the extent applicable to any Credit Party, the Lenders, the DIP Agent or any Collateral, the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994, the Biggert-Waters Flood Insurance Reform Act of 2012 and the regulations issued in connection therewith by the Office of the Controller of the Currency, the Federal Reserve Board and other Governmental Authorities, each as it may be amended, reformed or otherwise modified from time to time.
“Foreign Lender” means a Lender that is not a U.S. Person.
“Foreign Plan” means any employee benefit plan (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) that is not subject to U.S. law.
“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to any Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding Letter of Credit Obligations of such Issuer, other than Letter of Credit Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof.
“GAAP” means generally accepted accounting principles in the United States of America.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, including, without limitation, Environmental Laws, Flood Insurance Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” means each Borrower and each Subsidiary of the Company that executes this Agreement as a Guarantor or otherwise guarantees the DIP Obligations as of the Closing Date or thereafter, and its successors and assigns.
“Guaranty” means the terms set forth in Article IX.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Highest Lawful Rate” means, on any day, the maximum nonusurious rate of interest permitted for that day by applicable law.
“Hydrocarbon Interests” means all rights, titles, interests and estates now or later acquired in and to (i) Hydrocarbons and (ii) oil and gas leases, or other liquid or gaseous Hydrocarbon or mineral leases, mineral fee interests, overriding royalty and royalty interests, working interests, net profit interests, production payment interests, farm outs and farm ins, including any reserved, back in or residual interests of whatever nature, any reversionary or carried interests relating thereto, all rights, titles and interests created by or arising under the terms of all present and future unitization, communitization, and pooling arrangements (and all properties covered and units created thereby) whether arising by contract or operation of law which now or hereafter include all or any part of the foregoing, and all rights, remedies, powers and privileges with respect to all of the foregoing.
“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.
“Indebtedness” means, for any Person (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments, other than surety or other bonds; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all obligations of such Person (other than for borrowed money) to pay the deferred purchase price of Property or services (but excluding, other than for purposes of Section 6.01, accounts payable incurred in the ordinary course of business that are not more than 60 days past due unless contested in good faith by appropriate proceedings and for which adequate reserves under GAAP have been established therefor, and any guaranties by any Borrower or any Subsidiary of such accounts payable); (d) all Capital Lease Obligations; (e) all obligations under Synthetic Leases; (f) all Indebtedness (as described in the other clauses of this definition) of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; (g) all Indebtedness (as described in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the debtor to the extent of the lesser of the amount of such Indebtedness and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Indebtedness or Property of others; (i) all obligations to deliver Hydrocarbons in consideration of advance payments (other than customary and standard “take or pay” provisions in any gas sales or purchase contract or any other similar contract), including, without limitation, obligations under Advance Payment Contracts; (j) Bank Product Obligations, (k) any Indebtedness of a partnership for which such Person is liable either by agreement or because of a Governmental Requirement but only to the extent of such liability; (l) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business); (m) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including, without limitation, any Letter of Credit Obligation, and banker’s acceptances issued for the account of any such Person; (n) all obligations of any such Person in respect of Disqualified Equity Interests; (o) all net obligations of such Person under any Swap Agreement; and (p) the outstanding attributed principal amount under any asset securitization program.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” has the meaning assigned to such term in Section 11.03(b).
“Independent Reserve Report” means a report, in form and substance reasonably satisfactory to the DIP Agent and the Lenders, prepared by an Approved Petroleum Engineer, addressed to the DIP Agent and the Lenders with respect to the Oil and Gas Properties owned by any Credit Party or any Subsidiary (or to be acquired by any Credit Party or any Subsidiary, as applicable) comprising at least 90% of the Proved Hydrocarbon Interests attributable to such Oil and Gas Properties, which report shall (a) specify the location, quantity, and type of the estimated Proved Hydrocarbon Interests attributable to such Oil and Gas Properties, (b) contain a projection of the rate of production of such Oil and Gas Properties, (c) contain an estimate of the net operating revenues to be derived from the production and sale of Hydrocarbons from such Proved Hydrocarbon Interests based on product price and cost escalation assumptions specified by the DIP Agent and the Lenders, (d) contain an attendant reserve database capable of producing a match of the reserves, and (e) contain such other information as is customarily obtained from and provided in such reports or is otherwise reasonably requested by the DIP Agent or any Lender.
“Information” has the meaning assigned to such term in Section 11.12(a).
“Initial Budget” means the 13-Week Budget prepared by the Borrowers and furnished to the Lenders on the Closing Date in the form of Exhibit C, which has been certified by the chief financial officer of the Company as having been prepared in good faith based upon assumptions believed by the Credit Parties to be reasonable at the time made and being true and correct in all material respects.
“Initial Refinanced Loans” has the meaning set forth in Section 2.01(b).
“Interest Election Request” means a request by the Company to convert or continue a Borrowing in accordance with Section 2.08.
“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each calendar month, and (b) with respect to any Eurodollar Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part.
“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one month thereafter; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest

Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Eurodollar Borrowing initially shall be the date on which such Eurodollar Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Eurodollar Borrowing.
“Interim DIP Order Date” means the date the Bankruptcy Court enters the Interim Order.

“Interim Order” means the interim order entered by the Bankruptcy Court (i) authorizing, on an interim basis, the Debtors to (a) obtain post-petition secured financing pursuant to this Agreement and (b) use cash collateral during the pendency of the Cases, and (ii) granting, on an interim basis, certain related relief and any other orders entered in connection therewith, in each case in form and substance reasonably satisfactory to the DIP Agent and the Requisite Lenders, as the same may be amended, modified or supplemented from time to time with the prior written consent of the DIP Agent and the Requisite Lenders.
“Internal Reserve Report” means a report, in form and substance reasonably satisfactory to the DIP Agent and the Lenders, prepared by the Borrowers and certified by an Authorized Officer of the Company, addressed to the DIP Agent and the Lenders with respect to the Oil and Gas Properties owned by any Credit Party or any Subsidiary (or to be acquired by any Credit Party or any Subsidiary, as applicable) comprising at least 90% of the Proved Hydrocarbon Interests attributable to such Oil and Gas Properties, which report shall (a) specify the location, quantity, and type of the estimated Proved Hydrocarbon Interests attributable to such Oil and Gas Properties, (b) contain a projection of the rate of production of such Oil and Gas Properties, (c) contain an estimate of the net operating revenues to be derived from the production and sale of Hydrocarbons from such Proved Hydrocarbon Interests based on product price and cost escalation assumptions specified by the DIP Agent and the Lenders, (d) contain an attendant reserve database capable of producing a match of the reserves, and (e) contain such other information as is customarily obtained from and provided in such reports or is otherwise reasonably requested by the DIP Agent or any Lender.
“IRS” means the United States Internal Revenue Service.
“Issuer” means BOKF and any other issuer of a Letter of Credit.
“Lease Operating Statement” means a statement, in form and substance reasonably satisfactory to the DIP Agent, prepared by the Company with respect to the Oil and Gas Properties owned by any Credit Party or any Subsidiary (or to be acquired by any Credit Party or any Subsidiary, as applicable), which statement shall contain production, revenue, and expense data for the time period covered by such statement and such other information reasonably requested by the DIP Agent or any Lender.
“Lender Swap Agreement” means any Swap Agreement between or among any Credit Party and any Lender Swap Counterparty, including (a) the Financial Contracts (as defined in the Prepetition Credit Agreement) between any Credit Party and any Lender Counterparty (as defined in the Prepetition Credit Agreement) and (b) Swap Agreements on terms to be agreed between such applicable Lender Swap Counterparty and a Credit Party entered into following entry of a Final Hedge Order. It is contemplated that Lender Swap Agreements entered into prior to the confirmation of the Plan of Reorganization by a Lender Swap Counterparty that also is a Lender under the Exit Facility will continue to be secured by the same security in the same collateral granted in connection with the Exit Facility.
“Lender Swap Counterparty” means any counterparty to any Swap Agreement with any Credit Party that (a) is a Lender or Affiliate of a Lender or was a Lender or an Affiliate of a Lender at the time such Swap Agreement was entered into or (b) was a Lender (for purposes of this clause (b), as defined in the Prepetition Credit Agreement) or an Affiliate of a Lender under the Prepetition Credit Agreement at the time such Swap Agreement was entered into.
“Lender Swap Obligation” means, with respect to any Credit Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a Lender Swap Agreement; provided that, if a Lender Swap Counterparty ceases to be a Lender or an Affiliate of a Lender under this Agreement, obligations owing to such Lender Swap Counterparty under Lender Swap Agreements shall be Lender Swap Obligations only to the extent such obligations arise from transactions entered into prior to the date such Lender Swap Counterparty ceased to be a Lender or an Affiliate of a Lender, without giving effect to any extension, increases, or modifications (including blending) thereof which are made after such Lender Swap Counterparty ceases to be a Lender or an Affiliate of a Lender under this Agreement.
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“Letter of Credit” means each Prepetition Letter of Credit deemed issued under this Agreement pursuant to Section 2.04.
“Letter of Credit Application” means, with respect to any Issuer, such Issuer’s standard form letter of credit application for standby letters of credit that has been executed by the applicable Borrower and accepted by such Issuer in connection with the amendment, renewal, replacement, refinancing or extension of a Letter of Credit.
“Letter of Credit Commitment” means, with respect to each Lender, as applicable, the commitment of such Lender to participate in the Letters of Credit under the Letter of Credit Facility pursuant to Section 2.04 in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name under the caption “Letter of Credit Commitment” on Schedule 2.01, as such amount may be adjusted from to time pursuant to this Agreement. “Letter of Credit Commitments” means the aggregate of such commitments for all Lenders, and the aggregate amount of the Letter of Credit Commitments as of the Closing Date is $6,676,776.00.
“Letter of Credit Exposure” means, with respect to any Lender, at any time, such Lender’s Applicable Percentage of the Letter of Credit Obligations at such time.
“Letter of Credit Facility” means the letter of credit facility evidenced by this Agreement and described in Section 2.04.
“Letter of Credit Obligations” means, at any time, without duplication, the aggregate amount equal to the sum of (a) the Reimbursement Obligations at such time and (b) the Letter of Credit Undrawn Amounts at such time.
“Letter of Credit Undrawn Amounts” means, at any time, the aggregate undrawn amount of all Letters of Credit outstanding at such time.
“LIBO Rate” means, subject to the implementation of a Replacement Rate in accordance with Section 2.12(b), (a) for any interest rate calculation with respect to a Eurodollar Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period as published by the ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the DIP Agent, at approximately 11:00 a.m.

(London time) two (2) London Banking Days prior to the first day of the applicable Interest Period; provided that, if, for any reason, such rate is not so published then “LIBO Rate” shall be determined by the DIP Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the DIP Agent at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period; and (b) for any interest rate calculation with respect to a Daily One Month LIBOR only, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to one month (commencing on the date that is two Business Days after the date of determination) as published by the ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the DIP Agent, at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day; provided that, if, for any reason, such rate is not so published then “Daily One Month LIBOR” shall be determined by the DIP Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the DIP Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination. Each calculation by the DIP Agent of LIBO Rate or Daily One Month LIBOR shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding the foregoing, (x) neither the LIBO Rate nor the Daily One Month LIBOR (including, without limitation, any Replacement Rate with respect thereto) shall for any purpose be less than 1.00% and (y) unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 2.12(b), in the event that a Replacement Rate with respect to LIBO Rate is implemented, then all references herein to the LIBO Rate shall be deemed references to such Replacement Rate (including the corresponding rate that would apply for the Daily One Month LIBOR determination).
“LIBO Rate Reserve Percentage” means, as of any day, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities. The Adjusted LIBO Rate for each outstanding Borrowing shall be adjusted automatically as of the effective date of any change in the LIBOR Rate Reserve Percentage.
“Lien” means, with respect to any Property, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such Property (including but not limited to any production payments and the like payable out of Oil and Gas Properties), (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such Property and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Lienholder Motion” means the Emergency Motion for Entry of Interim and Final Orders (I) Authorizing the Debtors to Pay (A) Certain Operating Expenses, (B) Marketing Expenses, (C) Shipping and Warehousing Claims, and (D) 503(B)(9) Claims, (II) Confirming Administrative Expense Priority Of Outstanding Orders and (III) Granting Related Relief, filed on the Petition Date.
“Loan Documents” means this Agreement, each Borrowing Request, each Collateral Document, the Letters of Credit, the Letter of Credit Applications, the Fee Letter, any promissory notes issued pursuant to Section 2.08(f), and any other documents, certificates or agreements that are delivered pursuant to the foregoing, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing; provided that “Loan Documents” shall not include any Swap Agreement.
“Loan Exposure” means, with respect to any Lender, at any time, the sum of (a) the unfunded New Money Commitment of such Lender at such time and (b) the aggregate principal amount of the outstanding Loans held by such Lender at such time.
“Loans” means any loans made or deemed made by any Lender pursuant to this Agreement.
“Local Bankruptcy Rules” shall have the meaning assigned to such term in the Interim Order.
“material adverse change” mean any event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.
“Material Adverse Effect” means a material adverse effect on (i) the business, Property, liabilities (actual or contingent), condition (financial or otherwise) or results of operations of the Borrowers and the Subsidiaries taken as a whole, (ii) the Credit Parties’ ability to timely perform their respective obligations under the Loan Documents, (iii) the perfection or priority of the liens granted pursuant to the Collateral Documents, or (iv) the legality, validity or enforceability of any of the Loan Documents or the rights, benefits or remedies of the DIP Agent or the Lenders thereunder; provided that, Material Adverse Effect shall expressly exclude (x) the effect of filing the Cases and any action required to be taken under the Loan Documents and (y) the Interim Order or the Final DIP Order.
“Material Indebtedness” means Indebtedness (other than the Prepetition Secured Obligations) of any one or more of any Borrower or any Subsidiary thereof in an aggregate principal amount exceeding the Threshold Amount.
“Material Swap Obligations” means obligations in respect of one or more Swap Agreements of any one or more of any Borrower or any Subsidiary thereof in an aggregate amount exceeding the Threshold Amount. For purposes of determining Material Swap Obligations, the obligations of any Borrower or any Subsidiary thereof in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated on the date of determination.
“Maturity Date” means the earliest of (i) the Scheduled Maturity Date, (ii) the consummation of a sale of all or substantially all of the assets of the Credit Parties pursuant to Section 363 of the Bankruptcy Code or otherwise; (iii) the effective date of a plan of reorganization or liquidation in the Cases; (iv) the entry of an order by the Bankruptcy Court dismissing any of the Cases or converting such Cases to a case under Chapter 7 of the Bankruptcy Code; and (v) the date of termination of the Lenders’ commitments and the acceleration of any outstanding extensions of credit, in each case, under this Agreement and in accordance with the DIP Orders.
“Milestones” means the following milestones relating to the Cases:
(a)The Petition Date shall occur no later than 11:59 p.m. Houston, Texas time on May 22, 2020;
(b)No later than 5 days after the Petition Date (or such later date as the DIP Agent and the Requisite Lenders may agree in writing to the Borrowers), the Bankruptcy Court shall have entered the Interim Order;

(c)No later than 15 days after the Petition Date (or such later date as the DIP Agent and the Requisite Lenders may agree in writing to the Borrowers), the Debtors shall have filed with the Bankruptcy Court the Plan of Reorganization and the Disclosure Statement , in each case, in form and substance reasonably satisfactory to the DIP Agent and the Requisite Lenders;
(d)No later than 15 days after the Petition Date (or such later date as the DIP Agent and the Requisite Lenders may agree in writing to the Borrowers), the Debtors shall have filed with the Bankruptcy Court a motion to establish a bar date for filing proofs of claim;
(e)No later than 35 days after the Petition Date (or such later date as the DIP Agent and the Requisite Lenders may agree in writing to the Borrowers), the Bankruptcy Court shall have entered the Final DIP Order;
(f)No later than 40 days after the Petition Date (or such later date as the DIP Agent and the Requisite Lenders may agree in writing to the Borrowers), the Bankruptcy Court shall have entered an order (i) conditionally approving the adequacy of the Disclosure Statement, and (ii) approving the related solicitation procedures, in a form and substance reasonably satisfactory to the DIP Agent and the Requisite Lenders;
(g)No later than 85 days after the Petition Date (or such later date as the DIP Agent and the Requisite Lenders may agree in writing to the Borrowers), the Bankruptcy Court shall have entered the Confirmation Order; and
(h)No later than 110 days after the Petition Date (or such later date as the DIP Agent and the Requisite Lenders may agree in writing to the Borrowers), the Plan of Reorganization shall have become effective and Debtors shall have substantially consummated the transactions contemplated by the Plan of Reorganization and Confirmation Order.
“Monthly Estimate” has the meaning set forth in Section 5.19(f).
“Moody’s” means Moody’s Investors Service, Inc.
“Mortgage” means each mortgage or deed of trust and other security documents or instruments (including the DIP Orders) granting a Lien on any real property of the Credit Parties to secure the DIP Obligations, in each case, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of this Agreement and the other Loan Documents.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Cash Proceeds” means, with respect to any asset sale, transfer or other disposition or series of related asset sales, transfers or other dispositions, the positive difference, if any, of (a) the sum of cash and Cash Equivalents directly or indirectly received in connection with such transaction, but only as and when so received, minus (b) the sum of (i) if applicable, the principal amount of any Indebtedness that is secured by such asset (if any) and that is required to be repaid in connection with the sale thereof (other than the Loans) and (ii) the reasonable out-of-pocket expenses incurred by the Borrowers or their respective Subsidiaries in connection with such transaction (including reasonable broker’s fees or commissions, legal, investment, banking and accounting fees, and Taxes) paid within one year from the date such asset sale, transfer or disposition occurred.
“New Money Commitment” means, with respect to each Lender, such Lender’s New Money Interim Commitment and its New Money Final Commitment. “New Money Commitments” means the aggregate of all such New Money Commitments for all Lenders, and the aggregate amount of the New Money Commitments as of the Closing Date is $36,000,000.
“New Money Facility” means the new money term loan facility in a principal amount of up to $36,000,000 as set forth in Section 2.01(a).
“New Money Final Commitment” means, with respect to each Lender, the commitment of such Lender to make term loans to the Borrowers pursuant to Section 2.01(a)(ii) in an aggregate amount not to exceed the amount set forth opposite such Lender’s name under the caption “New Money Final Commitment” on Schedule 2.01, as such amount may be adjusted from to time pursuant to this Agreement. “New Money Final Commitments” means the aggregate of such New Money Final Commitments for all Lenders, and the aggregate amount of the New Money Final Commitments as of the Closing Date is $18,000,000.
“New Money Final Facility” means, collectively, the New Money Final Commitments and the New Money Final Loans.
“New Money Final Loan” has the meaning set forth in Section 2.01(a)(ii).
“New Money Interim Commitment” means, with respect to each Lender, the commitment of such Lender to make term loans to the Borrowers pursuant to Section 2.01(a)(i) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name under the caption “New Money Interim Commitment” on Schedule 2.01, as such amount may be adjusted from to time pursuant to this Agreement. “New Money Interim Commitments” means the aggregate of such New Money Interim Commitments for all Lenders, and the aggregate amount of the New Money Interim Commitments as of the Closing Date is $18,000,000.
“New Money Interim Facility” means, collectively, the New Money Interim Commitments and the New Money Interim Loans.
“New Money Interim Loan” has the meaning set forth in Section 2.01(a)(i).
“New Money Loans” means the New Money Final Loans and the New Money Interim Loans.
“Non-Primed Excepted Liens” means (x) valid, perfected and unavoidable Liens in existence as of the Petition Date in favor of third parties or (y) valid and unavoidable Liens in existence for amounts outstanding as of the Petition Date that are perfected after the Petition Date as permitted by Section 546(b) of the Bankruptcy Code, but in each case under the foregoing clause (x) and (y), only to the extent such valid, perfected and unavoidable liens are senior by operation of law in priority to the Prepetition Liens.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Oil and Gas Properties” means Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) that may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements, including production sharing contracts and agreements that relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and that may be produced and saved or attributable to the Hydrocarbon

Interests, including all oil in tanks, the lands covered thereby and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests; and all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.
“Operating Equipment” means all surface or subsurface machinery, equipment, facilities, supplies or other Property of whatsoever kind or nature now or hereafter located on any of the Property affected by the Oil and Gas Properties which are useful for the production, treatment, storage or transportation of Hydrocarbons, including all oil wells, gas wells, water wells, injection wells, casing, tubing, rods, pumping units and engines, christmas trees, derricks, separators, gun barrels, flow lines, pipelines, tanks, gas systems (for gathering, treating and compression), water systems (for treating, disposal and injection), supplies, derricks, wells, power plants, poles, cables, wires, meters, processing plants, compressors, dehydration units, lines, transformers, starters and controllers, machine shops, tools, storage yards and equipment stored therein, buildings and camps, telegraph, telephone and other communication systems, roads, loading racks, shipping facilities and all additions, substitutes and replacements for, and accessories and attachments to, any of the foregoing. Operating Equipment shall not include any items incorporated into realty or structures or improvements located therein or thereon in such a manner that they no longer remain personalty under the laws of the state in which such equipment is located.
“Operating Lease” means, as to any Person as determined in accordance with GAAP, any lease of Property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.
“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its bylaws, as amended, (b) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, (d) with respect to any limited liability company, its certificate of formation or articles of organization, as amended, and its limited liability company agreement or operating agreement, as amended, and (e) with respect to any other type of Person, any certificate, document or agreement comparable to any of the foregoing.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Loan Document, or having sold or assigned an interest in any Loan Document).
“Other Taxes” means any present or future stamp, court, documentary intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 2.17(b)).
“Participant” has the meaning set forth in Section 11.04(c).
“Participant Register” has the meaning assigned to such term in Section 11.04(c).
“Patriot Act” has the meaning set forth in Section 11.17.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Permit” means any approval, certificate of occupancy, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from any Governmental Authority, including without limitation, an Environmental Permit.
“Permitted Investments” means: (a) marketable securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States having maturities of not more than twelve (12) months from the date of acquisition; (b) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody 's at the time of acquisition, and in either case having a tenor of not more than twelve (12) months; (c) certificates of deposit, time deposits, or Eurodollar time deposits, having in each case a tenor of not more than twelve (12) months from the date of acquisition issued by any Lender or any U S. commercial bank or any branch or agency of a non-U S. commercial bank licensed to conduct business in the U S. having combined capital and surplus of not less than $500,000,000.00 and having a rating of "A" or better by a nationally recognized rating agency; (d) fully collateralized repurchase agreements with a term of not more than seven days for securities described in clause (a) above and entered into with a Lender, an Affiliate of a Lender or a financial institution satisfying the criteria described in clause (c) above; and (e) deposits in money market funds investing exclusively in Investments described in the foregoing clauses (a), (b), (c) and (d).
“Permitted Liens” means: (i) Liens for Taxes that are not delinquent or that are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (ii) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations that are not delinquent or that are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (iii) operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties or statutory landlord’s liens, including lessee or operator obligations under statutes, governmental regulations or instruments related to the ownership, exploration and production of oil, gas and minerals on private, state, federal or foreign lands or waters, each of which (x) is in respect of obligations that have not been outstanding more than 60 days, (y) that are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP, or (z) solely as to Liens in effect prior to the Closing Date, is of the type set forth in the Lienholder Motion; (iv) Liens that (a) arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements that are usual and customary in the oil and gas business and (b) are for claims that (x) are not delinquent, (y) are being contested in good faith by appropriate proceedings and as to which any Borrower or any Subsidiary thereof shall have set aside on its books such reserves as may be required pursuant to GAAP, or (z) solely as to Liens in effect prior to the Closing Date, is of the type set forth in the Lienholder Motion; provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by any Borrower or any Subsidiary thereof or materially impair the value of such Property, taken as a whole; (v) Liens reserved in oil and gas mineral leases, or created by statute, to secure royalty, net profits interests, bonus payments, rental payments or other payments out of or with respect to the production, transportation or processing of Hydrocarbons, and compliance with the terms of such Hydrocarbon Interests, provided that such Liens secure claims that (x) are not delinquent, (y) are being contested in good faith by appropriate proceedings and as to which the applicable Borrower or the applicable Subsidiary shall have set aside on its books such reserves as may be required pursuant to GAAP, or (z) solely as to Liens in effect prior to the Closing Date, is of the type set forth in the Lienholder Motion; (vi) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that (a) no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board, and (b) no such deposit account is intended by the Borrowers or any of their Subsidiaries to provide collateral to the depository institution; (vii) all other non-consensual defects in title (which might otherwise constitute Liens) arising in the ordinary course of any Borrower’s or its respective Subsidiary’s business or incidental to the ownership of their respective Properties; provided that no such Liens shall secure the payment of Indebtedness or shall, in the aggregate, materially detract from the value or marketability of the Property subject thereto or materially impair the use or operation thereof in the operation of the business of such Borrower or such Subsidiary; (viii) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of any Borrower or any Subsidiary thereof for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title of any Property that in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by any Borrower or any Subsidiary thereof or materially impair the value of such Property subject thereto; (ix) Liens on cash or securities pledged to secure performance of surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business; (x) judgment Liens not giving rise to an Event of Default, provided that (a) any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and (b) no action to enforce such Lien has been commenced; (xi) Non-Primed Excepted Liens; and (xii) Liens on cash or Cash Equivalents contained in any Excluded Account.
“Permitted Third Party Bank” shall mean any Lender (other than the DIP Agent) or Affiliate thereof with whom a Credit Party maintains an account.
“Permitted Variance” has the meaning set forth in Section 5.19.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Petition Date” has the meaning assigned to such term in the recitals hereto.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Sections 412 and 430 of the Code or Section 302 of ERISA, and in respect of which any Borrower, any Subsidiary thereof, any Guarantor or any ERISA Affiliate has any obligation or liability (contingent or otherwise).
“Plan of Reorganization” means a plan of reorganization that is prepared and distributed in accordance with the Bankruptcy Code, consistent in all respects with the terms of the RSA and otherwise in form and substance satisfactory to the DIP Agent and the Requisite Lenders.
“Prepetition Agent” means BOKF, NA dba Bank of Oklahoma, in its capacity as administrative agent under the Prepetition Credit Agreement, or any successor in such capacity.
“Prepetition Credit Agreement” shall mean the Credit Agreement dated as of September 13, 2011, among the Borrowers, the lenders parties thereto, and the Prepetition Agent, as amended, restated, supplemented or otherwise modified prior to the Petition Date.
“Prepetition Facility Loans” shall mean the “Loans” as defined in the Prepetition Credit Agreement.
“Prepetition Lenders” shall mean the “Lenders” as defined in the Prepetition Credit Agreement.
“Prepetition Letters of Credit” means each “Letter of Credit” (as defined in the Prepetition Credit Agreement) issued and outstanding under the Prepetition Credit Agreement.
“Prepetition Liens” shall mean the Liens securing the Prepetition Secured Obligations.
“Prepetition Secured Obligations” means the “Secured Obligations” as defined in the Prepetition Security Instruments.
“Prepetition Secured Facilities” shall mean (i) the credit facility extended by the Prepetition Lenders to the Borrowers under the Prepetition Credit Agreement, and (ii) the Financial Contracts (as defined in the Prepetition Credit Agreement) with the Lender Counterparties (as defined in the Prepetition Credit Agreement).
“Prepetition Secured Parties” shall mean the holders of Prepetition Secured Obligations.
“Prepetition Security Instruments” means the “Security Instruments” as defined in the Prepetition Credit Agreement.
“Prime Rate” means, as of any date, the annual rate published in the “Bonds, Rates and Yields” column of The Wall Street Journal (Southwest Edition) as the prime rate, which rate will not necessarily be the “best” or lowest rate quoted or used from time to time by a Lender or the Lenders. Borrowers acknowledge and agree that the Lenders may make loans based on other rates or indices as well. Should that reference to such prime rate become unavailable during the term of the Loans or should The Wall Street Journal otherwise cease to publish or quote a prime or base rate, or should The Wall Street Journal be merged, consolidated, liquidated or dissolved in a manner that it loses its separate identity, then the

Prime Rate will be a substitute index reasonably selected and designated by the DIP Agent following notice to the Company. Any change in the Prime Rate shall be effective as of the date of the change but the Prime Rate will not change more often than once each day.
“Professional Fees” means attorneys’ fees and the fees of any other professionals payable by the Credit Parties.
“Professionals” has the meaning assigned to such term in the applicable DIP Order.
“Property” of a Person means any and all property, whether real, personal, tangible, intangible or mixed, of such Person, or other assets owned, leased or operated by such Person.
“Proved Hydrocarbon Interests” means, collectively, (i) all Hydrocarbon Interests which constitute “proved developed producing” reserves, (ii) all Hydrocarbon Interests which constitute “proved developed non-producing” reserves (including, without limitation, those reserves consisting of proved developed behind pipe oil and gas reserves), and (iii) all Hydrocarbon Interests which constitute “proved undeveloped” reserves; as all such quoted terms used within this definition are themselves more particularly defined within the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time of question.
“QFC Credit Support” has the meaning assigned to such term in Section 11.18.
“Qualified ECP Obligor” means, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant guaranty obligation or other liability or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.
“Recipient” means, as applicable, (a) the DIP Agent, and (b) any Lender.
“Redemption” means the repurchase, redemption, prepayment, repayment or defeasance (or the segregation of funds with respect to any of the foregoing) of the Senior Notes. “Redeem” has the correlative meaning thereto.
“Refinanced Loan” has the meaning set forth in Section 2.01(b).
“Register” has the meaning set forth in Section 11.04(b)(iv).
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Reimbursement Obligations” means all outstanding matured reimbursement or repayment obligations payable to any Issuer with respect to amounts drawn under Letters of Credit.

“Remedies Notice” has the meaning set forth in Section 7.02.
“Replacement Rate” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the DIP Agent and the Borrowers giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBO Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the LIBO Rate as so determined would be less than 1.00%, the LIBO Rate will be deemed to be 1.00% for the purposes of this Agreement.
“Requisite Lenders” means at any time, Lenders having Exposure and unused Commitments representing at least a majority of the sum of all Exposure outstanding and unused Commitments at such time; provided that the Commitments and Exposure of any Defaulting Lender shall be excluded for purposes of making a determination of Requisite Lenders.
“Reserve Report” means either an Independent Reserve Report or an Internal Reserve Report.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in any Borrower or any Subsidiary, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in any Borrower or any Subsidiary, or any option, warrant or other right to acquire any Equity Interests in any Borrower or any Subsidiary.
“Roll-Up Lender” has the meaning assigned to such term in Section 2.01(b).
“Rolled-Up Additional Obligations” means (i) with respect to the Prepetition Facility Loans, any interest and fees due in respect thereof, and (ii) with respect to the Prepetition Letters of Credit, any interest and fees due in respect thereof or reimbursement obligations due in respect of unpaid drawings thereunder, in each case as of the Final DIP Order Date or the Interim DIP Order Date, as applicable.
“RSA” means the Restructuring Support Agreement dated as of May 22, 2020, among the Borrowers, certain Affiliates thereof named therein, the DIP Agent, the Lenders, the Prepetition Agent, the Prepetition Lenders party thereto, the consenting Senior Noteholders party thereto and the other consenting parties thereto, and all annexes, attachments and exhibits thereto, as amended in accordance with the terms thereof.
“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation.
“Safe Harbor Provisions” means sections 362(b)(6) and (17), and sections 546(e) and (g), 555, 556, 559, 560, 561 and 562 of the United States Bankruptcy Code.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, Global Affairs Canada or other relevant sanctions authority.
“Sanctioned Country” means at any time, a country or territory which is itself the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any vessel or Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any EU member state, the United Kingdom or Canada, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b).
“Satisfaction Date” has the meaning assigned to such term in the Interim Order or the Final DIP Order then in effect.
“Security Agreement” means the terms set forth in Article X.
“Scheduled Maturity Date” means the date that is four (4) months after the Petition Date; provided that the Scheduled Maturity Date may be extended, at the request of the Borrowers, to a date that is up to six (6) months after the Petition Date with the prior written consent of the DIP Agent and the Requisite Lenders.
“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.
“Securities Account” has the meaning assigned to such term in UCC.
“Senior Notes” means, collectively, (a) the 6.625% Senior Subordinated Notes due 2021 in an initial, aggregate principal amount of $250,000,000, and (b) the 6.625% Senior Subordinated Notes due 2021 in an initial, aggregate principal amount of $400,000,000, in each case issued pursuant to the Senior Notes Indenture.
“Senior Notes Documents” means, as applicable, both individually and collectively any Senior Notes and the Senior Notes Indenture.
“Senior Noteholders” means, collectively, the holders of either series of Senior Notes at any given time.
“Senior Notes Indenture” means that certain Indenture, dated as of May 18, 2011, among the Company, the Subsidiaries party thereto as guarantors, and Wilmington Trust FSB, as trustee, as amended, restated, supplemented or otherwise modified prior to the Closing Date.
“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s Website.
“Stated Rate” has the meaning assigned to such term in Section 11.13.
“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent. Unless otherwise expressly provided, all references herein to a “Subsidiary”

shall mean a Subsidiary of any Credit Party. For the avoidance of doubt, none of (a) Superior Pipeline Company, L.L.C., a Delaware limited liability company, (b) SPC Midstream Operating, L.L.C., or (c) any Subsidiary of the foregoing will be considered a “Subsidiary” of any Borrower, except that SPC Midstream Operating, L.L.C. and each Subsidiary thereof will be considered a “Subsidiary” solely for purposes of Sections 3.06, 3.07, 3.09, 3.30, 5.04, 5.07, 5.08, 5.09, and 5.17.
“Supermajority Lenders” means at any time, Lenders having Exposure and unused Commitments representing at least 66 2/3% of the sum of all Exposure outstanding and unused Commitments at such time; provided that the Commitments and Exposure of any Defaulting Lender shall be excluded for purposes of making a determination of Supermajority Lenders.
“Supported QFC” has the meaning assigned to such term in Section 11.18.
“Swap Agreement” means any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act or any other agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrowers or the Subsidiaries shall be a Swap Agreement.
“Swap Obligation” means, with respect to any Debtor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap Agreement.
“Synthetic Leases” means, in respect of any Person, all leases that shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 85% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Threshold Amount” means $2,500,000.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.
“Unadjusted Replacement Rate” means the Replacement Rate excluding the Benchmark Replacement Adjustment.

“Unused New Money Commitment” means, with respect to each Lender at any time, such Lender’s New Money Commitment at such time, minus the amount of New Money Loans funded prior to such time by such Lender.
“Unused New Money Interim Commitment” means, with respect to each Lender at any time, such Lender’s New Money Interim Commitment at such time, minus the amount of New Money Interim Loans funded prior to such time by such Lender.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 11.18.
“U.S. Tax Certificate” has the meaning assigned to such term in Section 2.15(f)(ii)(B)(3).
“UCC” shall mean the Uniform Commercial Code as the same may be in force and effect from time to time, including as hereafter modified or re-enacted, in the State of Delaware, or in the State of Oklahoma, or in any one or more of any other jurisdictions in which any of the Property or other Collateral securing the DIP Obligations, or any portion of any of the foregoing, is now or hereafter situated, as applicable.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Weekly Test Date” means Wednesday of each calendar week, commencing on June 3, 2020.
“Withholding Agent” means the Credit Parties and the DIP Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan” or “ABR Loan”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (f) any definition or reference to any applicable law, including, without limitation, the Code, the Commodity Exchange Act, ERISA, the Exchange Act, the PATRIOT Act, the Securities Act of 1933, the Uniform Commercial Code, the Investment Company Act of 1940, the Interstate Commerce Act, the Trading with the Enemy Act of the United States or any of the foreign assets control regulations of the United States Treasury Department, shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such applicable law.

SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the DIP Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the DIP Agent notifies the Company that the Requisite Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Borrower or any Subsidiary at “fair value”, as defined therein. Notwithstanding the foregoing or any other provision contained herein or any other Loan Document, any lease that would have been characterized, classified or reclassified as an operating lease in accordance with GAAP prior to the date of the Borrowers’ adoption of ASC 842 (and related interpretations) (whether or not such lease was in effect on such date) shall be deemed not to constitute a Capital Lease, and any such lease shall be, for all purposes of this Agreement and the other Loan Documents, treated as though it were reflected on the Company’s consolidated financial statements in the same manner as an Operating Lease would have been reflected prior to the Company’s adoption of ASC 842.

SECTION 1.05. Rates. The DIP Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBO Rate” or with respect to any rate that is an alternative or replacement for or successor to any such rate (including, without limitation, any Replacement Rate) or the effect of any of the foregoing, or of any Benchmark Replacement Conforming Changes.

SECTION 1.06. Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the application therefor (at the time specified therefor in such applicable Letter of Credit or application and as such amount may be reduced by (a) any permanent reduction of such Letter of Credit or (b) any amount which is drawn, reimbursed and no longer available under such Letter of Credit).
SECTION 1.07. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
ARTICLE II
THE CREDITS
SECTION 2.01. New Money Term Commitments.
(a)Subject to the terms and conditions of this Agreement and the DIP Orders and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make New Money Loans to the Borrowers during the Availability Period; provided, however, that the aggregate principal amount of all New Money Loans actually funded by such Lender shall not exceed such Lender’s New Money Commitment, and the aggregate amount of all Loans funded by the Lenders shall not exceed the New Money Commitments:
(i)New Money Interim Loans. Subject to satisfaction of the conditions set forth in Section 4.01, in multiple Borrowings from time to time during the period following the Interim Order Date until the Final DIP Order Date and not to exceed the New Money Interim Commitments (collectively the “New Money Interim Loans” and each a “New Money Interim Loan”), and the amount of each such Borrowing of a New Money Interim Loan shall not exceed the least of (A) the aggregate Unused New Money Interim Commitments as of such Borrowing date, (B) the maximum amount that (if funded) would permit the Borrowers to be in pro forma compliance with Section 4.03(f), and (C) the aggregate amount of undrawn New Money Loans permitted to be drawn as of such date under the then-applicable Approved Budget (it being agreed that after giving effect to any Borrowing of New Money Interim Loans, the aggregate amount of all New Money Interim Loans funded by the Lenders shall not exceed the New Money Interim Commitments). The amount of each Lender’s New Money Interim Loan made as part of a Borrowing pursuant to this clause (a)(i) shall equal its Applicable Percentage of such Borrowing.
(ii)New Money Final Loans. Subject to satisfaction of the conditions set forth in Section 4.02, in multiple Borrowings from time to time during the period following the Final DIP Order Date through the end of the Availability Period and not to exceed the New Money Final Commitments plus any unfunded portion of the New Money Interim Commitments (collectively the “New Money Final Loans” and each a “New Money Final Loan”), and the amount of each such Borrowing of a New Money Final Loan shall not exceed the least of (A) the aggregate Unused New Money Commitments as of such Borrowing date, (B) the maximum amount that (if funded) would permit the Borrowers to be in pro forma compliance with Section 4.03(f), and (C) the aggregate amount of undrawn New Money Loans permitted to be drawn as of such date under the then-applicable Approved Budget (it being agreed that after giving effect to any Borrowing of New Money Interim Loans and New Money Final Loans, the aggregate amount of all Loans funded by the Lenders shall not exceed the New Money Commitments). The amount of each Lender’s New Money Final Loan made as part of a Borrowing pursuant to this clause (a)(ii) shall equal its Applicable Percentage of such Borrowing.

(b)Subject to the terms and conditions of this Agreement and any order of the Bankruptcy Court (including the DIP Orders) and relying upon the representations and warranties herein set forth, the Lenders that are Prepetition Lenders (each, a “Roll-Up Lender”, and collectively the “Roll-Up Lenders”) agree, severally and not jointly, that (i) on the Interim DIP Order Date (A) $8,000,000 of the Prepetition Facility Loans held by the Roll-Up Lenders as of the Petition Date and (B) the Rolled-Up Additional Obligations due in respect of such portion of the Prepetition Facility Loans to the Roll-Up Lenders as of the Petition Date shall be deemed exchanged for, repaid by and converted into term loans to the Borrowers hereunder (the “Initial Refinanced Loans”), in each case on a dollar-for-dollar basis, which exchange and conversion (for the avoidance of doubt) shall not constitute a novation and (ii) on the Final DIP Order Date (A) $88,000,000 of the Prepetition Facility Loans held by the Roll-Up Lenders as of the Petition Date after giving effect to the roll-up set forth in clause (i) and (B) the Rolled-Up Additional Obligations due in respect of such portion of the Prepetition Facility Loans described in this clause (ii) to the Roll-Up Lenders, shall be deemed exchanged for, repaid by and converted into term loans to the Borrowers hereunder (the “Final Refinanced Loans”, and together with the Initial Refinanced Loans, the “Refinanced Loans”), in each case on a dollar-for-dollar basis, which exchange and conversion (for the avoidance of doubt) shall not constitute a novation. Subject to the terms and conditions set forth herein and in the DIP Orders, and without any further action by any party to this Agreement, each Roll-Up Lender’s Refinanced Loans shall, on the Interim DIP Order Date or Final DIP Order Date, as applicable, be deemed to be Loans and administered hereunder. For the avoidance of doubt, until such Refinanced Loans are deemed to be Loans hereunder and approved by the DIP Orders, such portions of the Prepetition Facility Loans described in clauses (i) and (ii) above and Rolled-Up Additional Obligations due in respect thereof to each Roll-Up Term Lender shall continue to be secured by and entitled to the benefits of all Liens created and arising under the Prepetition Security Instruments, which Liens shall remain in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, and having the same perfected status and priority until the Satisfaction Date. The amount of Refinanced Loans indefeasibly deemed to be Loans hereunder and approved by the DIP Orders shall be allocated on a pro rata basis to the Roll-Up Lenders. The Refinanced Loans shall jointly constitute a single, fungible tranche of Loans hereunder and under the other Loan Documents and a single credit facility hereunder. For the avoidance of doubt, such tranche shall be separate and distinct from the single, fungible tranche of Loans consisting of the New Money Loans (which shall constitute a separate credit facility hereunder).
SECTION 2.02. Loans and Borrowings.
(a)Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)Subject to Section 2.12, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrowers may request in accordance herewith. Each Lender at its option may, subject to Section 2.17(a), make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.
(c)At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than

$500,000, or such other amount as is required to comply with the provisions of Section 2.01(b). At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $100,000, or such other amount as is required to comply with the provisions of Section 2.01(b). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of four Eurodollar Borrowings outstanding.
Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
SECTION 2.03. Requests for Borrowings. To request a Borrowing for New Money Loans, the Company, as the designated borrowing agent on behalf of all of the Borrowers, shall notify the DIP Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, Tulsa time three business Days (or such shorter time period as agreed to by the DIP Agent in its reasonable discretion) before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, Tulsa time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the DIP Agent of a written Borrowing Request in a form approved by the DIP Agent and signed by the Company. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i) the aggregate amount of the requested Borrowing;
(ii) the date of such Borrowing, which shall be a Business Day;
(iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;
(iv) the aggregate amount of all New Money Loans (without regard to the requested Borrowing) of all Lenders and the aggregate amount of all New Money Loans (giving effect to the requested Borrowing) of all Lenders; and
(v) remittance instructions, which shall comply with the requirements of Section 2.05.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. Promptly following receipt of a Borrowing Request in accordance with this Section, the DIP Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
SECTION 2.04. Letters of Credit.
(a)On the terms and subject to the conditions contained in this Agreement and the DIP Orders, on the Final DIP Order Date (i) the Prepetition Letters of Credit shall be rolled up and deemed to have been issued under the Letter of Credit Facility pursuant to, and shall constitute Letters of Credit for all purposes under, this Agreement and (ii) all Rolled-Up Additional Obligations due with respect to the Prepetition Letters of Credit as of the Final Dip Order Date shall be rolled up and deemed to be accrued Obligations under this Agreement and shall be due and payable on the next applicable payment date for such type of Obligation hereunder. For the avoidance of doubt, until any Prepetition Letters of Credit have been deemed Letters of Credit hereunder and approved by the DIP Orders, the Prepetition Letters of Credit and the amount set forth in the foregoing clause (ii) shall continue to be secured by and entitled to the benefits of all Liens created and arising under the Prepetition Security Instruments, which Liens shall remain in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, and having the same perfected status and priority until the Satisfaction Date. No Issuer or Lender shall have any obligation to issue any additional letters of credit, or fund any participations in respect thereof, under this Agreement other than any replacement, renewal, refinancing, or amendment of any Prepetition Letters of Credit deemed issued hereunder following the Final DIP Order Date in accordance with the terms and conditions hereof. For the avoidance of doubt, nothing herein shall prejudice the Borrowers’ rights to extend, renew or refinance any Prepetition Letters of Credit deemed issued hereunder following the Final DIP Order Date, subject to the terms and conditions hereof.
(b)Effective immediately upon the deemed issuance of the Letters of Credit set forth in clause (a) above, each Issuer shall be deemed to have sold and transferred to each Lender and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender’s Applicable Percentage in such Letter of Credit and the obligations of the Borrowers with respect thereto (including all Letter of Credit Obligations with respect thereto) and any security therefor and guaranty pertaining thereto.
(c)Each Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, from time to time on any Business Day during the period from the Final DIP Order Date until the Maturity Date, to amend, renew, replace, refinance or extend the Expiration Date of the Letters of Credit, provided that no Letter of Credit will be amended, renewed, replaced, refinanced or extended:
(i) if such amendment, renewal, replacement, refinancing or extension would cause the Letter of Credit Exposure to exceed the Letter of Credit Commitment;
(ii) unless such Letter of Credit has an Expiration Date not later than 12 months after its extension; provided that (1) if the Letter of Credit Commitments are terminated in whole pursuant to Section 2.07, the Borrowers shall either (A) deposit into the Cash Collateral Account cash in an amount equal to 105% of the Letter of Credit Exposure for the Letters of Credit which have an expiry date beyond the date the Commitments are terminated or (B) provide a replacement letter of credit (or other security) reasonably acceptable to the Administrative Agent and the applicable Issuer in an amount equal to 105% of the Letter of Credit Exposure for such Letters of Credit which have an expiry date beyond the date the Commitments are terminated, and (2) any such Letter of Credit with a one-year tenor may expressly provide for an automatic extension of one additional year so long as such Letter of Credit expressly allows the applicable Issuer, at its sole discretion, to elect not to provide such extension within the time periods agreed to in the applicable Letter of Credit;
(iii) unless such Letter of Credit is a standby letter of credit not supporting the repayment of indebtedness for borrowed money of any Person;
(iv) unless such Letter of Credit is in form and substance acceptable to the applicable Issuer in its sole discretion;
(v) unless the applicable Borrower has delivered to the applicable Issuer a completed and executed Letter of Credit Application and/or other documentation required in connection with such amendment, renewal, replacement, refinancing or extension;
(vi) unless such Letter of Credit is governed by (A) the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce

Publication No. 600, or (B) the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, in either case, including any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the applicable Issuer;
(vii) if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the applicable Issuer from amending, replacing, renewing, refinancing, or extending such Letter of Credit, or any legal requirement applicable to the applicable Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the amendment, renewal, replacement, refinancing or extension of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuer is not otherwise compensated hereunder) not in effect on the date hereof, or shall impose upon such Issuer any unreimbursed loss, cost or expense which was not applicable on the date hereof and which such Issuer deems material to it;
(viii) if the amendment, renewal, replacement, refinancing or extension of such Letter of Credit would violate one or more policies of the applicable Issuer applicable to letters of credit generally;
(ix) if such Letter of Credit is to be denominated in a currency other than Dollars;
(x) if such Letter of Credit supports the obligations of any Person in respect of (x) a lease of real property, or (y) an employment contract if the applicable Issuer reasonably determines that the applicable Borrower’s obligation to reimburse any draws under such Letter of Credit may be limited; or
(xi) any Lender is at such time a Defaulting Lender hereunder, unless such Defaulting Lender’s Fronting Exposure as to Letters of Credit has been fully reallocated or Cash Collateralized pursuant to Section 2.19 below or the applicable Issuer has entered into other satisfactory arrangements with the Borrowers or such Lender to eliminate such Issuer’s risk with respect to such Lender.
(xii) the conditions set forth in Section 4.03 are not satisfied.
(d)A Letter of Credit shall be amended, renewed, replaced, refinanced or extended pursuant to a Letter of Credit Application given by the applicable Borrower to the Administrative Agent and the applicable Issuer by facsimile, electronic mail or other writing not later than 11:00 a.m. (Tulsa time) at least one Business Day before the proposed date of amendment, renewal, replacement, refinancing or extension for the Letter of Credit. Each Letter of Credit Application shall be fully completed and shall specify the information required therein. Each Letter of Credit Application shall be irrevocable and binding on the applicable Borrower.
(e)The Borrowers jointly and severally agree to pay to the Issuer of any Letter of Credit the amount of all Reimbursement Obligations owing to such Issuer in respect of any Letter of Credit in Dollars on the date that the Borrowers receive notice from such Issuer (or if such notice is not received prior to 1:00 p.m. Tulsa time on any Business Day, then no later than the next succeeding Business Day) that payment has been made under such Letter of Credit, irrespective of any claim, set-off, defense or other right that any Borrower may have at any time against such Issuer or any other Person.

(f)If any Issuer makes any payment under any Letter of Credit and a Borrower shall not have repaid such amount to such Issuer pursuant to the foregoing clause (e) or any such payment in respect thereof is rescinded or set aside for any reason, such Reimbursement Obligation shall be immediately due and payable with interest thereon computed at the rate of interest per annum equal to the rate of interest applicable during such period to Loans that are Eurodollar Loans plus 2.50%, and such Issuer shall promptly notify the DIP Agent, and the DIP Agent shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the DIP Agent for the account of such Issuer the amount of such Lender’s Applicable Percentage in Dollars and in immediately available funds. If the DIP Agent so notifies such Lender prior to 1:00 p.m. Tulsa time on any Business Day, such Lender shall make available to the DIP Agent for the account of such Issuer its Applicable Percentage of the amount of such payment on such Business Day in immediately available funds as set forth in the immediately preceding sentence (or, if such notice is not received prior to 1:00 p.m. Tulsa time on any Business Day, then no later than the next succeeding Business Day). Whenever any Issuer receives from a Borrower a payment of a Reimbursement Obligation as to which the DIP Agent has received for the account of such Issuer any payment from a Lender pursuant to this clause (f), such Issuer shall pay to the DIP Agent and the DIP Agent shall promptly pay to such Lender in immediately available funds, an amount equal to such Lender’s Applicable Percentage of the amount of such payment adjusted, if necessary, to reflect the respective amounts the Lenders have paid in respect of such Reimbursement Obligation.
(g)Each Borrower’s obligation to pay each Reimbursement Obligation and the obligations of the applicable Lenders to make payments to the DIP Agent for the account of the applicable Issuers with respect to Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, including the occurrence of any Default or Event of Default, and irrespective of any of the following:
(i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;
(ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;
(iii) the existence of any claim, set-off, defense or other right that any Borrower, any other party guaranteeing, or otherwise obligated with, any Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, any Issuer, the DIP Agent, any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;
(iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
(v) payment by the Issuer under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; or
(vi) any other act or omission to act or delay of any kind of the Issuer, the Lenders, the DIP Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.04, constitute a legal or equitable discharge of a Borrower’s obligations hereunder.

Any action taken or omitted to be taken by the relevant Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put such Issuer under any resulting liability to a Borrower or any Lender. In determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, the Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit, the Issuer may rely exclusively on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever. Any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in any case, be deemed not to constitute willful misconduct or gross negligence of the Issuer. Notwithstanding the foregoing, nothing in this clause (g) shall be deemed to release any Issuer from liability with respect to its gross negligence or willful misconduct.
(h)If and to the extent any Lender shall not have so made its Applicable Percentage of the amount of the payment required by clause (f) above available to the DIP Agent for the account of an Issuer, such Lender agrees to pay to the DIP Agent for the account of such Issuer forthwith on demand any amount so unpaid together with interest thereon, for the first Business Day after payment was first due at the Federal Funds Effective Rate, and thereafter until such amount is repaid to the DIP Agent for the account of such Issuer, at the rate per annum applicable to Eurodollar Loans. The failure of any Lender to make available to the DIP Agent for the account of an Issuer its Applicable Percentage of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the DIP Agent for the account of such Issuer its Applicable Percentage of any payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the DIP Agent for the account of the Issuer such other Lender’s Applicable Percentage of any such payment.
(i)The Borrowers shall furnish the DIP Agent with (i) a copy of each Letter of Credit promptly upon the renewal, replacement, refinancing or extension of such Letter of Credit and (ii) a copy of any amendment to such Letter of Credit promptly upon the effectiveness of such amendment.
(j)The rules of the ISP shall apply to each standby Letter of Credit, and the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of Issuance shall apply to each commercial Letter of Credit.
(k)If (i) any Event of Default shall occur and be continuing and the Company receives notice from the DIP Agent or the Requisite Lenders demanding the deposit of cash collateral pursuant to this Section 2.04(k), (ii) the Borrowers are required to pay to the DIP Agent the excess attributable to the Letter of Credit Exposure in connection with any prepayment pursuant to Section 2.09(a), or (iii) the Borrowers are required to cash collateralize a Defaulting Lender’s Letter of Credit Exposure pursuant to Section 2.18(a), then the Borrowers shall pledge and deposit with or deliver to the DIP Agent (as a first priority, perfected security interest), for the benefit of the Issuers, at a location and pursuant to documentation in form and substance satisfactory to the DIP Agent, an amount in cash in dollars equal to such Letter of Credit Exposure or excess attributable to such Letter of Credit Exposure, as the case may be, as of such date plus any accrued and unpaid interest thereon. The Borrowers hereby grants to the DIP Agent, for the benefit of each Issuer and the Lenders, an exclusive first priority and continuing perfected security interest in and Lien on such account and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in such account, all deposits or wire transfers made thereto, any and all investments purchased with funds deposited in such account, all interest, dividends, cash, instruments, financial assets and other Property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing, and all proceeds, products, accessions, rents, profits, income and benefits therefrom, and any substitutions and replacements therefor. The Borrowers’ obligations to deposit amounts pursuant to this Section 2.04(k) shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which any Debtor may now or hereafter have against any such beneficiary, any Issuer, the DIP Agent, the Lenders or any other Person for any reason whatsoever. Such deposit shall be held as collateral securing the payment and performance of any Borrower’s and any Guarantor’s obligations under this Agreement and the other Loan Documents. The DIP Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account; provided that investments of funds in such account in investments permitted by clause (a) or (c) under “Permitted Investments” may be made at the option of the Borrowers at their direction, risk and expense. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the DIP Agent to reimburse, on a pro rata basis, each Issuer for Reimbursement Obligations and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the Letter of Credit Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrowers and the Guarantors, if any, under this Agreement or the other Loan Documents. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence and continuance of an Event of Default or pursuant to Section 2.19 as a result of a Defaulting Lender, and the Borrowers are not otherwise required to pay to the DIP Agent the excess attributable to a Letter of Credit Exposure in connection with any prepayment pursuant to Section 2.09(a), then such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three (3) Business Days after all Events of Default have been cured or waived or the events giving rise to such cash collateralization pursuant to Section 2.19 have been satisfied or resolved.
SECTION 2.05. Funding of Borrowings.
(a)Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., Tulsa time, to the account of the DIP Agent most recently designated by it for such purpose by notice to the Lenders. The DIP Agent will make such Loans available to the Borrowers by promptly crediting the amounts so received, in like funds, to an account of the Borrowers maintained with the DIP Agent designated by the Borrowers in the applicable Borrowing Request.
(b)Unless the DIP Agent shall have received written notice from a Lender prior to the proposed date of any Eurodollar Borrowing or prior to 1:00 p.m., Tulsa time, on the date any proposed ABR Borrowing, as applicable, that such Lender will not make available to the DIP Agent such Lender’s share of such Borrowing, the DIP Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the DIP Agent, then the applicable Lender and the Borrowers severally agree to pay to the DIP Agent forthwith within two (2) Business Days after demand therefor such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the DIP Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the DIP Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the

Borrowers, the interest rate applicable to ABR Loans. If such Lender pays such amount to the DIP Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
SECTION 2.06. Interest Elections.
(a)Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request. Thereafter, the Borrowers may elect to convert such Borrowing to a different Type or to continue such Borrowing as provided in this Section. The Borrowers may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)To make an election pursuant to this Section, the Company, as the designated borrowing agent on behalf of all of the Borrowers, shall notify the DIP Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrowers were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the DIP Agent of a written Interest Election Request in a form approved by the DIP Agent and signed by the Company.
(c)Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (ii) and (iii) below shall be specified for each resulting Borrowing);
(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; and
(iii) with respect to any Borrowing, whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing.
(d)Promptly following receipt of an Interest Election Request, the DIP Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)If the Company fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the DIP Agent, at the request of the Requisite Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
SECTION 2.07. Termination and Reduction of Commitments.
(a)Unless previously terminated, each Lender’s Commitment shall reduce on the date of each Borrowing by an amount equal to the Loan made by such Lender as part of such Borrowing and shall terminate on the Maturity Date.

(b)The Borrowers may at any time terminate, or at any time prior to the date the Loans are funded, reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrowers shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.09, the outstanding principal amount of the Loans would exceed the total Commitments, as so reduced.
(c)The Company shall notify the DIP Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least one (1) Business Day prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the DIP Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrowers pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrowers may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrowers (by notice to the DIP Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.
SECTION 2.08. Repayment of Loans; Evidence of Debt.
(a)The Borrowers hereby unconditionally promise to pay to the DIP Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.
(b)The Borrowers hereby unconditionally promise to pay to the DIP Agent for the account of each Lender the entire unpaid principal amount of the Reimbursement Obligations on the Maturity Date,
(c)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(d)The DIP Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the DIP Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(e)The entries made in the accounts maintained pursuant to paragraphs (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein absent manifest error; provided that the failure of any Lender or the DIP Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.
(f)Any Lender may request that Loans made by it be evidenced by a promissory note in the form of Exhibit D. In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the DIP Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to

Section 11.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if requested by such payee, to such payee and its registered assigns).
SECTION 2.09. Prepayment of Loans.
(a)Mandatory Prepayments. The Borrowers shall prepay the outstanding principal amount of the Loans and provide cash collateral to secure the Letter of Credit Obligations in the manner set forth in clause (c) below:
(i) in an amount equal to 100% of the Net Cash Proceeds received by any Credit Party from asset sales or series of related asset sales (other than (w) Net Cash Proceeds in an amount not to exceed $250,000 in the aggregate since the date hereof, (x) ordinary course sales of Hydrocarbons, (y) asset sales between Credit Parties and (z) proceeds received and used substantially concurrently with such receipt in accordance with Section 6.13(c)) within one Business Day after receipt of such Net Cash Proceeds;
(ii) in an amount equal to 100% of insurance and condemnation proceeds (net of any actual and reasonable documented costs incurred by any Borrower or any of its respective Subsidiaries in connection with the adjustment or settlement of any claims of such Borrower or such Subsidiary in respect thereof) received by any Credit Party (other than proceeds in an amount not to exceed $250,000 in the aggregate since the date hereof) within one Business Day after receipt of such proceeds;
(iii) in an amount equal to 100% of cash proceeds (net of any actual and reasonable documented costs incurred by any Borrower or any of its respective Subsidiaries in connection with such issuance, including without limitation attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection with such issuance) received by any Credit Party from the issuance of any post-petition Indebtedness (other than Indebtedness permitted under Section 6.01) or Equity Interests (other than any issuance or sale of the Equity Interests of a Subsidiary to its parent entity or another Credit Party) by any Credit Party within one Business Day after receipt of such net cash proceeds;
(iv) in an amount equal to 100% of the proceeds resulting from the termination, liquidation or unwinding of any Swap Agreement within one Business Day after receipt of such proceeds; and
(v) if on any Business Day the Consolidated Cash Balance exceeds $10,000,000 (the amount of such excess being referred to as the “Excess Cash”), then, within two (2) Business Days of any such date, the Borrowers shall prepay the Loans in an amount equal to the amount of all such Excess Cash. Concurrently with the making of such prepayment the Borrowers shall furnish to the DIP Agent a report in reasonable detail (in form and substance reasonably acceptable to DIP Agent) setting forth the computation of Excess Cash on such Business Day.
Amounts required to be cash-collateralized under this Section 2.09(a) are in addition to any other cash-collateral requirement hereunder, and no such other obligation shall be satisfied by deposits made pursuant to this Section 2.09(a).
(b) Optional Prepayment of Loans. The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty, but subject to the requirements of Section 2.07(b) and Section 2.14. The Company shall notify the DIP Agent by telephone

(confirmed by telecopy) of any optional prepayment (i) in the case of a Eurodollar Borrowing, not later than 12:00 noon, Tulsa time, three Business Days before the date of prepayment or (ii) in the case of prepayment of any ABR Borrowings, not later than 12:00 noon Tulsa time, on the date of such prepayment. Such notice shall be irrevocable and shall specify the prepayment date and the principal amount of the Borrowings or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07(c). Promptly following receipt of any such notice of prepayment, the DIP Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowings shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11 and any amount payable under Section 2.14.
(c) Application of Proceeds of Prepayments. Prepayments made in accordance with clause (a) or (b) of this Section shall be applied in the following order: first, at all times, to the prepayment of the outstanding principal amount of the Loans and any other amounts then due and payable under this Agreement until paid in full, second, at all times, to cash collateralize the remaining Letter of Credit Obligations then outstanding under this Agreement in full; and third, at any time after the Final DIP Order Date, to the outstanding Prepetition Secured Obligations in the order specified in the Prepetition Credit Agreement, until paid in full. Each prepayment of the Loans under this Section shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.
SECTION 2.10. Fees.
(a)Commitment Fees.
(i) The Borrowers agree to pay to the DIP Agent, for the account of each Lender, an upfront fee in an amount equal to such Lender’s pro rata share of the Commitment Fee Amount, which upfront fees shall be earned and due and payable on the Closing Date. “Commitment Fee Amount” means $990,000.
(ii) Subject to the provisions of Section 2.19, the Borrowers agree to pay to the DIP Agent, for the account of each Lender (excluding any Defaulting Lenders), an unused commitment fee (the “Unused Commitment Fee”) equal to 1.00% multiplied by the daily average of (i) prior to entry of the Final DIP Order, each such Lender’s Unused New Money Interim Commitment and (ii) after entry of the Final DIP Order, each such Lender’s Unused New Money Commitment. Such Unused Commitment Fee shall be calculated on the basis of a year consisting of 365 days (or 366 days in a leap year) and shall be payable in arrears on the last day of each calendar month and on the Maturity Date for any period then ending for which the Unused Commitment Fee shall not have been previously paid. In the event the Commitments terminate on any date other than the last day of a calendar month, the Borrowers agree to pay to the DIP Agent, for the account of each Lender (excluding any Defaulting Lenders), on the date of such termination, each such Lender’s Unused Commitment Fee due for the period from the last day of the immediately preceding calendar month to the date such termination occurs.
(b)Letter of Credit Fees. The Borrowers jointly and severally agree to pay the following amounts with respect to the Letters of Credit deemed issued hereunder:
(i) to the DIP Agent for the account of each Issuer of a Letter of Credit, with respect to each Letter of Credit issued by such Issuer, an issuance fee of 0.145% per annum (“Fronting

Fees”) of the daily maximum amount available to be drawn under such Letter of Credit, payable in arrears (A) on the first Business Day following the end of each calendar month (B) on the Maturity Date;
(ii) to the DIP Agent for the account and ratable benefit of the Lenders, with respect to each Letter of Credit, a fee (the “Letter of Credit Participation Fee”) accruing at a rate per annum equal to 6.50% on the daily maximum amount available to be drawn under such Letter of Credit payable in arrears (x) on the first Business Day following the end of each calendar month and (y) on the Maturity Date, as applicable; provided, however, that during the continuance of an Event of Default, such fee shall be increased by 2.50% per annum and shall be payable on demand; and
(iii) to the Issuer of any Letter of Credit, with respect to any amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with such Issuer’s standard schedule for such charges in effect at the time of such amendment, transfer or drawing, as the case may be.
(c)Additional Fees. The Borrowers jointly and severally agree to pay to the DIP Agents, the Issuers, and the Lenders additional fees, the amount and dates of payment of which are embodied in certain fee letters executed and delivered by any Borrower in connection with this Agreement and as may otherwise have been separately agreed upon by any Borrower in writing in connection herewith or therewith.
(d)All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the DIP Agent, for its account, or to the DIP Agent, for distribution to the Lenders, as applicable. Fees paid shall not be refundable under any circumstances, except in the case of any overpayment due to erroneous calculation or invoicing thereof.
SECTION 2.11. Interest.
(a)ABR Loans (other than the Final Refinanced Loans) shall bear interest at a rate per annum equal to the Alternate Base Rate plus 5.50%.
(b)Eurodollar Loans (other than the Final Refinanced Loans) shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus 6.50%.
(c)The outstanding amount of all DIP Obligations (other than the Reimbursement Obligations, which shall bear interest as set forth in Section 2.04(d) or (f), the Loans (other than the Final Refinanced Loans), which shall bear interest as set forth in clause (a) or (b), as applicable, and the Final Refinanced Loans, will shall bear interest as set forth in clause (d) below) shall bear interest, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in clause (e) below, at a rate per annum of 6.50%.
(d)The Final Refinanced Loans shall bear interest at the rate identical to the interest rate applicable to such Final Refinanced Loans immediately prior to the Petition Date.
(e)Notwithstanding the foregoing, during the continuance of an Event of Default, the DIP Obligations shall bear interest at a rate per annum equal to the interest rate in effect from time to time pursuant to clause (a), (b), (c) or (d) above, as applicable, plus 2.50% per annum (the “Default Rate”).

(f)Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (e) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. Accrued interest on the amount of all other DIP Obligations shall be payable on demand from time to time as such DIP Obligation becomes due and payable (whether by acceleration or otherwise).
(g)All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the DIP Agent, and such determination shall be conclusive absent manifest error.
SECTION 2.12. Alternate Rate of Interest.
(a)If prior to the commencement of any Interest Period for a Eurodollar Borrowing:
(i) the DIP Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or
(ii) the DIP Agent is advised by the Requisite Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;
then the DIP Agent shall give notice thereof to the Company, as designated borrowing agent on behalf of all Borrowers, and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the DIP Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.
(b)Effect of Benchmark Transition Event.
(i) Replacement Rate. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the DIP Agent and the Borrowers may amend this Agreement to replace LIBO Rate with a Replacement Rate. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the DIP Agent has posted such proposed amendment to all Lenders and the Borrowers so long as the DIP Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Requisite Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Requisite Lenders have delivered to the DIP Agent written notice that such Requisite Lenders accept such amendment. No replacement of LIBO Rate with a Replacement Rate pursuant to this Section 2.12(b) will occur prior to the applicable Benchmark Transition Start Date.

(ii) Benchmark Replacement Conforming Changes. In connection with the implementation of a Replacement Rate, the DIP Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(iii) Notices; Standards for Decisions and Determinations. The DIP Agent will promptly notify the Borrowers and the Lenders of (A) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (B) the implementation of any Replacement Rate, (C) the effectiveness of any Benchmark Replacement Conforming Changes and (D) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the DIP Agent or Lenders pursuant to this Section 2.12(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.12(b).
(iv) Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any request for a Eurodollar Loan of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period, the component of the Alternate Base Rate based upon LIBO Rate will not be used in any determination of the Alternate Base Rate.
SECTION 2.13. Increased Costs.
(a)If any Change in Law shall:
(i) impose, modify or deem applicable any reserve, special deposit or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate);
(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profit Taxes) on its loan, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liability or capital attributable thereto; or
(iii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or main taining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.
(d)Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
SECTION 2.14. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(b) and is revoked in accordance therewith) or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrowers pursuant to Section 2.17, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
SECTION 2.15. Taxes.

(a)General. Any and all payments by or on account of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction and withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by any Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings of Indemnified Taxes applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)Payment of Other Taxes by the Borrowers. The Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the DIP Agent timely reimburse it for the payment of, any Other Taxes.
(c)Evidence of Payment. As soon as practicable after any payment of Indemnified Taxes by any Credit Party to a Governmental Authority, the Borrowers shall deliver to the DIP Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the DIP Agent.
(d)Indemnification by the Borrowers. The Borrowers shall jointly and severally indemnify each Recipient for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts paid or payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.15(d) shall be paid within 10 days after a certificate as to the amount of such payment or liability is delivered to the Company by a Lender (with a copy to the DIP Agent), or by the DIP Agent on its own behalf or on behalf of a Lender. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.
(e)Indemnification by the Lenders. Each Lender shall severally indemnify the DIP Agent for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the DIP Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender failure to comply with the provisions of Section 11.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are paid or payable by the DIP Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.15(e) shall be paid within 10 days after the DIP Agent or the applicable Credit Party (as applicable) delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the DIP Agent or the Borrowers (as applicable). Such certificate shall be conclusive of the amount so paid or payable absent manifest error.
(f)Status of Lenders.
(i) Any Lender that is entitled to an exemption from, or reduction of withholding Tax with respect to any payments made under any Loan Document shall deliver to the Borrowers and the DIP Agent, at the time or times prescribed by applicable law or reasonably requested by the Borrowers or the DIP Agent, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrowers or the DIP Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if requested by the Borrowers or the DIP Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the DIP Agent as will enable the Borrowers or the DIP Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences and except as otherwise required by applicable law, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.15(f)(ii)(A), (ii)(B) and (ii)(D) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Upon the reasonable request of the Borrowers or the DIP Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.15(f). If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify such Borrower and the DIP Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.
(ii) Without limiting the generality of the foregoing,
(A)any Lender that is a U.S. Person shall deliver to such Borrower and the DIP Agent on or prior to the date on which such Lender becomes a party hereto (and from time to time thereafter upon the reasonable request of such Borrower and the DIP Agent), duly completed and executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the DIP Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a party hereto (and from time to time thereafter upon the reasonable request of any Borrower or the DIP Agent), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)in the case of a Foreign Lender for whom payments under this Agreement constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, both (x) an IRS

Form W-8BEN or IRS Form W-8BEN-E, as applicable, and (y) a certificate substantially in the form of Exhibit F-1 (a “U.S. Tax Certificate”) to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;

(4)to the extent a Foreign Lender is not the Beneficial Owner of payments made under this Agreement (including a partnership or a participating Lender) executed copies of (x) an IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that if the Lender is a partnership and one or more of its direct or indirect partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate substantially in the form of Exhibit F-4 on behalf of such direct and indirect partners; or
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the DIP Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a party hereto (and from time to time thereafter upon the reasonable request of such Borrower or the DIP Agent), executed copies of any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. federal withholding Tax, duly completed, together with such supplementary documentation necessary to enable the Borrowers or the DIP Agent to determine the amount of withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the DIP Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers and the DIP Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers and the DIP Agent as may be necessary for the Borrowers and the DIP Agent to comply with their obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.15(f)(ii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender and the DIP Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the DIP Agent in writing of its legal inability to do so.

(g)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts paid pursuant to this Section 2.15), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, or such Other Taxes paid under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnified party pursuant to this Section 2.15(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything herein to the contrary in this Section 2.15(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.15(g) to the extent that such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.15(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.
(h)Survival. Each party’s obligations under this Section 2.15 shall survive any assignment of rights by, or the replacement of, a Lender, and the Discharge of DIP Obligations.
SECTION 2.16. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a)The Borrowers shall make each payment required to be made by it hereunder (whether of principal, interest, or fees, or of amounts payable under Section 2.13, 2.14 or 2.15, or otherwise) prior to 12:00 p.m. noon, Tulsa time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the DIP Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the DIP Agent at its offices as set forth in Section 11.01(a), except that payments pursuant to Sections 2.13, 2.14 or 2.15 and 9.03 shall be made directly to the Persons entitled thereto. The DIP Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.
(b)Subject to Section 7.03, if at any time insufficient funds are received by and available to the DIP Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(c)If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to any Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against any Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of any Borrower in the amount of such participation.
(d)Unless the DIP Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the DIP Agent for the account of the Lenders hereunder that the Borrowers will not make such payment, the DIP Agent may assume that the Borrowers has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the DIP Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the DIP Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the DIP Agent in accordance with banking industry rules on interbank compensation.
(e)If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(d), 2.05(b), 2.16(d) or 11.03, then the DIP Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the DIP Agent for the account of such Lender and for the benefit of the DIP Agent to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account over which the DIP Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under such Sections; in the case of each of (i) and (ii) above, in any order as determined by the DIP Agent in its discretion.
SECTION 2.17. Mitigation Obligations; Replacement of Lenders.
(a)If any Lender requests compensation under Section 2.13, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)If any Lender requests compensation under Section 2.13, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender becomes a Defaulting Lender, or if any Lender fails to execute an amendment or waiver with respect to the Loan Documents that is executed by the Supermajority Lenders, then the Borrowers may, at its sole expense and effort, upon notice to such Lender and the DIP Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the DIP Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.
SECTION 2.18. Cash Collateral.
(a)Certain Credit Support Events. At any time that there shall exist a Lender that is a Defaulting Lender, promptly (but in any event within five Business Days) after the request of the DIP Agent or any Issuer, the Borrowers shall deliver to the DIP Agent cash collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.19(b) and any cash collateral provided by the Defaulting Lender).
(b)Grant of Security Interest. All cash collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked deposit or securities accounts at the DIP Agent. To the extent provided by the Borrowers, the Borrowers, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the DIP Agent, for the benefit of the DIP Agent, the Issuers and the Lenders, a security interest in all such cash, deposit and securities accounts and all balances therein, and in all proceeds of the foregoing, and to maintain such security interest as a first-priority security interest, all as security for the obligations to which such cash collateral may be applied pursuant to clause (c) below. If at any time the DIP Agent determines that cash collateral is subject to any right or claim of any Person other than the DIP Agent as herein provided, or that the total amount of such cash collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrowers or the relevant Defaulting Lender will, promptly (but in any event within five Business Days) after demand by the DIP Agent, pay or provide to the DIP Agent additional cash collateral in an amount sufficient to eliminate such deficiency.
(c)Application. Notwithstanding anything to the contrary contained in this Agreement, cash collateral provided hereunder in respect of Letters of Credit shall be held and applied to the satisfaction of the specific Letter of Credit Obligations, obligations to fund participations therein (including, as to cash collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which such cash collateral was so provided, prior to any other application of such property as may be provided for herein.
(d)Release. Cash collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the Lender (or, as appropriate, its assignee following compliance with Section 11.04(b)) or (ii) the DIP Agent’s good faith determination that there exists excess cash collateral; provided, however, that (x) cash collateral furnished by or on behalf of a Credit Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.18 may be otherwise applied in accordance with Section 7.03) and (y) the Person providing cash collateral and the relevant Issuer may agree that cash collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

SECTION 2.19. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.10(a);
(b)for purposes of computing the amount of the obligation of each Lender that is a non-Defaulting Lender to fund participations in Letters of Credit pursuant to Section 2.04, the “Applicable Percentage” of each Lender that is a non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided that, (i) each such reallocation shall be given effect only if, at the date the Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of a non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit shall not exceed the positive difference, if any, of (1) the Letter of Credit Commitment of that non-Defaulting Lender minus (2) the aggregate Letter of Credit Obligations of that Lender;
(c)if the reallocation described in clause (b) cannot, or can only partially, be effected, then the Borrowers shall within one Business Day following notice by the DIP Agent cash collateralize for the benefit of the Issuers only the Borrowers’ obligations corresponding to such Defaulting Lender’s Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (b)) in accordance with the procedures set forth in Section 2.04(i) for so long as such Letter of Credit Exposure is outstanding and the relevant Defaulting Lender remains a Defaulting Lender;
(d)(i) if the Borrowers cash collateralize any portion of such Defaulting Lender’s Letter of Credit Exposure pursuant to clause (c), then the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.10(b) with respect to such Defaulting Lender’s Letter of Credit Exposure during the period such Defaulting Lender’s Letter of Credit Exposure is cash collateralized; (ii) if the Letter of Credit Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (b), then the fees payable to the Lenders pursuant to Section 2.10(a) and (b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; or (iii) if all or any portion of such Defaulting Lender’s Letter of Credit Exposure is neither cash collateralized nor reallocated pursuant to clause (b) or (c), then, without prejudice to any rights or remedies of the Issuers or any Lender hereunder, all commitment fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such Letter of Credit Exposure) and letter of credit fees payable under Section 2.10(b) with respect to such Defaulting Lender’s Letter of Credit Exposure shall be payable to the applicable Issuer until such Letter of Credit Exposure is cash collateralized and/or reallocated;
(e)the Commitment and Loans of such Defaulting Lender shall not be included in determining whether all Lenders, the Requisite Lenders or the Supermajority Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.02); provided that (i) such Defaulting Lender’s Commitment may not be increased or extended without its consent and (ii) the principal amount of, or interest or fees payable on, Loans may not be reduced or excused or the scheduled date of payment may not be postponed as to such Defaulting Lender without such Defaulting Lender’s consent; and
(f)no Issuer shall be required to amend, renew, replace, refinance or extend any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Each Borrower and each Subsidiary party hereto hereby represents and warrants to the Lenders that:
SECTION 3.01. Existence; Organization; Powers. Each Borrower and each Subsidiary: (a) is duly organized or formed, legally existing and in good standing, if applicable, under the laws of the jurisdiction of its formation, except as to any Subsidiary where the failure to so exist or remain in good standing could not reasonably be expected to have a Material Adverse Effect, (b) has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where failure to have such power and authority could not reasonably be expected to have a Material Adverse Effect, and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could reasonably be expected to have a Material Adverse Effect.
SECTION 3.02. Authorization; Enforceability. Subject to entry and the terms of the DIP Orders and to any restrictions arising solely on account of any Borrower’s (or any of their Subsidiary’s) current status as a “Debtor” under the Bankruptcy Code (and only so long as such status exists) (a) each Borrower and each Subsidiary have all necessary power and authority to execute, deliver and perform its obligations under this Agreement and the Loan Documents to which it is a party and (b) the execution, delivery and performance by each Borrower and each Subsidiary of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate, limited liability company or partnership action, and this Agreement and the Loan Documents constitute the legal, valid and binding obligations of each Borrower and each Subsidiary party thereto, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.03. Governmental Approvals; No Conflicts. Subject to entry of the DIP Orders, no authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority (other than the DIP Orders) or any third Person are necessary for the execution, delivery or performance by each Borrower or any Subsidiary of this Agreement or the Loan Documents or for the validity or enforceability thereof, except for those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect and do not have an adverse effect on the enforceability of the Loan Documents. Subject to entry of the DIP Orders, neither the execution and delivery of this Agreement or any Loan Document, nor compliance with the terms and provisions hereof or thereof, will conflict with or result in a breach of, or require any consent that has not been obtained as of the Closing Date under, the respective Organizational Documents of each Borrower or any Subsidiary, any Governmental Requirement, or any other material agreement or instrument to which each Borrower or any Subsidiary is a party or by which it is bound or to which it or its Properties are subject (in each case except for agreements and instruments subject to the Automatic Stay or Safe Harbor Provisions), or result in the creation or imposition of any Lien upon any of the revenues or assets of each Borrower or any Subsidiary other than the Liens created by the Loan Documents, the DIP Orders or expressly permitted hereby.
SECTION 3.04. Financial Condition; No Material Adverse Change.
(a)The Company has heretofore furnished to the DIP Agent and the Lenders its consolidated balance sheet, and the related consolidated or condensed consolidated, as applicable, statements of income, cash flows and shareholders’ equity of the Company and its Subsidiaries as of and for the fiscal year ended December 31, 2019, audited by PricewaterhouseCoopers, independent certified public accountants, certified by an Authorized Officer that such financial statements present fairly in all material respects, the financial condition and results of operations of the Company and its Subsidiaries as of such dates and for such periods. Such financial statements were prepared in accordance with GAAP applied on a consistent basis (subject to the absence of footnote disclosure and normal year-end audit adjustments other than as expressly set forth therein).
(b)Since the date of the audited financial statements of the Company that have most recently been delivered pursuant to Section 5.01(a), there has been no event or development that has had or could reasonably be expected to have a Material Adverse Effect.
(c)Except as disclosed to the DIP Agent in writing, none of the Borrowers or any Subsidiary has any material contingent liabilities, material liabilities for taxes, unusual and material forward or long-term commitments or material unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the consolidated balance sheets of the Company or as otherwise disclosed to the Lenders or their advisors in writing.
SECTION 3.05. Properties.
(a)Each of the Borrowers and the Subsidiaries has good and defensible title to its material Oil and Gas Properties and other material real Properties and good title to its material personal Properties, in each case, free and clear of all Liens except Liens permitted by Section 6.02. In addition, the Credit Parties have good and defensible title to all Oil and Gas Properties evaluated in the most recently delivered Reserve Report (other than any thereof disposed of in a disposition permitted by this Agreement or otherwise expiring in the ordinary course of business in accordance with the terms thereof). As of the date of delivery of each Reserve Report pursuant to Section 5.11, after giving full effect to Liens permitted by Section 6.02, the Borrowers or any Subsidiary, as applicable, specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership of such Properties shall not in any material respect obligate such Borrower or such Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in such Borrower’s or such Subsidiary’s net revenue interest in such Property.
(b)Except as set forth on Schedule 3.05, all material Contracts necessary for the conduct of the business of the Borrowers and the Subsidiaries are valid and subsisting, in full force and effect. None of the Borrowers or any Subsidiary thereof or, to the knowledge of any Borrower or any Subsidiary thereof, any other party to any such Contract (i) is in breach of or default, or with the lapse of time or the giving of notice, or both, would be in breach or default, with respect to any obligations thereunder, whether express or implied, or (ii) has given or threatened in writing to give notice of any default under or inquiry into any possible default under, or action to alter, terminate, rescind or procure a judicial reformation of, any lease in the Oil and Gas Properties or any Contract, except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and with respect to agreements and instruments subject to the Automatic Stay or Safe Harbor Provisions.
(c)The rights, Properties and other assets presently owned, leased or licensed by the Borrowers and the Subsidiaries, including, without limitation, all easements and rights of way, include all rights, Properties and other assets necessary to permit the Borrowers and the Subsidiaries to conduct their business in all material respects in the same manner as such business has been conducted prior to the date hereof.

(d)All of the assets and Properties of the Borrowers and the Subsidiaries that are reasonably necessary for the operation of their business are in good working condition and are maintained in accordance with prudent business standards, ordinary wear and tear excepted.
(e)Except as otherwise permitted hereunder, there are no obligations under any Oil and Gas Property or Contract which require the drilling of additional wells or operations to earn or to continue to hold any of the Oil and Gas Properties covered in the most recently delivered Reserve Report in force and effect, except those under customary continuous operations provisions that may be found in one or more of the oil and gas and/or oil, gas and mineral leases.
(f)No Credit Party has collected any proceeds from the sale of Hydrocarbons produced from the Oil and Gas Properties covered in the most recently delivered Reserve Report which are subject to any material refund obligations other than as previously disclosed in writing to the DIP Agent at or prior to the delivery of such Reserve Report.
SECTION 3.06. Litigation and Environmental Matters.
(a)Other than the Cases or except as set forth on Schedule 3.06, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Borrower, threatened in writing against any Borrower or any of its respective Subsidiaries or any of their respective properties (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the other Loan Documents, and in each case, which are not subject to the Automatic Stay.
(b)Except as could not be reasonably expected to have an adverse effect of $1,000,000 or more on the business, Property, liabilities (actual or contingent), condition (financial or otherwise) or results of operations of the Borrowers and the Subsidiaries taken as a whole (or with respect to (iii), (iv) and (v) below, where the failure to take such actions could not be reasonably expected to have an adverse effect of $1,000,000 or more):
(i) neither any Property of any Borrower or any Subsidiary, nor the operations conducted thereon, violate any order or requirement of any court or Governmental Authority or any Environmental Laws;
(ii) no Property of any Borrower or any Subsidiary nor the operations currently conducted thereon or, to the knowledge of any Borrower, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority (except the Cases) or to any remedial or investigative obligations under Environmental Laws;
(iii) all notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of each Borrower and each Subsidiary, including, without limitation, past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, are in full force and effect and not subject to any pending or threatened legal challenge, and each Borrower and each Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;
(iv) all hazardous substances, solid waste and oil and gas exploration and production wastes, if any, generated at any and all Property of any Borrower or any Subsidiary have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to endanger public health or welfare or the environment, and, to the knowledge of any Borrower, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to endanger public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;
(v) each Borrower or a Subsidiary has taken all steps reasonably necessary to determine and have determined that no hazardous substances, solid waste or oil and gas exploration and production wastes have been disposed of or otherwise released, and there has been no threatened release of any hazardous substances on or to any Property of any Borrower or any Subsidiary, except in compliance with Environmental Laws and so as not to endanger public health or welfare or the environment;
(vi) to the extent applicable, all Property of each Borrower and each Subsidiary currently satisfies all applicable design, operation and equipment requirements imposed by the Oil Pollution Act of 1990 and no Borrower has any reason to believe that such Property, to the extent subject thereto, will not be able to maintain compliance with the requirements thereof during the term of this Agreement; and
(c)none of the Borrowers or any Subsidiary has any known material contingent liability in connection with any release or threatened release of any oil, hazardous substance or solid waste into the environment.
SECTION 3.07. Compliance with Laws and Agreements. None of the Borrowers or any Subsidiary has violated any applicable Governmental Requirement binding upon it or its Properties or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business, which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect. No Default hereunder has occurred and is continuing.
SECTION 3.08. Investment Company Status. None of the Borrowers or any Subsidiary is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
SECTION 3.09. Taxes. Each of the Borrowers and the Subsidiaries has (a) timely filed all foreign, U.S. federal, state and local income Tax returns and all other Tax returns and reports that are required to be filed by it and (b) timely paid all foreign, U.S. federal, state and local, and all other Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (i) any such Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP or (ii) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. No Tax lien (other than a Permitted Lien) has been filed and, to the knowledge of any Borrower, no material claim is being asserted with respect to any such Tax or other such governmental charge.
SECTION 3.10. ERISA.
(a)Except as would not reasonably be expected to result in a Material Adverse Effect, each Employee Benefit Plan is in compliance with the applicable provisions of ERISA, the Code and other

U.S. federal or state laws. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or opinion letter, as applicable, from the Internal Revenue Service to the effect that the form of such plan is qualified under Section 401(a) of the Code, and to the knowledge of any Borrower, nothing has occurred that would cause the loss of such tax-qualified status. There are no pending or, to the best knowledge of any Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Employee Benefit Plan that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Employee Benefit Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(b)Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, no ERISA Event has occurred or is reasonably expected to occur.
(c)Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, no Borrower, any Subsidiary thereof, any Guarantor or any ERISA Affiliate has any liability, contingent or otherwise, with respect to a Foreign Plan.
SECTION 3.11. Disclosure. The Borrowers have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which either of them or any of the Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No written reports, financial statements, certificates or other written information furnished by or on behalf of any Borrower to the DIP Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) (other than information of a general industry nature or constituting projections, projected financial information, forward looking information or prospect information) contains, when taken as a whole, any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projections, projected financial information, forward looking information or prospect information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood and agreed that financial projections are not a guarantee of financial performance and are subject to significant uncertainties and contingencies many of which are beyond the control of the Borrowers and their Subsidiaries, no assurance can be given that any projections may be realized, and actual results may differ from the projections and such differences may be material). To the knowledge of each Borrower and each Subsidiary, there is no fact peculiar to the Borrowers or any Subsidiary that has a Material Adverse Effect or in the future is reasonably likely to have (so far as the Borrowers can now foresee) a Material Adverse Effect and that has not been set forth in this Agreement or the other documents, certificates and statements furnished to the DIP Agent by or on behalf of any Borrower or any Subsidiary prior to, or on, the date hereof in connection with the transactions contemplated hereby. There are no statements or conclusions in any Reserve Report which are based upon or include misleading information in any material respect or fail to take into account material information regarding the matters reported therein, it being understood that each Reserve Report is necessarily based upon professional opinions, estimates and projections and that no Borrower warrants that such opinions, estimates and projections will ultimately prove to have been accurate. No representation or warranty is made with respect to any Oil and Gas Properties to which no proved Hydrocarbon Interests are properly attributed.
SECTION 3.12. Use of Loans. Each Credit Party will use the proceeds of the Loans and any Cash Collateral solely for Approved Purposes and pursuant to the Approved Budget in place at the time any such proceeds are used. No Credit Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation U or X of the Board). No part of the proceeds of any Loan will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.
SECTION 3.13. Subsidiaries. Except as set forth on Schedule 3.13 or as disclosed in writing to the DIP Agent (which shall promptly furnish a copy to the Lenders) that shall be a supplement to Schedule 3.13, no Debtor has any Subsidiary other than those listed on Schedule 3.13.
SECTION 3.14. Jurisdiction of Incorporation or Organization. The jurisdiction of organization, name as listed in the public records of its jurisdiction of organization and location of the principal place of business or, if it has more than one place of business, the chief executive office of each Debtor is set forth on Schedule 3.13.
SECTION 3.15. Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties of the Borrowers and the Subsidiaries (and properties unitized therewith) have been maintained, operated and developed in a good and workmanlike manner and in conformity with all applicable laws and all rules, regulations and orders of all duly constituted authorities having jurisdiction and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties. Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (i) no Oil and Gas Property of the Borrowers or the Subsidiaries is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (ii) none of the wells comprising a part of the Oil and Gas Properties (or properties unitized therewith) owned by any Borrower or any of the Subsidiaries is deviated from the vertical more than the maximum permitted by applicable laws, regulations, rules and orders, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on properties unitized therewith, such unitized properties) owned by any Borrower or any of the Subsidiaries. All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by any Borrower or any Subsidiary thereof that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, ordinary wear and tear excepted, and with respect to such of the foregoing which are operated by any Borrower or any Subsidiary thereof, in a manner consistent with such Borrower’s or such Subsidiary’s past practices (other than those the failure of which to maintain in accordance with this Section 3.15 could not reasonably be expected to have a Material Adverse Effect).
SECTION 3.16. Insurance. Each Borrower has, and has caused all of its respective Subsidiaries to have, (i) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements of the Borrowers and the Subsidiaries and (ii) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Borrowers and the Subsidiaries. The DIP Agent has been named as an additional insured in respect of such liability insurance policies.
SECTION 3.17. Gas Imbalances, Prepayments. Except as set forth on Schedule 3.17 on the Closing Date, and thereafter as disclosed in writing to the DIP Agent in connection with the most recently delivered Reserve Report or as otherwise disclosed in writing to the DIP Agent from time to time, no Credit Party or Subsidiary thereof (a) on a net basis, is obligated in any material respect by virtue of any prepayment made under any contract containing a “take-or-pay” or “prepayment” provision or under any similar agreement to deliver, in the aggregate, two percent (2%) or more of the monthly production from Hydrocarbons produced from or allocated to any Credit Party’s Oil and Gas Properties at some future date without receiving full payment therefor at the time of delivery or (b) has produced gas, in any material amount, subject to balancing rights of third parties or subject to balancing duties under all applicable laws and all rules, regulations and orders of all duly constituted authorities having jurisdiction.
SECTION 3.18. Marketing of Production. Except for contracts listed and in effect on the date hereof on Schedule 3.18, and thereafter either disclosed in writing to the DIP Agent or included in the most recently delivered Reserve Report (with respect to all of which contracts the Borrowers represent that they or the Subsidiaries are receiving a price for all production sold thereunder that is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property’s delivery capacity), no material agreements exist that are not cancelable on 60 days' notice or less without penalty or detriment for the sale of production from the Borrowers’ or the Subsidiaries’ Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) and that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months from the date hereof.
SECTION 3.19. Hedging Transactions. Except for the Lender Swap Agreements set forth on Schedule 3.19, no Debtor is party to any Swap Agreements as of the Closing Date.
SECTION 3.20. Restriction on Liens. None of the Borrowers or any of the Subsidiaries is a party to any material agreement or arrangement (other than instruments creating Liens permitted by Section 6.02, but then only on the Property subject of such Lien), or subject to any order, judgment, writ or decree other than pursuant to the DIP Orders, that restricts or purports to restrict its ability to grant Liens to the DIP Agent and the Lenders on or in respect of their respective assets or Properties to secure the DIP Obligations.
SECTION 3.21. Intellectual Property. The Borrowers and the Subsidiaries either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, maps, interpretations and other technical information used in their business as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.
SECTION 3.22. Material Personal Property. All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by any Borrower or any of its respective Subsidiaries that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, ordinary wear and tear excepted, and with respect to such of the foregoing which are operated by any Borrower or any of its respective Subsidiaries, in a manner consistent with the such Borrower’s or such Subsidiary’s past practices (other than those the failure of which to maintain in accordance with this Section 3.22 could not reasonably be expected to have a Material Adverse Effect).
SECTION 3.23. Business.
(a)The Borrowers and the Subsidiaries have not conducted and are not conducting any business other than businesses relating to the acquisition, exploration, development, financing, ownership, operation, production, maintenance, storage, transportation, gathering, processing and marketing of Hydrocarbons, Hydrocarbon Interests and the Oil and Gas Properties and related activities.

(b)No Credit Party owns, and has not acquired or made any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties located outside of the geographical boundaries of the United States or in the offshore federal waters of the United States.
SECTION 3.24. Accounts. Schedule 3.24 accurately sets forth each bank account of the Credit Parties (whether an operating account, a Deposit Account, a Securities Account, a Commodity Account, or otherwise) maintained by such Credit Party (including the respective account number) and the name of the respective financial institution with which each such account is maintained. Without limitation of the foregoing, the Credit Parties maintain all of the accounts that are required by Section 5.22 to be maintained with DIP Agent with the DIP Agent and all other accounts with a Permitted Third Party Bank. The Credit Parties shall, at all times, remain in compliance with Section 5.22.
SECTION 3.25. Licenses, Permits, Etc. Subject to the entry of the DIP Orders, each Borrower and each of the Subsidiaries possess such valid franchises, certificates of convenience and necessity, operating rights, licenses, permits, consents, authorizations, exemptions and orders of Governmental Authorities, as are necessary to carry on their business as now conducted and as proposed to be conducted, except to the extent a failure to obtain any such item could not reasonably be expected to have a Material Adverse Effect.
SECTION 3.26. Fiscal Year. The fiscal year of each Borrower is January 1 through December 31.
SECTION 3.27. Security Instruments. Subject to the entry of the DIP Orders, the security interests created in favor of the DIP Agent for the benefit of the DIP Secured Parties under the Collateral Documents constitute an Acceptable Security Interest in the Collateral referred to therein to the extent that the creation, perfection or priority, as applicable, is governed by the laws of the United States or any State thereof.
SECTION 3.28. Default under Material Contracts, Assumed Executory Contracts or Assumed Unexpired Leases. Except as could not be expected to have a Material Adverse Effect, no default has occurred under (i) any material contractual obligation arising after commencement of the Cases, or (ii) any executory contract or unexpired lease of any Credit Party assumed pursuant to the Bankruptcy Code.
SECTION 3.29. New Material Leases. Subject to the entry and terms of the DIP Order, no Credit Party has entered into any material lease for which Liens are not available to secure the DIP Obligations.
SECTION 3.30. Anti-Corruption Laws and Sanctions.
(a)None of (a) any Borrower or any Subsidiary thereof or any of their respective directors, officers, employees or, to the knowledge of any Credit Party, affiliates, or (b) to the knowledge of any Credit Party, any agent or representative of any Borrower or any Subsidiary thereof that will act in any capacity in connection with or benefit from the credit facility established hereby, (i) is a Sanctioned Person or currently the subject or target of any Sanctions or (ii) is currently engaging or has engaged in any dealings or transactions with, involving or for the benefit of a Sanctioned Person, or in or involving any Sanctioned Country, in each case in violation of applicable Sanctions.
(b)Each Credit Party has implemented, maintains in effect and enforces policies and procedures intended to ensure compliance by such Credit Party and any Subsidiary thereof and their respective directors, officers, employees and agents (in their respective activities on behalf of such Credit

Party and any such Subsidiary thereof) with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, and each Credit Party and each Subsidiary thereof, its and their respective officers and directors and, to the knowledge of each Borrower, employees and agents (in their respective activities on behalf of each Borrower and each Subsidiary thereof), are in compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, in each case in all material respects.
SECTION 3.31. ECP Guarantor. As of the Closing Date and as of the effective date of each Lender Swap Agreement (it being agreed and understood that the representation in this Section 3.31 shall be made as of such dates), each of the Borrowers is an “eligible contract participant” within the meaning of Section 1(a)(18) of the Commodity Exchange Act.
SECTION 3.32. DIP Orders. The applicable DIP Order is in full force and effect and has not been vacated, reversed, modified, amended or stayed without the prior written consent of the DIP Agent and the Requisite Lenders.
SECTION 3.33. Budget. The Debtors have not failed to disclose any material assumption with respect to the Approved Budget and affirm the reasonableness of the assumptions in the Approved Budget in all material respects.
SECTION 3.34. EEA Financial Institution. No Credit Party is an EEA Financial Institution.
SECTION 3.35. Beneficial Ownership. As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.
ARTICLE IV
CONDITIONS
SECTION 4.01. Conditions Precedent to Effectiveness and New Money Interim Loans. This Agreement and the obligations of the Lenders to make the initial New Money Interim Loans shall not become effective until the date on which each of the following conditions is satisfied (or waived by the DIP Agent and the Lenders), which such conditions shall be the sole and exclusive conditions to the initial availability of the New Money Interim Loans and the effectiveness of this Agreement:
(a)Credit Agreement. The DIP Agent shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the DIP Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.
(b)Loan Documents. The DIP Agent (or its counsel) shall have received the following documents: (i) Uniform Commercial Code financing statements for each of the Credit Parties, required by law or requested by the DIP Agent; (ii) the Loan Documents (other than this Agreement) to be executed and delivered on or prior to the Closing Date, from each party thereto, as applicable, signed on behalf of such party, and (iii) any promissory notes requested by a Lender pursuant to Section 2.08 payable to each such requesting Lender duly executed and completed by the Borrowers.
(c)Organizational Documents. The DIP Agent shall have received a certificate of an Authorized Officer of each Credit Party dated as of the Closing Date, on which the DIP Agent and the Lenders may conclusively rely until the DIP Agent receives notice in writing from the Borrowers to the contrary, certifying:

(i) that attached to each such certificate are (1) a true and complete copy of the Organizational Documents of such Credit Party, as the case may be, as in effect on the date of such certificate and (2) a true and complete copy of a certificate from the Governmental Authority of the state of such entity’s organization certifying that such entity is duly organized and validly existing in such jurisdiction;
(ii) that attached to such certificate is a true and complete copy of resolutions duly adopted by the board of directors, manager, sole shareholder, or other applicable authorizing entity of such Credit Party, as applicable, authorizing the execution, delivery and performance of each of the Loan Documents to which such Credit Party is or is intended to be a party; and
(iii) as to the incumbency and specimen signature of each officer of such Credit Party (1) who is authorized to execute the Loan Documents to which such Credit Party is or is intended to be a party and (2) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby.
(d)Qualification and Good Standing. The DIP Agent shall have received certificates of the appropriate state agencies with respect to the existence and good standing of each Borrower and each Guarantor in the jurisdiction of its organization.
(e)Closing Date Certificate. The DIP Agent shall have received a certificate of a Responsible Officer of each Borrower to the effect that the conditions set forth in Section 4.03(a) – (d) and (f) has been satisfied.
(f)Legal Opinions. The DIP Agent shall have received (a) a written legal opinion addressed to the DIP Agent and the Lenders in form and substance satisfactory to the DIP Agent from Vinson & Elkins LLP, special New York and Texas counsel to the Credit Parties and (b) a written legal opinion addressed to the DIP Agent and the Lenders in form and substance reasonably satisfactory to the DIP Agent from GableGotwals, special Oklahoma counsel to the Credit Parties. The Credit Parties hereby request each such counsel to deliver such opinion.
(g)UCC and Lien Searches; Collateral. The DIP Agent shall have received appropriate UCC search certificates for each Borrower and each other Guarantor in its jurisdiction of organization, and any other jurisdiction requested by the DIP Agent, reflecting no prior Liens or security interests encumbering the Collateral other than those being assigned or released on or prior to the Closing Date and Liens permitted by Section 6.02 and all filing and recording fees and taxes with respect to such Liens and security interests that are due and payable as of the Closing Date shall have been duly paid. The DIP Secured Parties shall have valid and perfected Liens on the Collateral, to the extent contemplated hereby, and pursuant to the other Loan Documents, including the Interim Order. The Collateral Documents shall be in full force and effect on the Closing Date, and each document (including each UCC financing statement and any certificates representing pledged Collateral, accompanied by instruments of transfer and stock powers endorsed in blank) shall have been delivered to the DIP Agent.
(h)Title Evidence. The DIP Agent shall have received such information as the DIP Agent may reasonably require, all of which shall be satisfactory to the DIP Agent in form and substance, on the title to not less than 85% of the Oil and Gas Properties evaluated in the most recently delivered Reserve Report.

(i)Insurance. The DIP Agent shall have received insurance certificates and endorsements in accordance with, and evidencing compliance with, Section 5.06(a) and otherwise satisfactory to the DIP Agent.
(j)Financial Statements. The DIP Agent shall have received the financial statements described in Section 3.04(a).
(k)Initial Budget. The DIP Agent shall have received the Initial Budget in form and substance reasonably satisfactory to the DIP Agent and the Lenders.
(l)Fees and Expenses. The DIP Agent and the Lenders shall have received all invoiced fees and expenses due and payable to the DIP Secured Parties and the Prepetition Secured Parties on or prior to the Closing Date, including reimbursement or payment of all documented out-of-pocket expenses (including fees, charges and disbursements of counsel (including local counsel) and any professional advisor) required to be reimbursed or paid by any Credit Party hereunder or under any other Loan Document.
(m)Required Documentation. At least five (5) Business Days prior to the Closing Date, the DIP Agent shall have received all documentation and other information with respect to the Borrowers and the Guarantors, requested in writing by the DIP Agent and required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the U.S. Patriot Act, and if any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in respect of such Borrower.
(n)Bankruptcy Related Conditions.
(i) the Credit Parties have filed the Cases with the Bankruptcy Court on the Petition Date;
(ii) none of the Cases shall have been dismissed or converted to a Chapter 7 case.
(iii) no trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code or examiner with enlarged powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code shall have been appointed in the Cases.
(iv) the Bankruptcy Court shall have entered the Interim Order no later than 5 days after the Petition Date;
(v) all material governmental and third party consents and approvals necessary in connection with this Agreement and the transactions contemplated hereby shall have been obtained;
(vi) making any Loan shall not violate any requirement of law in any material respect and shall not be enjoined, temporarily, preliminarily or permanently;
(vii) the RSA shall not have terminated and shall be in full force and effect; and
(viii) all “first day orders” entered in the Cases at the time of commencement of the Cases (including a cash management order, employee programs (including incentive, retention or severance programs) or any critical vendor or supplier motions) shall be reasonably satisfactory in form and substance to the DIP Agent.

(o)Conditions Applicable to all Loans. Each of the conditions in Section 4.03 have been satisfied (or waived by the DIP Agent and the Requisite Lenders).
The DIP Agent shall notify the Borrowers and the Lenders of the Closing Date, and such notice shall be conclusive and binding.
SECTION 4.02. Conditions Precedent to New Money Final Loans. The obligation of the Lenders to make the New Money Final Loans shall be subject solely to satisfaction (or waiver by each Lender) of the following conditions:
(a)Each of the conditions set forth in Section 4.03 shall have been satisfied (or waived by the DIP Agent and each Lender).
(b)The Final DIP Order (i) shall have been entered on the docket of the Bankruptcy Court, and (ii) shall be in full force and effect and shall not have been vacated, stayed, reversed, modified or amended in any material respect without the written consent of the DIP Agent and the Requisite Lenders.
Each Borrowing of the New Money Final Loans shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.
SECTION 4.03. Conditions Precedent to Lending. The obligation of each Lender to make a Loan on the occasion of any Borrowing and of each Issuer to amend, renew, replace, refinance or extend any Letter of Credit and of any reallocation of Letter of Credit Exposure provided in Section 2.19 shall be subject to the satisfaction (or waiver by the DIP Agent and the Requisite Lenders) of the following conditions:
(a)At the time of and immediately after giving effect to such Borrowing or the date of the amendment, renewal, replacement, refinancing or extension of such Letter of Credit or such reallocation, the representations and warranties of the Borrowers and the Guarantors set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (or, to the extent that a particular representation or warranty is qualified as to materiality, such representation or warranty shall be true and correct in all respects), in each case, on and as of the date of such Borrowing or such amendment, renewal, replacement, refinaning or extension of such Letter of Credit or such reallocation except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall be true and correct in all material respects (or, to the extent that a particular representation or warranty is qualified as to materiality, such representation or warranty shall be true and correct in all respects), in each case, as of such specified earlier date.
(b)At the time of and immediately after giving effect to such Borrowing or such amendment, renewal, replacement, refinancing or extension of such Letter of Credit, no Default shall have occurred and be continuing.
(c)At the time of and immediately after giving effect to such Borrowing or such amendment, renewal, replacement, refinancing or extension of such Letter of Credit, no event, development or circumstance has occurred or shall then exist that has resulted in, or could reasonably be expected to have, a Material Adverse Effect.
(d)The making of such Loan or the amendment, renewal, replacement, refinancing, or extension of such Letter of Credit, would not conflict with, or cause any Lender to violate or exceed, any applicable Governmental Requirement and no litigation shall be pending or, to the knowledge of any party hereto, threatened in writing, which does or, with respect to any threatened litigation, seeks to, enjoin, prohibit or restrain the making or repayment of any Loan, or the consummation of the transactions contemplated by this Agreement or any other Loan Document.
(e)The receipt by the DIP Agent of a Borrowing Request in accordance with Section 2.03 or Letter of Credit Application in accordance with Section 2.04, as applicable.
(f)Certification by the Borrowers that either (i) the Credit Parties do not have any Excess Cash after giving pro forma effect to such Borrowing, or (ii) such Borrowing (after giving effect to the use of proceeds therefrom) on or around such date, but in any event, not to exceed three (3) Business Days after such date, would not otherwise cause the Credit Parties to have any Excess Cash; provided, however, that if any Excess Cash does exist as of such date, or if any Excess Cash would exist within three (3) Business Days after the date of such Borrowing, then the Borrowers shall make an immediate mandatory prepayment of the DIP Obligations to eliminate all such Excess Cash as contemplated by Section 2.09(a)(v), provided, further, and notwithstanding anything to the contrary as set forth in Section 2.09(a)(v), such prepayment shall be made (or such Borrowing shall be reduced on a dollar for dollar basis to the extent of any such resulting Excess Cash), as a condition precedent to the Lenders’ obligation to make any such Borrowing.
(g)the Debtors shall be in compliance in all respects with (i) the DIP Orders and (ii) subject to application of the Permitted Variance, with the Approved Budget most recently delivered.
Each Borrowing, amendment, renewal, replacement, refinancing or extension of a Letter of Credit, or reallocation of the Letter of Credit Exposure, shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) through (g) of this Section.
ARTICLE V
AFFIRMATIVE COVENANTS
Until the Discharge of the DIP Obligations, the Borrowers and the Subsidiaries party hereto hereby covenant and agree with the Lenders that:
SECTION 5.01. Financial Statements; Other Information. The Company will furnish to the DIP Agent and each Lender:
(a)as soon as available and in any event within 80 days after the end of each fiscal year of the Company, the audited consolidated statements of income, shareholders’ equity, changes in financial position and cash flow of the Company and its Subsidiaries, and the related audited consolidated balance sheets of the Company and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by the related opinion of independent public accountants of recognized national standing acceptable to the DIP Agent which opinion shall state that such financial statements fairly present, in all material respects, the consolidated financial condition and results of operations of the Company and its Subsidiaries as at the end of, and for, such fiscal year and that such financial statements have been prepared in accordance with GAAP except for such changes in such principles with which the independent public accountants shall have concurred, and shall be without qualification or exception as to the scope of the audit or as to the Company being a going concern;
(b)as soon as available and in any event (i) on or before June 25, 2020 for the fiscal quarter ending March 31, 2020 and (ii) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company occurring thereafter, consolidated statements of income, shareholders’ equity, changes in financial position and cash flow of the Company and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related condensed consolidated balance sheets as at the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by the certificate of an Authorized Officer, which certificate shall state that such financial statements fairly present, in all material respects, the consolidated financial condition and results of operations of the Company its Subsidiaries in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments);
(c)as soon as available and in any event within 35 days after the end of each calendar month, consolidated statements of income, shareholders’ equity, changes in financial position and cash flow of the Company and its Subsidiaries for such period, and the related consolidated balance sheet as at the end of such period, accompanied by the certificate of an Authorized Officer, which certificate shall state that such financial statements fairly present, in all material respects, the consolidated financial condition and results of operations of the Company and its Subsidiaries in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments);
(d)at the time the Company furnishes each set of financial statements under Sections 5.01(a), (b) and (c) above, a certificate substantially in the form of Exhibit E executed by an Authorized Officer certifying as to the matters set forth therein and stating that no Event of Default has occurred and is continuing (or, if any Event of Default has occurred and is continuing, describing the same in reasonable detail);
(e)on the 20th day of each calendar month (or the preceding Business Day if such 20th day is not a Business Day), a report in reasonable detail (in form and substance acceptable to DIP Agent) certified as being true and correct in all material respects by an Authorized Officer of the Company, setting forth the calculations and verification of compliance with the Excess Cash requirements in accordance with Section 2.09(a)(v);
(f)promptly upon receipt thereof, a copy of each other material report or letter submitted to any Borrower or any of the Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of any Borrower or any Subsidiary, and a copy of any material response by such Borrower or any such Subsidiary, or the board of directors (or equivalent governing body) of such Borrower or any such Subsidiary, to such letter or report;
(g)promptly upon its becoming available, each financial statement, report, notice or proxy statement sent by the Company to shareholders generally and each Form 10-K, Form 10-Q, registration statement or prospectus filed by the Company with any securities exchange or the SEC;
(h)promptly after the furnishing thereof, copies of any financial statement, report or notice (other than ministerial notices) furnished to any Person pursuant to the terms of any preferred stock designation, indenture (including the Senior Notes Indenture), loan or credit or other similar agreement in respect of Indebtedness in excess of the Threshold Amount, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 5.01;
(i)If requested by the DIP Agent, concurrently with the delivery of any Reserve Report to the DIP Agent, a list of all Persons purchasing Hydrocarbons from any Borrower or any other Credit Party which account for greater than ten percent (10%) of the revenues resulting from the sale of all Hydrocarbons from the Borrowers and the other Credit Parties during the fiscal year for which such Reserve Report relates;

(j)concurrently with the delivery of each Reserve Report required by Section 5.11, consolidated quarterly financial projections and budgets (including a cash flow forecast) for the Borrowers and their Subsidiaries for the twelve (12) succeeding months;
(k)Prior to or concurrently with the delivery of each Reserve Report required by Section 5.11, a report describing the gross volume of production and sales attributable to production during the prior six-month period from the properties described in the such Reserve Report and describing the related severance taxes, other taxes, and leasehold operating expenses, together with the following internally prepared and generated information and data concerning the Borrowers and their Subsidiaries: (i) most recent three (3) year historical volumes produced and cash flows, and (ii) a summary of material contracts and calculation of third party payments (i.e., processing fees, keepwhole or percentage of proceeds contracts);
(l)together with the delivery of the financial information to be supplied under Sections 5.01(a) and (b), a report, in form and substance reasonably satisfactory to the DIP Agent, setting forth as of the last Business Day of such fiscal quarter or fiscal year, a true and complete list of all Swap Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of each Borrower and each Subsidiary (and, with respect to each Subsidiary that is a Credit Party, indicating whether such Credit Party is or is not a Qualified ECP Obligor as of the date of the delivery of such report), the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value therefor, any new credit support agreements relating thereto not listed on Schedule 3.19, any margin required or supplied under any credit support document, and the counterparty to each such agreement;
(m)together with the delivery of the financial information to be supplied under Sections 5.01(a) and (b), a Lease Operating Statement for such calendar quarter most recently ended;
(n)concurrently with any delivery of financial statements under Section 5.01(a), a certificate of insurance coverage from each insurer or its authorized agent or broker with respect to the insurance required by Section 5.05, in form and substance reasonably satisfactory to the DIP Agent, and, if requested by the DIP Agent or any Lender, all copies of the applicable policies;
(o)prompt written notice (and in any event within 30 days prior thereto or such shorter period as may be agreed to by the DIP Agent) of any change in (i) any Credit Party’s corporate name, (ii) the location of any Credit Party’s chief executive office or principal place of business, (iii) the Credit Party’s identity or corporate structure or in the jurisdiction in which such Person is incorporated or formed, (iv) any Credit Party’s jurisdiction of organization or such Credit Party’s organizational identification number in such jurisdiction of organization and (v) any Credit Party’s U.S. federal taxpayer identification number;
(p)[Reserved];
(q)[Reserved];
(r)promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the DIP Agent or any Lender may reasonably request;
(s)as soon as available and in any event (i) no later than 12:00 p.m. on each Weekly Test Date (and at such other times as the Borrowers may elect), a rolling 13-Week Budget in form and substance acceptable to the DIP Agent in its discretion, which shall reflect the Borrowers’ good faith projection of all weekly cash receipts and disbursements in connection with the operation of the Credit Parties’ and their respective Subsidiaries’ business during such thirteen-week period, including but not limited to, (x) the ad valorem, severance and production taxes and lease operating expenses attributable Oil and Gas Properties and incurred for such thirteen week period (including transportation, gathering and marketing costs) and all categories of applicable expenses, and (y) other capital expenditures, collections, payroll, and other material cash outlays, in each on a line item basis, and (ii) no later than 12:00 p.m. on each Weekly Test Date, a variance report as required under Section 5.19;
(t)If, at any time, any Subsidiary of the Company is not a wholly-owned Subsidiary, then concurrently with any delivery of financial statements under clauses (a) or (b) above, a certificate of the chief financial officer of the Company setting forth consolidating spreadsheets that show all Subsidiaries that are not wholly-owned Subsidiaries and the eliminating entries applicable to the preparation of consolidating financial statements, in such form as would be presentable to the auditors of the Company;
(u)solely to the DIP Agent, within three (3) Business Days of receiving written notice thereof by any Borrower or any Subsidiary thereof, copies of all Lien filings of the type described in clause (i), (ii), (iii), (iv), and (v) of the definition of “Permitted Liens” regardless of whether such Lien is a Permitted Lien (which written notice may be by electronic mail to matt.chase@bokf.com with a copy to sory@fdlaw.com, rebecca.keep@bracewell.com, or such other email addresses notified to the Company from time to time by the DIP Agent).
Documents required to be delivered pursuant to Section 5.01(a), (b), (c) or (g) (to the extent any such documents are included in materials otherwise filed with the SEC) shall be deemed to be delivered hereunder upon such filing with the SEC on the date of such filing.
SECTION 5.02. Notices of Material Events. The Company will furnish to the DIP Agent and each Lender prompt written notice (and in any event within three Business Days) of the following:
(a)the occurrence of any Default;
(b)the commencement of any legal or arbitral proceedings, and of all proceedings before any Governmental Authority filed against any Borrower or any Subsidiary, except proceedings that, if adversely determined, could not reasonably be expected to result in liability in excess of the Threshold Amount (whether individually or in the aggregate), unless fully covered by insurance and having a deductible of no greater than $150,000;
(c)in the event the amount of contested taxes or similar claims not previously disclosed in the financial statements delivered under Section 5.01(a) and Section 5.01(b) above exceeds the Threshold Amount in the aggregate at any one time, prompt written notice from an Authorized Officer describing such circumstances, in detail satisfactory to the DIP Agent;
(d)the occurrence of any Casualty Event to Oil and Gas Properties subject to any Mortgage or the commencement of any action or proceeding for the taking of any Oil and Gas Properties subject to any Mortgage with a value exceeding the Threshold Amount under power of eminent domain or by condemnation, nationalization or similar proceeding;
(e)the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrowers, any Subsidiary thereof, any Guarantor or any ERISA Affiliate in an aggregate amount exceeding the Threshold Amount;

(f)Promptly upon, and in any event no later than three days after (or such longer period as the DIP Agent may agree in its sole discretion), the receipt thereof, or the acquisition of knowledge thereof, by any Credit Party, a copy of any form of request, claim, complaint, order, notice, summons or citation received from any Governmental Authority or any other Person, concerning (i) violations or alleged violations of Environmental Laws, which seek to impose liability therefore in excess of $1,000,000 or which could otherwise reasonably be expected to cause a Material Adverse Effect, (ii) any action or omission on the part of any of the Credit Parties or any of their former Subsidiaries in connection with Hazardous Materials which could reasonably result in the imposition of liability in excess of $1,000,000 or that could otherwise reasonably be expected to cause a Material Adverse Effect or requiring that action be taken to respond to or clean up a release of Hazardous Materials and such action or clean-up could reasonably be expected to cause a Material Adverse Effect, including without limitation any information request related to, or notice of, potential responsibility under CERCLA, or (iii) the filing of a Lien in connection with obligations arising under Environmental Laws upon, against or in connection with the Credit Parties, any of their respective Subsidiaries, or any of their respective former Subsidiaries, or any of their leased or owned Property, wherever located;
(g)any claims, legal or arbitration proceedings, proceedings before any Governmental Authority, or disputes pending, or to the knowledge of any Credit Party threatened in writing, or affecting any Credit Party or Subsidiary which, if adversely determined, could result in a liability to any Credit Party of Subsidiary in an amount in excess of $500,000 or that could otherwise result in a cost, expense or loss to the Credit Parties or any of their respective Subsidiaries in excess of $350,000, or any material labor controversy of which any Credit Party or Subsidiary has knowledge resulting in or reasonably considered to be likely to result in a strike against any Credit Party or Subsidiary thereof and (ii) any claim, judgment, Lien or other encumbrance (other than any Permitted Lien) affecting any Property of any Credit Party or Subsidiary thereof if the value of the claim, judgment, Lien, or other encumbrance affecting such Property shall exceed $500,000;
(h)a copy of any notice, summons, citation, or proceeding received by any Credit Party or Subsidiary thereof seeking to modify in any material respect, revoke, or suspend any material contract, license, permit or agreement with any Governmental Authority;
(i)any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification;
(j)any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and
(k)if any Credit Party ceases to be a Qualified ECP Obligor.
Each notice delivered under this Section shall be accompanied by a statement of an Authorized Officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION 5.03. Existence; Conduct of Business. Subject to the DIP Orders, each Borrower will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of their business, except where the failure to so preserve, renew or keep could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.
SECTION 5.04. Payment of Obligations, Taxes and Material Claims.

(a)Subject to the DIP Orders, each Borrower will, and will cause each of the Subsidiaries to, pay the DIP Obligations according to the terms set forth in this Agreement, the Loan Documents, the Lender Swap Agreements, and all documents evidencing Bank Product Obligations and do and perform, in all material respects, every act and discharge all of the obligations to be performed and discharged by them under this Agreement and the Loan Documents, at the time or times and in the manner specified.
(b)Subject to the DIP Orders, each Borrower will, and will cause each of the Subsidiaries to, to timely file all U.S. federal income Tax returns and all other material Tax returns and reports required to be filed and pay (i) all material foreign, U.S. federal, state and local Taxes imposed upon it or any of its assets or with respect to any of its franchises, business, income or profits before any penalty or interest accrues thereon and (ii) all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or might become a Lien (other than Liens permitted pursuant to Section 6.02) on any of its assets; provided, however, that no payment of Taxes or claims shall be required if the amount, applicability or validity thereof is currently being contested in good faith by appropriate action promptly initiated and diligently conducted in accordance with good business practices, and the Company, as and to the extent required in accordance with GAAP, shall have set aside on its books reserves (segregated to the extent required by GAAP) deemed by it to be adequate with respect thereto.
SECTION 5.05. Maintenance of Properties; Insurance.
(a)Each Borrower will, and will cause each of the Subsidiaries to: (i) except as permitted in Section 6.03, preserve and maintain its existence and all of its rights, privileges and franchises and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties is located or the ownership of its Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; (ii) keep books of record and account in accordance with GAAP; (iii) comply with all Governmental Requirements if failure to comply with such requirements could reasonably be expected to have a Material Adverse Effect; and (iv) keep, or cause to be kept, insured by financially sound and reputable insurers all Property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance against risks as is usually carried by such Persons. All policies of insurance shall either have attached thereto a “lender’s loss payable endorsement” for the benefit of the DIP Agent, as loss payee in form reasonably satisfactory to the DIP Agent or shall name the DIP Agent as an additional insured, as applicable. All policies or certificates of insurance shall set forth the coverage, the limits of liability, the name of the carrier, the policy number, and the period of coverage. All such policies shall contain a provision that notwithstanding any contrary agreements between the Credit Parties, their respective Subsidiaries, and the applicable insurance company, such policies will not be canceled without at least 30 days’ prior written notice to the DIP Agent (or at least 10 days’ for non-payment of premium). In the event that, notwithstanding the “lender’s loss payable endorsement” requirement of this Section 5.05, the proceeds of any insurance policy described above are paid to any Credit Party or a Subsidiary when an Event of Default has occurred and is continuing, the Borrowers shall deliver such proceeds to the DIP Agent immediately upon receipt. Waiver of subrogation shall apply in favor of the DIP Agent in connection with any general liability insurance policy of any Credit Party.
(b)Each Borrower will, and will cause each of the Subsidiaries to, operate its Properties or cause such Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, applicable Environmental Laws and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to comply could not reasonably be expected to have an adverse effect of $1,000,000 or more on the business, Property, liabilities (actual or contingent), condition (financial or otherwise) or results of operations of the Borrowers and the Subsidiaries taken as a whole.
(c)Each Borrower will, and will cause each of the Subsidiaries to, at its own respective expense, do or cause to be done all things reasonably necessary to preserve and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its Oil and Gas Properties and other Properties, including, without limitation, all equipment, machinery and facilities, and from time to time will make all the reasonably necessary repairs, renewals and replacements so that at all times the state and condition of its Oil and Gas Properties and other Properties will be preserved and maintained, in each case, except to the extent such failure to so preserve and keep could not reasonably be expected to have a Material Adverse Effect. Each Borrower will, and will cause each of the Subsidiaries to, promptly: (a) pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder, and (b) perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other Properties, except in each case of clauses (a) and (b) to the extent such failure could not reasonably be expected to have a Material Adverse Effect and except for dispositions permitted by Section 6.13. Each Borrower will, and will cause each of the Subsidiaries to, operate its Oil and Gas Properties and other Properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties and other Properties to be operated in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, except, in each case, where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. To the extent that none of the Borrowers or any Subsidiary is the operator of such Property, the Borrowers shall use reasonable efforts to cause the operator to comply with this Section 5.05(c).
SECTION 5.06. Books and Records; Inspection Rights. Each Borrower will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made in all material respects of all dealings and transactions in relation to its business and activities. Each Borrower will, and will cause each of the Subsidiaries to, permit any representatives, agents or consultants designated by the DIP Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. Without limiting the generality of the foregoing, in connection with each annual financial statement required to be delivered under Section 5.01(a), the Borrowers shall make its respective officers available for a telephonic (or, with the Borrowers’ consent, an in-person) meeting with the DIP Agent and the Lenders held at reasonable times and upon reasonable prior notice, to discuss such financial statements and Reserve Reports, drilling activities and such other information regarding the Credit Parties, its Subsidiaries and their respective Properties. Notwithstanding the foregoing, no Credit Party shall be required to disclose to the DIP Agent or any Lender, or any agents, advisors or other representatives thereof, any written material, (x) the disclosure of which would cause a breach of any confidentiality provision in the written agreement governing such material applicable to such Person, (y) which is the subject of attorneyclient privilege or attorney’s work product privilege asserted by the applicable Person to prevent the loss of such privilege in connection with such information, or (z) which is a non-financial trade secret or other proprietary information.

SECTION 5.07. Compliance with Laws. Each Borrower will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Without limiting the generality and coverage of the foregoing, each Credit Party shall comply, and shall cause each of its Subsidiaries to comply with all Environmental Laws and all laws, regulations, or directives with respect to equal employment opportunity and employee safety in all jurisdictions in which any Credit Party or any Subsidiary thereof does business except where failure to so comply has not resulted in and could not reasonably be expected to result in an adverse effect of $1,000,000 or more on the business, Property, liabilities (actual or contingent), condition (financial or otherwise) or results of operations of the Borrowers and the Subsidiaries taken as a whole. Without limitation of the foregoing, each Credit Party shall, and shall cause each of its Subsidiaries to, (a) maintain and possess all authorizations, Permits, licenses, trademarks, trade names, rights and copyrights which are necessary or advisable to the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (b) obtain, as soon as practicable, all consents or approvals required from any states of the United States (or other Governmental Authorities) necessary to grant the DIP Agent a first priority security interest in at least 90% of the Proved Hydrocarbon Interests of the Oil and Gas Properties of the Credit Parties.
SECTION 5.08. Use of Proceeds of Loans.
(a)The proceeds of the New Money Interim Loans and the New Money Final Loans will be used by the Borrowers only for the following purposes: (i) to pay certain costs, fees and expenses related to the Loan Documents and the Cases, including Professional Fees and the Carve-Out, (ii) to pay any Adequate Protection Payments and (iii) to fund the working capital needs, capital improvements and expenditures of the Credit Parties during the Cases, in each case in accordance with an Approved Budget but subject to the Permitted Variance; provided that the payment of Professional Fees shall not be subject to the Approved Budget prior to (x) the occurrence of an Event of Default and delivery of the Termination Declaration (as defined in the applicable DIP Order) in accordance with the procedures set forth in the applicable DIP Order and (y) delivery of a Carve-Out Trigger Notice (as defined in the applicable DIP Order).
(b)Proceeds of the Loans shall not be used (i) to permit the Borrowers, any Guarantor or any of their representatives to challenge or otherwise contest or institute any proceeding to determine (x) the validity, perfection or priority of security interests in favor of any of the Lenders or the Prepetition Secured Parties, or (y) the enforceability of the obligations of the Borrowers or any Guarantor under this Agreement or the Prepetition Credit Agreement, (ii) to investigate, commence, prosecute or defend any claim, motion, proceeding or cause of action against any of the Lenders or the Prepetition Secured Parties, each in such capacity, and their respective agents, attorneys, advisors or representatives, including, without limitation, any lender liability claims or subordination claims, or (iii) to fund acquisitions, capital expenditures, capital leases, or any other expenditure other than as set forth in the Approved Budget (subject to the Permitted Variance) or the Carve-Out.
(c)No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.
(d)The Borrowers will not request any Borrowing, and none of the Borrowers shall use, and each shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in either case in violation of any Sanctions applicable to such Borrower and its Subsidiaries, or (iii) in any manner that would result in the violation of any Sanctions applicable to any Credit Party or, to the knowledge of any Borrower, any other Person.
SECTION 5.09. Environmental Matters.
(a)Each Borrower will, and will cause each Subsidiary to, establish and implement such procedures as may be reasonably necessary to continuously determine and assure that any failure of the following could not reasonably be expected to have an adverse effect of $1,000,000 or more on the business, Property, liabilities (actual or contingent), condition (financial or otherwise) or results of operations of the Borrowers and the Subsidiaries taken as a whole: (a) all Property of the Borrowers and the Subsidiaries and the operations conducted thereon and other activities of the Borrowers and the Subsidiaries are in compliance with and do not violate the requirements of any Environmental Laws, (b) no oil, oil and gas production or exploration wastes, Hazardous Materials or solid wastes are disposed of or otherwise released on or to any Property owned by any such party except in compliance with Environmental Laws, (c) no Hazardous Material will be released on or to any such Property in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA or under any other Environmental Laws, and (d) no oil, oil and gas exploration and production wastes or Hazardous Materials or solid wastes are released on or to any such Property so as to endanger public health or welfare or the environment.
(b)Each Borrower will promptly notify the DIP Agent and the Lenders in writing of any written threatened action, investigation or inquiry (including written notices thereof) by any Governmental Authority against such Borrower or any of the Subsidiaries or their Properties of which such Borrower has knowledge in connection with any Environmental Laws (excluding routine testing and corrective action) if such Borrower reasonably anticipates that such action will result in liability, not fully covered by insurance, subject to normal deductibles (whether individually or in the aggregate) in excess of $1,000,000.
SECTION 5.10. Further Assurances. Each Credit Party shall, and shall cause each Subsidiary to, cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Collateral Documents and this Agreement. Each Credit Party hereby authorizes the DIP Agent to file any financing statements without the signature of such Credit Party to the extent permitted by applicable Governmental Requirement in order to perfect or maintain the perfection of any security interest granted under any of the Loan Documents. Each Credit Party at its expense will, and will cause each of its Subsidiaries to, promptly execute and deliver to the DIP Agent upon its reasonable request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Credit Party, as the case may be, in the Collateral Documents and this Agreement, or to further evidence and more fully describe the collateral intended as security for the DIP Obligations, or to correct any omissions in the Collateral Documents, or to state more fully the security obligations set out herein or in any of Collateral Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Collateral Documents, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith or to enable the DIP Agent to exercise and enforce its rights and remedies with respect to any Collateral.
SECTION 5.11. Reserve Reports.
(a)As soon as available but in any event on or before September 1, 2020, and September 1st of each year thereafter, the Company shall furnish to the DIP Agent and the Lenders an Internal Reserve Report or an Independent Reserve Report dated effective as of the immediately preceding June 30th.

(b)As soon as available but in any event on or before March 1, 2021, and March 1st of each year thereafter, the Company shall furnish to the DIP Agent and the Lenders an Independent Reserve Report dated effective as of the immediately preceding December 31st.
(c)With the delivery of each Reserve Report, the Company shall provide to the DIP Agent and the Lenders a certificate from an Authorized Officer of the Company certifying that, to their knowledge and in all material respects: (A) the information contained in such Reserve Report and any other information delivered in connection therewith is true and correct, (B) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances in excess of 2% of the monthly production, take or pay or other prepayments with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require any Borrower or any Guarantor to deliver Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (C) none of the Credit Parties’ Oil and Gas Properties have been sold since the date of the immediately prior Reserve Report except as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties sold and in such detail as reasonably required by the DIP Agent and the Requisite Lenders, (D) upon the request of the DIP Agent, attached to the certificate is a list of its Oil and Gas Properties added to and deleted from the immediately prior Reserve Report and a list showing any change in working interest or net revenue interest in its Oil and Gas Properties occurring and the reason for such change, (E) upon the request of the DIP Agent, attached to the certificate is a list of all Persons disbursing proceeds to any Borrower or to any Guarantor, as applicable, from its Oil and Gas Properties, and (F) except as set forth on a schedule attached to the certificate, at least 90% of the Proved Hydrocarbon Interests and the Oil and Gas Properties relating thereto are pledged as Collateral for the DIP Obligations.
SECTION 5.12. Title Information; Cure of Title Defects.
(a)Upon reasonable request by the DIP Agent, the Borrowers will promptly deliver or make available title information in form and substance reasonably acceptable to the DIP Agent covering the Oil and Gas Properties evaluated by a Reserve Report which were not evaluated under any previous Reserve Report but only to the extent that the satisfactory title information previously reviewed by the DIP Agent does not cover at least 85% of the Proved Hydrocarbon Interests evaluated by such Reserve Report, including such new Oil and Gas Properties.
(b)Within 60 days after (i) a request by the DIP Agent or the Lenders to cure title defects or exceptions which are not Permitted Liens raised by such information with respect to the Oil and Gas Properties included in the most recently delivered Reserve Report or (ii) a notice by the DIP Agent that any Credit Party has failed to comply with clause (a) above, such Credit Party shall (x) cure such title defects or such exceptions or substitute acceptable Oil and Gas Properties with no title defects or exceptions except for Permitted Liens covering Collateral of an equivalent value and (y) deliver to the DIP Agent satisfactory evidence of such cure or as to any substitute Oil and Gas Properties satisfactory title evidence (including supplemental or new title opinions meeting the foregoing requirements) in form and substance acceptable to the DIP Agent in its reasonable business judgment as to the Credit Parties’ ownership of such Oil and Gas Properties and the DIP Agent’s Liens and security interests therein as are required to maintain compliance with clause (a).
SECTION 5.13. ERISA Information and Compliance. As soon as available, and in any event, within 10 days after any Borrower obtains knowledge of any of the following, such Borrower will furnish and will cause each Subsidiary, Guarantor and ERISA Affiliate to promptly furnish to the DIP Agent with sufficient copies to the Lenders (a) a written notice signed by an Authorized Officer of such Borrower describing the occurrence of any ERISA Event or of any material “prohibited transaction,” as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, that could reasonably be expected to result in liability of the Borrowers, any Subsidiary thereof, any Guarantor or any ERISA Affiliate in an aggregate amount exceeding the Threshold Amount, including any notices from a Multiemployer Plan sponsor or any Governmental Authority concerning such event, and specifying what action such Borrower, Subsidiary, Guarantor or ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (b) copies of any notice of the PBGC’s intention to terminate or to have a trustee appointed to administer any Plan to the extent that such action could reasonably be expected to result in liability to the Borrowers, any Subsidiary thereof, any Guarantor or any ERISA Affiliate in an aggregate amount exceeding the Threshold Amount. Upon request by the DIP Agent, the Borrowers will promptly furnish to the DIP Agent copies of (i) any annual report (Form 5500 Series) filed by any Borrower, any Subsidiary thereof, any Guarantor or any of ERISA Affiliate with the Employee Benefits Security Administration with respect to each Employee Benefit Plan; (ii) the most recent actuarial valuation report for each Plan; and (iii) such other information, documents or governmental reports or filings relating to any Employee Benefit Plan as the DIP Agent shall reasonably request. Except as would not reasonably be expected to result in a Material Adverse Effect, with respect to each Plan, each Borrower will, and will cause each Subsidiary, Guarantor and ERISA Affiliate to, (i) satisfy in full, without incurring any material late payment or underpayment charge or penalty and without giving rise to any Lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC, without incurring any material late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.
SECTION 5.14. Business of the Borrowers. The primary business of the Borrowers and the Subsidiaries is and will continue to be the acquisition, exploration, development, financing, ownership, operation, production, maintenance, storage, transportation, gathering, processing and marketing of Hydrocarbons, Hydrocarbon Interests and Oil and Gas Properties and related activities.
SECTION 5.15. Permits, Licenses. Each Borrower shall, and shall cause each Subsidiary to, maintain all material patents, copyrights, trademarks, service marks and trade names necessary to conduct its business, including, without limitation all consents, permits, licensees and agreements material to its Oil and Gas Properties, except as could not reasonably be expected to have a Material Adverse Effect.
SECTION 5.16. Cash Management. The Borrowers and Guarantors shall use a cash management system that is the same as or substantially similar to its pre-petition cash management system or as otherwise may be approved by the Bankruptcy Court; provided, however, that the Borrowers shall only be allowed to withdraw or transfer from their respective accounts amounts necessary to fund expenses of the Credit Parties for the then-current or immediately following week as set forth in the Approved Budget (subject to the Permitted Variance), or as otherwise reasonably approved by the DIP Agent. Any material changes from such prepetition cash management system must be reasonably acceptable to the DIP Agent and the Requisite Lenders.
SECTION 5.17. Compliance with Anti-Corruption Laws and Sanctions. Each Borrower will, and will cause each of its Subsidiaries to, maintain in effect and enforce policies and procedures designed to ensure compliance by such Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
SECTION 5.18. Keepwell. Subject to the Final DIP Order, each Borrower hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under any Guaranty or any Lender Swap Agreement in respect of Lender Swap Obligations (provided that such Borrower shall only be liable under this Section 5.18 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 5.18 or otherwise under the Loan Documents voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of the Borrowers under this Section 5.18 shall remain in full force and effect until the DIP Obligations have been repaid in full and the Commitments and this Agreement have terminated. The Borrowers intend that this Section 5.18 constitute, and this Section 5.18 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
SECTION 5.19. Budget Compliance and Permitted Variances.
(a)Subject to the Permitted Variance, no Borrower shall make expenditures or permit any Subsidiary to make expenditures in excess of the amounts set forth in the Approved Budget for any period (other than Professional Fees to the extent approved by the Bankruptcy Court and any fluctuations in the amount (but not the quantum of interest) of royalty payments, payments to working interest holders, or similar payments or ad valorem or other taxes due on account of production of oil and gas interests that are attributable to changes in commodity prices, respectively). The Approved Budget shall be tested weekly on the Weekly Test Date on a cumulative basis for all disbursements made in the prior four weeks (or, if applicable, such shorter number of weeks elapsed since the delivery of the Initial Budget); provided that, for purposes of testing any period that includes the first week following the Petition Date, the first week following the Petition Date shall be deemed to be the period beginning on May 25, 2020 and ending on May 29, 2020.
(b)The Credit Parties shall deliver to the Lenders on each Weekly Test Date a variance report for the then-ended Approved Budget period comparing (i) actual cumulative disbursements made in the prior week (which, in the case of the first such week following the Petition Date shall be deemed to be the period beginning on May 25 and ending on May 29, 2020) and (ii) actual cumulative disbursements made in the prior four weeks (or, if applicable, such shorter number of weeks elapsed since the delivery of the Initial Budget) (it being agreed that, for purposes of reporting Actual Cumulative Disbursements pursuant to clause (b)(ii) for any period that includes the first week following the Petition Date,  the first week following the Petition Date shall be deemed to be the period beginning on May 25, 2020 and ending on May 29, 2020) (such amount, the “Actual Cumulative Disbursements”) to (iii) budgeted cumulative disbursements for such applicable period (such amount, the “Budgeted Cumulative Disbursements”), in each case, other than (x) Professional Fees and (y) any fluctuations in the amount (but not the quantum of interest) of royalty payments, payments to working interest holders, or similar payments or ad valorem or other taxes due on account of production of oil and gas interests that are attributable to changes in commodity prices, respectively, for such period as forecast in the Approved Budget, all as certified by the Company's chief financial officer as being true and correct in all material respects (except with respect to any forward-looking statements or information).
(c)Actual Cumulative Disbursements (other than disbursements on account of (i) Professional Fees to the extent approved by the Bankruptcy Court and (ii) any fluctuations in the amount (but not the quantum of interest) of royalty payments, payments to working interest holders, or similar payments or ad valorem or other taxes due on account of production of oil and gas interests that are attributable to changes in commodity prices) made in the prior four weeks (or, if applicable, such shorter number of weeks elapsed since the delivery of the Initial Budget), may not vary as tested on June 3, 2020, and on each Weekly Test Date thereafter, from Budgeted Cumulative Disbursements for such applicable period (other than disbursements on account of (x) Professional Fees to the extent approved by the Bankruptcy Court and (y) any fluctuations in the amount (but not the quantum of interest) of royalty payments, payments to working interest holders, or similar payments or ad valorem or other taxes due on account of production of oil and gas interests that are attributable to changes in commodity prices) as reflected in the most recently delivered Approved Budget by more than 10% or by such greater amount as agreed upon by the DIP Agent and the Requisite Lenders (the “Permitted Variance”); provided that, for purposes of determining compliance with this clause (c) for any period that includes the first week following the Petition Date, the first week following the Petition Date shall be deemed to be the period beginning on May 25, 2020 and ending on May 29, 2020.
(d)The monthly line item for “Professional Fees” shall be on an accrual basis in the full amount of estimated Professional Fees, even though not payable under the Bankruptcy Code until “allowed” (including allowed on a monthly and/or interim basis).
(e)Notwithstanding the foregoing, the Borrowers will not be required to test receipts in the variance report.
(f)Commencing on June 8, 2020 and continuing on the second Monday of each calendar month thereafter, the Professionals shall provide to the Credit Parties and counsel to the DIP Agent a summary of fees and expenses accrued by such Professionals for the prior calendar month (excluding fees and expenses accrued on or prior to the Petition Date) and for which such Professionals intend to submit applications for compensation and reimbursement. In the event the amount of accrued fees and expenses for such Professionals for such prior calendar month exceeds the amount set forth in the Approved Budget for the applicable period (the “Monthly Estimate”) plus a 10% variance, the DIP Agent shall meet and confer with the Credit Parties and such Professionals to discuss a good-faith modification to the Approved Budget and the Monthly Estimate regarding the fees and expenses of such Professionals. To the extent the amount of the actual fees and expenses of the Professionals for any calendar month is less than the Monthly Estimate for such calendar month, such excess amount may be rolled forward to increase the amount of the Monthly Estimate in any subsequent calendar month.
SECTION 5.20. Agreement to Pledge; Guaranty.
(a)In the event that the Oil and Gas Properties subject to an Acceptable Security Interest do not represent at least 90% of the Proved Hydrocarbon Interests and the Oil and Gas Properties relating thereto, then each Credit Party shall, and shall cause each of its Subsidiaries that is a Credit Party to, grant to the DIP Agent within thirty (30) days of the date each Reserve Report is required to be delivered (subject to the last sentence of this clause (a)), as security for the DIP Obligations an Acceptable Security Interest on such Oil and Gas Properties not already subject to an Acceptable Security Interest such that after giving effect thereto, the Oil and Gas Properties subject to an Acceptable Security Interest will constitute at least 90% of the Proved Hydrocarbon Interests and the Oil and Gas Properties relating thereto. Notwithstanding the foregoing, the DIP Agent in its sole discretion may agree to a later date for the Credit Parties to comply with this clause (a) so long as such later date is no later than 60 days after the otherwise required date.
(b)Each Credit Party shall, and shall cause each Subsidiary to, grant to the DIP Agent an Acceptable Security Interest in all Property (other than Oil and Gas Properties and any other excluded assets in accordance with terms hereof) of any Credit Party or Subsidiary.
SECTION 5.21. Bankruptcy Documents. The Borrowers will use commercially reasonable efforts to deliver to counsel to the DIP Agent the following documents at least three (3) Business Days prior to date on which any Borrower or any of its Affiliates intend to file such documents (a) the proposed DIP Orders (which must be in form and substance reasonably satisfactory to the DIP Agent and the Requisite Lenders), (b) all “first day motions and orders”, (c) the Plan of Reorganization, including the proposed Disclosure Statement related to such Plan of Reorganization and (d) any other material agreements, motions, pleadings, briefs, applications, orders, and other filings with the Bankruptcy Court

(each in form and substance reasonably satisfactory to the DIP Agent, solely to the extent they affect the DIP Agent); provided that if delivery of such documents (other than the DIP Orders, the Plan of Reorganization, the Disclosure Statement or Confirmation Order or any amendments thereto) at least three (3) Business Days in advance is not reasonably practicable, such document shall be delivered as soon as reasonably practicable prior to filing.
SECTION 5.22. Accounts. Each of the Credit Parties shall maintain the following accounts with the DIP Agent: (i) all primary operating, collection and deposit accounts (including, but not limited to, all such Deposit Accounts, Commodity Accounts and Securities Accounts) that are not Excluded Accounts, regardless of the balances thereof; and (ii) all other accounts that are not Excluded Accounts with a balance of at least $250,000 individually and balances in the aggregate of at least $500,000 (including, but not limited to, all such Deposit Accounts, Commodity Accounts and Securities Accounts that are not Excluded Accounts). Except for those accounts more particularly described within the immediately preceding sentence, each other account that is not an Excluded Account that is maintained by any Credit Party shall be maintained with either the DIP Agent or with a Permitted Third Party Bank.
SECTION 5.23. Required Hedges. The Borrowers shall at all times maintain Swap Agreements in respect of crude oil in notional volumes no less than the percentage of reasonably anticipated production from Proved Hydrocarbon Interests of the Credit Parties comprised of crude oil classified as “proved developed producing” reserves covered pursuant to the Swap Agreements in effect as of the Closing Date.
ARTICLE VI
NEGATIVE COVENANTS
Until the Discharge of DIP Obligations, each Borrower and the Subsidiaries party hereto covenant and agree with the Lenders that:
SECTION 6.01. Indebtedness. Each Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:
(a)(i) the DIP Obligations arising under this Agreement, any other Loan Document, any Lender Swap Agreement, or any document evidencing Bank Product Obligations or any guaranty of or suretyship arrangement for the DIP Obligations arising under any Loan Document, any Lender Swap Agreement, or any document evidencing Bank Product Obligations, and (ii) the Prepetition Secured Obligations;
(b)Indebtedness under the Senior Notes outstanding on the date hereof listed on Schedule 6.01(b);
(c)Indebtedness of any Borrower or any Subsidiary existing on the date hereof (other than Indebtedness under Senior Notes) that is listed on Schedule 6.01(c), and any refinancings, renewals or extensions thereof that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased remaining weighted average life to maturity thereof;
(d)Indebtedness under Capital Leases (as required to be reported on the consolidated financial statements of the Company pursuant to GAAP) and purchase money indebtedness entered into prior to the Petition Date and listed on Schedule 6.01(d);
(e)Indebtedness associated with bonds or surety obligations required by Governmental Requirements in connection with the operation of the Oil and Gas Properties;

(f)unsecured intercompany Indebtedness between Credit Parties; provided, further, that any such Indebtedness shall be subordinated to the DIP Obligations on terms set forth in the Guaranty;
(g)endorsements of negotiable instruments for collection in the ordinary course of business;
(h)other Indebtedness (not included under subsections (a) through (g) of this Section 6.01) not to exceed $5,000,000 in the aggregate at any one time outstanding;
(i)accounts payable incurred in the ordinary course of business prior to the date hereof;
(j)accounts payable incurred in the ordinary course of business on or after the date hereof that are no more than 60 days past due unless being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of such obligor;
(k)Indebtedness arising under Swap Agreements permitted by Section 6.05;
(l)usual and customary insurance premiums financing arrangements for insurance policies required hereunder entered into in the ordinary course of business and in a manner consistent with past practice, such financing arrangements not to exceed $500,000 in the aggregate at any one time outstanding; and
(m)Indebtedness regarding self-insured liabilities, including retentions under insurance policies entered into in the ordinary course of business and in a manner consistent with past practice, not to exceed $1,000,000 in the aggregate at any one time outstanding.
SECTION 6.02. Liens. Each Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:
(a)Liens securing the payment of any DIP Obligations;
(b)Permitted Liens;
(c)Liens securing leases giving rise to Indebtedness allowed under Section 6.01(d) but only on the Property under lease;
(d)Liens securing the payment of the obligations under the Prepetition Secured Facilities in existence on the date hereof and Adequate Protection Liens thereon;
(e)Liens disclosed on Schedule 6.02;
(f)any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses in this Section 6.02; provided that any such Indebtedness is not increased beyond the amount thereof outstanding on the date hereof (other than increases associated with the capitalization of refinancing costs) and is not secured by any additional assets;
(g)Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection and (ii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
(h)Liens arising under the DIP Orders;
(i)Liens made in the ordinary course of business to secure liability to insurance carriers respecting the financing of insurance premiums permitted under Section 6.01(l);
(j)additional Liens upon Property created after the date hereof which do not secure debt for borrowed money (other than Pcards and Epayables) or obligations under Swap Agreements, provided that (i) the aggregate obligations secured thereby and incurred on or after the date hereof shall not exceed $5,000,000 in the aggregate at any one time outstanding, and (ii) if such Liens encumber cash collateral, the aggregate amount of cash on deposit shall not exceed $1,500,000; and
(k)additional Liens upon Property which secure debt for borrowed money (not included under subsections (a) through (i) of this Section 6.02) not to exceed $1,500,000 in the aggregate at any one time outstanding;
provided that, in any event, no Liens encumbering any Property of any Credit Party shall secure Swap Obligations other than (1) Lender Swap Obligations or (2) Swap Obligations secured under the Prepetition Secured Facilities in existence on the date hereof.
SECTION 6.03. Fundamental Changes.
(a)Other than in connection with the commencement of the Cases, each Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of the Subsidiaries (in each case, whether now owned or hereafter acquired), except as permitted pursuant to Section 6.13, or liquidate or dissolve.
(b)Each Borrower will not, and will not permit any Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Borrowers and the Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto. From and after the date hereof, each Borrower will not, and will not permit any Subsidiary to, acquire or make any other expenditures (whether such expenditure is capital, operating or otherwise) in or related to any Oil and Gas Properties not located within the geographical boundaries of the United States or form or acquire any Subsidiary organized under any jurisdiction outside of the United States.
SECTION 6.04. Investments, Loans and Advances. No Debtor shall make or permit to remain outstanding any loans or advances to or Investments in any Person, except that the foregoing restriction shall not apply to: (a) Permitted Investments; (b) accounts receivable arising in the ordinary course of business; (c) Investments made by any Debtor in or to another Debtor; (d) Investments in direct ownership interests in additional Oil and Gas Properties and gas gathering systems related thereto or related to farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar arrangements that are usual and customary in the oil and gas exploration and production business; (e) Investments reflected in the financial statements delivered pursuant to Section 3.04(a) or that are disclosed to the Lenders on Schedule 6.04, which in any event, were made prior to the date hereof; and (f) other Investments not to exceed $5,000,000 in the aggregate at any time outstanding, net of any return of capital or other cash distributions received with respect to such investments.

SECTION 6.05. Hedging Transactions.
(a)No Borrower will, and will not permit any Subsidiary to, enter into any Swap Agreement with any Person other than:
(i) Swap Agreements with a Lender Swap Counterparty in respect of commodities entered into not for speculative purposes the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is entered into: ninety percent (90%) of the reasonably anticipated projected production from Proved Hydrocarbon Interests classified as “proved developed producing” reserves from Oil and Gas Properties (as such production is projected in the most recent Reserve Report delivered pursuant to the terms of this Agreement) for each month during such period for for each of crude oil, natural gas and natural gas liquids, calculated separately; provided, that (A) put option contracts or floors that are not related to corresponding calls, collars or swaps shall not be included in calculating such percentage threshold and (B) such Swap Agreements shall not, in any case, have a tenor of greater than four (4) years. It is understood that Swap Agreements in respect of commodities which may, from time to time, “hedge” the same volumes, but different elements of commodity risk thereof, shall not be aggregated together when calculating the foregoing limitations on notional volumes; and
(ii) Swap Agreements in respect of interest rates with a Lender Swap Counterparty, which effectively convert interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrowers and their Subsidiaries then in effect effectively converting interest rates from floating to fixed) do not exceed 100% of the then outstanding principal amount of all Loans.
(b)In no event shall any Swap Agreement contain any requirement, agreement or covenant for any Borrower or any Subsidiary thereof to post collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures (other than under the Collateral Documents or the Prepetition Security Instruments);
(c) Swap Agreements shall only be entered into in the ordinary course of business (and not for speculative purposes); and
(d)If, after the end of any calendar month, the aggregate volume of all Swap Agreements in respect of commodities for which settlement payments were calculated in such calendar month (other than puts, floors, and basis differential swaps on volumes hedged by other Swap Agreements) exceeded 100% of actual production of crude oil, natural gas and natural gas liquids, calculated separately, in such calendar month, then, to the extent necessary, the Borrowers shall promptly (and in any event within 30 days of the end of such calendar month), terminate, create off-setting positions, allocate volumes to other production the Borrowers or any Subsidiaries are marketing, or otherwise unwind existing Swap Agreements such that, at such time, future hedging volumes will not exceed 100% of reasonably anticipated projected production of crude oil, natural gas and natural gas liquids, calculated separately, for the then-current and any succeeding calendar months.
SECTION 6.06. Restricted Payments. No Borrower will directly or indirectly declare or pay or incur any liability to pay, and no Borrower will permit any Subsidiary thereof to declare or pay or incur any liability to pay, directly or indirectly, any Restricted Payment, provided that any Credit Party or any Subsidiary or a Credit Party may pay dividends or make distributions to any Credit Party. In addition, no Borrower nor any Subsidiary nor any Guarantor shall, directly or indirectly, pay any bonus, incentive, performance pay or similar payment or compensation to or increase the compensation or other similar payments paid (other than regularly scheduled increases in compensation made in the ordinary course of business) directly or indirectly, to (i) any officer (at or above the level of vice president), director, partner, member, manager, shareholder or other equity holder of any Borrower, any Subsidiary or any Guarantor, or (ii) any other direct or indirect family member of any of the foregoing Persons, including, without limitation, any direct or lineal descendent thereof; provided that the Borrowers shall be permitted to make payments with respect to the items set forth above to the extent set forth in any Approved Budget.
SECTION 6.07. Transactions with Affiliates. Each Borrower will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any Property or assets to, or purchase, lease or otherwise acquire any Property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (other than the Borrowers and the Guarantors), except (a) on terms and conditions not less favorable to any Credit Party than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among Credit Parties not involving any other Affiliate, (c) any payments permitted by Section 6.06, (d) transactions or agreements in place as of the Petition Date to the extent such transaction or agreement (i) has been disclosed in writing to the DIP Agent or (ii) was in compliance with the Prepetition Credit Agreement, and (e) transactions or agreements approved by the Bankruptcy Court pursuant to an order in form and substance reasonably satisfactory to the DIP Agent and the Requisite Lenders.
SECTION 6.08. Restrictive Agreements. Each Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Credit Party to create, incur or permit to exist any Lien upon any of its Property or assets in favor of the DIP Agent and/or the other DIP Secured Parties or (b) the ability of any Subsidiary to pay dividends or other distributions to any Borrower or any other Subsidiary, as applicable, or the ability of any Borrower to pay dividends or other distributions to any other Borrower, in each case, with respect to any shares of its capital stock or to make or repay loans or advances to any Borrower or any Subsidiary or to Guarantee Indebtedness of any Borrower or any Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law, by this Agreement, the Senior Notes Documents or the Prepetition Credit Agreement, (ii) the foregoing shall not apply to restrictions permitted pursuant to an agreement entered into in connection with a sale permitted under Section 6.13, (iii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the Property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.
SECTION 6.09. Additional Subsidiaries. No Credit Party shall, nor shall any Credit Party permit any of its Subsidiaries to, create or acquire any additional Subsidiaries. No Credit Party shall sell, assign or otherwise dispose of any Equity Interests in any of its Subsidiaries.
SECTION 6.10. Sale-and-Leaseback. No Credit Party shall, nor shall any Credit Party permit any of its Subsidiaries to, sell or transfer to a Person any Property, whether now owned or hereafter acquired, if at the time or thereafter such Credit Party thereof shall lease as lessee such Property or any part thereof or other Property which such Credit Party or Subsidiary thereof intends to use for substantially the same purpose as the Property sold or transferred.
SECTION 6.11. Proceeds of Loans. Each Borrower will not permit the proceeds of the Loans to be used for any purpose other than Approved Purposes. No Credit Party and no Person acting on behalf of any Credit Party has taken or will take any action which might cause any of the Loan Documents to violate Regulation T, U or X or any other regulation of the Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. If requested by the DIP Agent, each Borrower will furnish to the DIP Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be.
SECTION 6.12. ERISA Compliance. Except as would not reasonably be expected to result in a Material Adverse Effect, each Borrower will not at any time: (a) engage in, or permit any Subsidiary, Guarantor or ERISA Affiliate to engage in, any transaction in connection with which any Borrower, Subsidiary thereof, Guarantor or any ERISA Affiliate could be subjected to either a material civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a material tax imposed by Chapter 43 of Subtitle D of the Code with respect to a Plan; (b) terminate, or permit any Subsidiary, Guarantor or ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, that could result in any liability to any Borrower, Subsidiary thereof, Guarantor or any ERISA Affiliate to the PBGC; (c) fail to make, or permit any Subsidiary, Guarantor or ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, any Borrower, Subsidiary thereof, Guarantor or any ERISA Affiliate is required to pay as contributions thereto; (d) permit, or allow any Subsidiary, Guarantor or ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities, with the term “actuarial present value of the benefit liabilities” having the meaning specified in section 4041 of ERISA; (e) contribute to or assume an obligation to contribute to, or permit any Subsidiary, Guarantor or ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan; (f) acquire, or permit any Subsidiary, Guarantor or ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to any Borrower, Subsidiary thereof, Guarantor or any ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained or contributed to, (i) any Multiemployer Plan or (ii) any Plan under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities; or (g) incur, or permit any Subsidiary, Guarantor or ERISA Affiliate to incur, a liability to or on account of a Plan or Multiemployer Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA.
SECTION 6.13. Sale of Properties. No Debtor will sell, assign, farm-out, convey or otherwise transfer any Property or any interest in any Property except for (a) the sale of Hydrocarbons in the ordinary course of business; (b) farmouts of undeveloped acreage and assignments in connection with such farmouts; (c) the sale or transfer of equipment and other personal property that is no longer necessary for the business of the Debtors with a fair market value of less than $1,000,000 in the aggregate that is replaced by equipment of at least comparable value and use; (d) Casualty Events and dispositions resulting from the exercise of eminent domain, condemnation or nationalization which result in the prepayment of the Loans as provided in Section 2.09(a); (e) any sales, assignments, farm-outs, conveyances or other transfers of Property among Credit Parties; (f) any sales, assignments, farm-outs, conveyances or other transfers of Property made in connection with any transaction permitted by Sections 6.02, 6.03, 6.04, 6.06, or 6.19; or (g) other sales, assignments, farm outs, conveyances or other transfers of Property in an aggregate amount not to exceed $1,000,000 during the term of this Agreement.
SECTION 6.14. Environmental Matters. The Debtors shall not cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any remedial obligations under, any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations could reasonably be expected to result in an Environmental Liability to any Debtor or any subsidiary of a Debtor in excess of the Threshold Amount individually or in the aggregate.
SECTION 6.15. Gas Imbalances, Take-or-Pay or Other Prepayments. Except as disclosed on Schedule 3.17 on the Closing Date or thereafter as disclosed in writing to the DIP Agent in connection with the most recently delivered Reserve Report or as otherwise disclosed in writing to the DIP Agent from time to time, no Credit Party shall, nor shall any Credit Party permit any of its Subsidiaries to, allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of any Credit Party or any Subsidiary which would require any Credit Party or any Subsidiary to deliver their respective Hydrocarbons produced on a monthly basis from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor other than to the extent not exceeding two percent (2%) of the aggregate monthly volumes of Hydrocarbons (on an Mcf equivalent basis) anticipated to be produced from the Credit Parties’ proved developed producing reserves listed in the most recent Reserve Report.
SECTION 6.16. Fiscal Year; Fiscal Quarter. Each Borrower shall not, and shall not permit any Subsidiaries to, change its fiscal year or any of its fiscal quarters.
SECTION 6.17. Repayment of Senior Notes; Amendment of Senior Notes Documents. Each Borrower will not, and will not permit any Subsidiary to: (i) call, make or offer to make any optional or voluntary Redemption of, or otherwise optionally or voluntarily Redeem, any of the Senior Notes; or (ii) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Senior Notes Documents if the effect thereof would be to shorten its maturity or average life or increase the amount of any payment of principal thereof or increase the rate or shorten any period for payment of interest thereon, in each case, other than pursuant to the Plan of Reorganization and as approved by the Bankruptcy Court pursuant to a Final Order.
SECTION 6.18. Marketing Activities. Each Borrower will not, and will not permit any of the Subsidiaries to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto other than (a) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from their proved Oil and Gas Properties during the period of such contract, (b) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from proved Oil and Gas Properties of third parties during the period of such contract associated with the Oil and Gas Properties of the Borrowers and the Subsidiaries that a Borrower or one of the Subsidiaries has the right to market pursuant to joint operating agreements, unitization agreements or other similar contracts that are usual and customary in the oil and gas business and (c) other contracts for the purchase and/or sale of Hydrocarbons of third parties (i) that have generally offsetting provisions (i.e. corresponding pricing mechanics, delivery dates and points and volumes) such that no “position” is taken and (ii) for which appropriate credit support has been taken to alleviate the material credit risks of the counterparty thereto.
SECTION 6.19. Sale or Discount of Receivables. Except for receivables obtained by any Borrower or any Subsidiary out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, each Borrower will not, and will not permit any Subsidiary to, discount or sell (with or without recourse) any of its notes receivable or accounts receivable.
SECTION 6.20. Limitation on Prepayment of Debt; Amendment of Debt Documents. Subject to Section 6.17 and except as otherwise permitted by the DIP Orders or approved by the

Bankruptcy Court pursuant to a Final Order, each Borrower will not, and will not permit any of its respective Subsidiaries to:
(a)(i) make any payment or prepayment of principal of, or premium or interest on, any Indebtedness (A) other than on or after the stated, scheduled date for such payment of principal or interest set forth in the applicable agreement governing such Indebtedness or as contemplated herein, or (B) that would violate the terms of this Agreement, the DIP Orders or the applicable agreement governing such Indebtedness, or (ii) make any deposit (including the payment of amounts into a sinking fund or other similar fund) for any of the foregoing prohibited purposes;
(b)amend, modify or otherwise change, or consent or agree to any amendment, modification or other change to, or enter into any additional or supplemental agreement that has the effect or consequence of amending, modifying or otherwise changing, any of the terms of any prepetition Indebtedness that could have an adverse effect on the Lenders.
SECTION 6.21. Acquisition of Debt. Each Borrower shall not, and shall not permit any of their respective Subsidiaries or Affiliates to, purchase or otherwise acquire, directly or indirectly, any Indebtedness of any Person, provided that the foregoing shall not prohibit (a) any Borrower or any other Credit Party from making any payments in respect of such Indebtedness to the holders of such Indebtedness to the extent any such payment is otherwise permitted hereunder and under the DIP Orders or (b) any Investment permitted by Section 6.04.
SECTION 6.22. Additional Collateral for Prepetition Secured Obligations. Each Borrower will not, and will not permit their respective Subsidiaries to, grant a Lien on any property or asset to secure the Prepetition Secured Facilities (other than pursuant to the DIP Orders) or provide any additional guaranty or other credit enhancement in favor of the Prepetition Agent or any Prepetition Secured Parties in connection with the Prepetition Secured Obligations without first (i) giving prior written notice thereof to the DIP Agent (which the Borrowers shall endeavor to provide at least 15 days prior to such Lien being granted), (ii) to the extent not already covered thereby, granting to the DIP Agent to secure the DIP Obligations an Acceptable Security Interest on such same property or assets in form and substance reasonably satisfactory to the DIP Agent, and (iii) providing the same guaranty or other credit enhancement in favor of the DIP Agent in connection with the DIP Obligations.
SECTION 6.23. Deposit Accounts. Each Borrower will not, and will not permit any Credit Party to, maintain any deposit account except in accordance with the terms and conditions of Section 5.22.
SECTION 6.24. Prepetition Secured Obligations. Until the Discharge of DIP Obligations, each Borrower will not, and will not permit any Credit Party to, use the proceeds of the Loans or cash collateral to pay Prepetition Secured Obligations, except as permitted by the DIP Orders or this Agreement.
SECTION 6.25. Changes to DIP Orders. Without the consent of the DIP Agent and the Requisite Lenders, none of the Debtors shall file a motion (or support any motion) seeking to amend or otherwise modify any DIP Order.
SECTION 6.26. Actions Requiring Prior Requisite Lender Consent. Without the consent of the Requisite Lenders, each Borrower will not, and will not permit any Credit Party to, (i) make any motion to the Bankruptcy Court to authorize any actions or transactions (including authorization to sell assets) under Section 363 of the Bankruptcy Code (except for assets sales that are permitted under the Loan Documents), (ii) make any motions to approve any compromise or settlement under Rule 9019, or

(iii) file with the Bankruptcy Court any plan of reorganization or liquidation and related disclosure statement.
SECTION 6.27. Non-Obligor Entities. Notwithstanding anything to the contrary contained herein, each Borrower will not, and will not permit any Credit Party to, (a) create, assume, incur or suffer to exist any Lien on or in respect of any of its Property for the benefit of any Subsidiary that is not a Credit Party, (b) sell, assign, pledge, or otherwise transfer any of its Properties to any Subsidiary that is not a Credit Party, or (c) make or permit to exist any loans, advances, or capital contributions to, or make any investment in, or purchase or commit to purchase any stock or other securities or evidences of indebtedness of or interests in, any Subsidiary that is not a Credit Party or in any Properties of any Subsidiary that is not a Credit Party other than, without duplication, the loans, advances, capital contributions, investments, and commitments made prior to the date hereof in any Subsidiary that is not a Credit Party; provided that, the respective amounts of such loans, advances, capital contributions, investments, and commitments shall not be increased (other than by appreciation).
SECTION 6.28. No Divisions. Without limitation of anything set forth in Section 6.03 above, and in furtherance thereof, no Borrower or other Credit Party will take any action (or permit any action to be taken), whether respecting any such Person or any Subsidiary thereof, under or in connection with any division or plan of division under Delaware law (or under any different jurisdiction’s laws), nor take any action (nor permit any action to be taken) respecting any comparable event under any jurisdiction’s laws. Without limitation of any of the foregoing, for all intents and purposes of this Agreement and the other Loan Documents: (a) if any Property, right, obligation or liability of any such Person described in this Section 6.28 becomes the Property, right, obligation or liability of any different Person under or in connection with any such division, plan of division or comparable event, then it shall be deemed to have been transferred from the original Person to the subsequent Person, automatically subject to the first priority Liens thereon in favor of the DIP Agent and the Lenders to secure the DIP Obligations, and automatically subject to the prohibitions, restrictions and limitations thereon as set forth in the Loan Documents; and (b) if any new Person comes into existence under or in connection with any such division, plan of division or comparable event, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time, automatically subject to the first priority Liens thereon in favor of the DIP Agent and the Lenders to secure the DIP Obligations on the Property of each such Person, and automatically subject to the prohibitions, restrictions and limitations thereon as set forth in the Loan Documents.
ARTICLE VII
EVENTS OF DEFAULT; REMEDIES; APPLICATION OF PROCEEDS
SECTION 7.01. Events of Default. If any of the following events (“Events of Default”) shall occur:
(a)(i) any Credit Party shall fail to pay any principal or Reimbursement Obligations when due under this Agreement or (ii) shall fail to pay any other amount when due under the Loan Documents to the DIP Secured Parties (including, without limitation, any payment of interest or fees), and such failure continues for three (3) Business Days;
(b)any representation or warranty made or deemed made by or on behalf of any Borrower or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(c)any Borrower or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 2.09(a) (only to the extent the Borrowers fail to make mandatory prepayments or post cash collateral as required under such section and not with respect to other requirements thereunder), 5.01(a), (b), (c), (d) and (s), 5.02(a), 5.03 (with respect to any Borrower’s existence), 5.08, 5.19, 5.20, or in Article VI;
(d)any Borrower or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b), (c) or (bb) of this Section), and such failure shall continue unremedied for a period of (i) in the case of any reporting requirement in Section 5.01 (other than those specified in clause (c) of this Section), five (5) Business Days and (ii) in the case of any other agreement, twenty (20) Business Days, in each case after notice thereof from the DIP Agent to the Company (which notice will be given at the request of any Lender);
(e)any Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness (other than the DIP Obligations and any Indebtedness of any Debtor that was incurred prior to the Petition Date) or any Material Swap Obligation, when and as the same shall become due and payable and such failure continues after any applicable grace period, and any act to collect on any such Material Indebtedness is not stayed by the Automatic Stay and the payment on such Material Indebtedness is otherwise permitted to be paid under this Agreement and by the DIP Orders;
(f)(i) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity which is not stayed by the filing of the voluntary petition to commence the Cases or otherwise addressed in the DIP Orders, or (ii) a default or early termination event shall occur and be continuing under any Swap Agreement of any Borrower or any Subsidiary which results in Material Swap Obligations being due by such Borrower or such Subsidiary, and such Material Swap Obligations are not paid when due or within three Business Days thereafter which is not stayed by the filing of the voluntary petition to commence the Cases or otherwise addressed in the DIP Orders; provided that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
(g)any Debtor files, or supports a motion that has been filed, to reject the RSA;
(h)other than as a result of the filing of the Cases, a judgment or judgments for the payment of money in excess of the Threshold Amount (net of any amount payable because of insurance) in the aggregate shall be rendered by a court against any Borrower or any Subsidiary (excluding any order fixing the amount of any claim in the Cases) and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be in effect (including the Automatic Stay under the Cases), within 30 days from the date of entry thereof and such Borrower or such Subsidiary, as applicable, shall not, within such period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal in good faith therefrom and cause the execution thereof to be stayed during such appeal;
(i)an ERISA Event shall have occurred that, in the opinion of the Requisite Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(j)any material provisions of the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against a Borrower or a Guarantor party thereto;
(k)the Collateral Documents (or any portion thereof) cease to create a valid and perfected Lien of the priority described herein and in the DIP Orders on any material portion of the Collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or any Borrower, any Subsidiary or any of their Affiliates shall so state in writing;
(l)any Change in Control occurs;
(m)(i) an order shall be entered dismissing a Case or converting a Case to a case under Chapter 7 of the United States Bankruptcy Code or (ii) a Restructuring Support Party (as defined in the RSA) files a motion seeking dismissal of a Case or conversion of a Case to a case under Chapter 7 of the United States Bankruptcy Code;
(n)an order shall be entered terminating or reducing the Credit Parties’ exclusivity period for proposing a Plan of Reorganization;
(o)an order with respect to any of the Cases shall be entered appointing, or any Credit Party shall file an application for an order with respect to any of the Cases seeking the appointment of (i) a trustee under Section 1104 of the United States Bankruptcy Code or (ii) an examiner or any other Person with enlarged powers relating to the operation of the business of any Credit Party (i.e., powers beyond those set forth in Sections 1104(d) and 1106(a)(3) and (4) of the United States Bankruptcy Code) under Section 1106(b)(3) and 1106(b)(4) of the United States Bankruptcy Code;
(p)an order shall be entered that is not stayed pending appeal granting relief from the Automatic Stay to any creditor of a Credit Party with respect to any claim against any property that, when taken together with all other claims with respect to which orders entered on the docket of the Bankruptcy Court that are not stayed pending appeal granting relief from the Automatic Stay with respect to the Credit Parties’ Collateral, exceeds the Threshold Amount;
(q)with respect to the Case or Cases, an order shall be entered or a Credit Party shall apply for the authority, without the prior written consent of the Requisite Lenders, (i) to revoke, reverse, stay, vacate or otherwise modify the DIP Orders or this Agreement in a manner adverse to any DIP Secured Party or in a manner inconsistent with the Loan Documents, any Lender Swap Agreement, or any documents evidencing Bank Product Obligations, (ii) to permit any administrative expense or any claim (now existing or hereafter arising, of any kind or nature whatsoever) to have administrative priority equal or superior to the priority of the DIP Secured Parties in respect of the DIP Obligations, or the Prepetition Secured Parties in respect of the Prepetition Secured Obligations, in each case other than the Carve-Out and the Non-Primed Excepted Liens (to the extent, and only to the extent, set forth in the DIP Orders), (iii) to terminate or deny use of cash collateral by the Credit Parties, or (iv) to grant or permit the grant of a lien that is equal in priority with or senior to the Liens securing the DIP Obligations or the Prepetition Secured Obligations other than the Carve-Out and the Non-Primed Excepted Liens (to the extent, and only to the extent, set forth in the DIP Orders);
(r)an order shall be entered by the Bankruptcy Court confirming a plan of reorganization or liquidation in any of the Cases which does not (i) contain a provision for the Discharge of DIP Obligations on or before the effective date of such plan or plans upon entry thereof, or is not otherwise acceptable to the DIP Agent or the Lenders or otherwise adversely affects the rights of the DIP Agent or the Lenders, and (ii) provide for the continuation of the Liens and security interests granted to the DIP Agent for the benefit of the DIP Secured Parties and priorities until such plan effective date;
(s)failure of the Credit Parties to comply with the DIP Orders;
(t)any payment of or granting of adequate protection with respect to Prepetition Secured Obligations (other than the reimbursement of reasonable and documented out-of-pocket fees and expenses and customary indemnities as set forth in the RSA, and other than as contemplated and permitted by the DIP Orders, the Loan Documents or otherwise approved by the DIP Agent and the Supermajority Lenders and the Bankruptcy Court, including pursuant to the DIP Orders);
(u)[Reserved];
(v)an application for an order described in clause (r) above shall be made by (i) a Credit Party or (ii) a Person other than a Credit Party and such application is not contested on a timely basis, by the Credit Parties in good faith, in each case, other than any such application made in contemplation of the Discharge of DIP Obligations, provided that concurrently therewith the Discharge of DIP Obligations occurs;
(w)the commencement of any adversary proceeding, contested matter or other action by any Credit Party asserting in writing any claims or defenses against any of the Prepetition Agent or the Prepetition Secured Parties with respect to the obligations of any Credit Party thereunder or the Liens granted to Prepetition Agent or Prepetition Secured Parties to secure the Prepetition Secured Obligations, except as permitted under the Interim Order or the Final DIP Order;
(x)the termination of the RSA or any agreement attached as an exhibit thereto either in whole or in part, or any modification, amendment or supplement of the RSA, including the exhibits thereto, in any case, without the prior written consent of the Lenders to the extent provided in the RSA;
(y)the payment by any Credit Party of any Prepetition Secured Obligations other than (i) as permitted by the DIP Orders or (ii) as permitted by any order entered by the Bankruptcy Court; provided that such order is reasonably acceptable to the Requisite Lenders and provided further that such payments are pursuant to the Approved Budget;
(z)an order shall be entered approving the sale of all or substantially all assets of the Debtors without the prior written consent of the DIP Agent and the Lenders;
(aa)any party to the RSA fails to comply with any of its obligations thereunder and such noncompliance gives the Consenting RBL Lenders (as defined in the RSA) a right to terminate the RSA; or
(bb) failure of the DIP Agent, the Credit Parties, and the applicable Professionals to reach a consensual resolution regarding modification to the Approved Budget and the Monthly Estimate as required pursuant to Section 5.19(f); or
(cc) failure to timely comply with any of the Milestones; except to the extent such Milestone is extended to a later date with the consent of the DIP Agent and the Requisite Lenders (or the consent of the DIP Agent and the Supermajority Lenders with respect to the Petition Date occurring on a date later than May 22, 2020 11:59 p.m. Houston, Texas time).

SECTION 7.02. Rights Upon Default. Upon the occurrence and continuation of any Event of Default, the automatic stay of Section 362 of the Bankruptcy Code shall be automatically vacated without further order of the Bankruptcy Court, without the need for filing any motion for relief from the automatic stay or any other pleading, for the limited purpose of (a) permitting the DIP Agent, at the request of the Requisite Lenders, by notice to the Borrowers (such notice, a “Remedies Notice”), to take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and/or (ii) declare the Commitments to be immediately due and payable in full, to the extent set forth herein; and (b) filing such Remedies Notice on the Bankruptcy Court’s docket. Following the filing of the Remedies Notice on the Bankruptcy Court’s docket, the DIP Agent may file an emergency motion, upon five (5) Business Days’ written notice to the Credit Parties from DIP Agent, acting on instruction of the Requisite Lenders in their sole and absolute discretion, seeking to obtain the Bankruptcy Court’s determination that (a) an Event of Default has occurred, (b) the DIP Agent is entitled to seek relief from the automatic stay of Section 362 of the Bankruptcy Code to enforce any and all liens and security interests created pursuant to any of the Loan Documents, and (c) subject to obtaining an order granting relief from the automatic stay, to permit the DIP Agent, on behalf of the DIP Secured Parties, to do any of the following: (A) enforce any and all liens and security interests created pursuant to any of the Loan Documents or any other document purporting to create a lien in favor of the Lenders (or otherwise foreclose on the Collateral), including, without limitation assuming control over the use of cash in any cash collateral accounts; (B) enforce all rights under the Guaranties; (C) charge the Default Rate of interest on the Loans; (D) declare the Loans and other Obligations to be due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party, and (E) exercise any and all of its or their other rights and remedies (whether as a secured creditor or otherwise) under the Loan Documents and under applicable law (including, but not limited to, the Bankruptcy Code and the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction). In connection with any sale of any of the Credit Parties’ assets under section 363 of the Bankruptcy Code, a Chapter 11 plan of reorganization, or any equivalent thereof under any other law, the DIP Agent, at the direction of the Requisite Lenders, shall have the absolute right to credit bid any portion, up to the full amount, of all DIP Obligations. For the avoidance of doubt, it is understood and agreed that the Remedies Notice is a one-time requirement and is not required to be delivered with each exercise of remedies.
In the case of the occurrence and continuation of an Event of Default, the DIP Agent and the Lenders will have all other rights and remedies available at law and equity and as provided in the DIP Orders.
SECTION 7.03. Application of Payments. Any amount received by the DIP Agent from the exercise of any rights or remedies hereunder or under any of the Collateral Documents shall be applied by the DIP Agent to payment of the DIP Obligations in the following order unless a court of competent jurisdiction shall otherwise direct:
(a)FIRST, to payment of all reasonable costs and expenses of the DIP Agent, the Issuers, and the Lenders incurred in connection with the collection and enforcement of the DIP Obligations or of any security interest granted to the DIP Agent in connection with any collateral securing the DIP Obligations;
(b)SECOND, to payment of that portion of the DIP Obligations constituting accrued and unpaid interest and fees, pro rata among the DIP Secured Parties in accordance with the amount of such accrued and unpaid interest and fees owing to each of them;
(c)THIRD, to payment of that portion of the DIP Obligations constituting obligations and liabilities of the Credit Parties with respect to principal on the Loans and the other DIP Obligations,

including Lender Swap Obligations, Bank Product Obligations, and Reimbursement Obligations, pro rata among the DIP Secured Parties in accordance with their respective shares of the aggregate amount of the principal of the DIP Obligations;
(d)FOURTH, to payment of all other DIP Obligations, pro rata among the DIP Secured Parties in accordance with their respective shares of the aggregate amount of such DIP Obligations;
(e)FIFTH, to cash collateralize any Letters of Credit then outstanding; and
(f)SIXTH, any surplus thereafter remaining shall be paid to the applicable Borrower or the other Debtors as ordered by the Bankruptcy Court.
Notwithstanding the foregoing, amounts received from any Borrower or any other Credit Party that is not an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder shall not be applied to any Excluded Swap Obligations (it being understood, that in the event that any amount is applied to DIP Obligations other than Excluded Swap Obligations as a result of this paragraph, the DIP Agent shall make such adjustments as it determines are appropriate to distributions pursuant to clause (c) above from amounts received from “eligible contract participants” under the Commodity Exchange Act or any regulations promulgated thereunder to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to DIP Obligations described in clause (c) above by the holders of any Excluded Swap Obligations are the same as the proportional aggregate recoveries with respect to other DIP Obligations pursuant to clause (c) above).
SECTION 7.04. Actions in Respect of Letters of Credit. Upon the Maturity Date and as required by Section 2.04, Section 2.09 or Section 7.03, unless other reasonably satisfactory arrangements with respect thereto have been made with the applicable Issuer, the Borrowers shall pay to the DIP Agent in immediately available funds, for deposit in a Cash Collateral Account, an amount equal to 105% of the sum of all outstanding Letter of Credit Obligations (or such lesser amount as is required to cash collateralize Letter of Credit Obligations under Section 2.04 or 2.09, as applicable). The DIP Agent may, from time to time after funds are deposited in such Cash Collateral Account (and while an Event of Default has occurred and is continuing or after the acceleration of the Loans), apply funds then held in the such Cash Collateral Account to the payment of any amounts as shall have become or shall become due and payable by the Borrowers to the Issuers or Lenders in respect of the Letter of Credit Obligations. The DIP Agent shall promptly give written notice of any such application; provided, however, that the failure to give such written notice shall not invalidate any such application.
SECTION 7.05 Lender Swap Agreements. The Credit Parties hereto that are party to any Lender Swap Agreement entered into on or prior to the Petition Date hereby acknowledge and agree that an Event of Default constitutes an event of default (or other term of similar effect or meaning) under each such Lender Swap Agreement.
ARTICLE VIII
THE DIP AGENT
SECTION 8.01. Appointment; Powers. Each of the Lenders hereby irrevocably appoints the DIP Agent as its agent and authorizes the DIP Agent to take such actions on its behalf and to exercise such powers as are delegated to the DIP Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.
SECTION 8.02. Agents as Lenders. The bank serving as the DIP Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the DIP Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if it were not the DIP Agent hereunder.
SECTION 8.03. Duties and Obligations of DIP Agent. The DIP Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the DIP Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the DIP Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the DIP Agent is required to exercise in writing as directed by the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.02); provided that the DIP Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the DIP Agent to liability or that is contrary to any Loan Document or applicable law, and (c) except as expressly set forth herein, the DIP Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as DIP Agent or any of its Affiliates in any capacity. The DIP Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.02) or in the absence of its own gross negligence or willful misconduct (IT BEING THE INTENTION OF THE PARTIES HERETO THAT THE DIP AGENT BE INDEMNIFIED IN THE CASE OF ITS OWN NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT), REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL). The DIP Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the DIP Agent by a Borrower or a Lender, and the DIP Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the DIP Agent.
SECTION 8.04. Reliance by DIP Agent. The DIP Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by the proper Person. The DIP Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The DIP Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. In determining compliance with any condition hereunder to the making of a Loan, or the deemed issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuer, the DIP Agent may presume that such condition is satisfactory to such Lender or Issuer unless the DIP Agent shall have received notice to the contrary from such Lender or Issuer prior to the making of such Loan or the deemed issuance of such Letter of Credit.

SECTION 8.05. Subagents. The DIP Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the DIP Agent. The DIP Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the DIP Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as DIP Agent.
SECTION 8.06. Resignation of DIP Agent. Subject to the appointment and acceptance of a successor DIP Agent as provided in this paragraph, the DIP Agent may resign at any time by notifying the Lenders, the Issuers and the Borrowers. Upon any such resignation, the Requisite Lenders shall have the right, in consultation with the Borrowers, to appoint a successor. If no successor shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the retiring DIP Agent gives notice of its resignation, then the retiring DIP Agent may, on behalf of the Lenders and the Issuers, appoint a successor DIP Agent which shall be a bank with an office in the United States of America, or an Affiliate of any such bank with an office in the United States of America. Upon the acceptance of its appointment as DIP Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring DIP Agent, and the retiring DIP Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor DIP Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the DIP Agent’s resignation hereunder, the provisions of this Article and Section 11.03 shall continue in effect for the benefit of such retiring DIP Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as DIP Agent.
SECTION 8.07. No Reliance. Each Lender acknowledges that it has, independently and without reliance upon the DIP Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the DIP Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder. In this regard, each Lender acknowledges that Bracewell LLP is acting in this transaction as special counsel to the DIP Agent only. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with this Agreement and the other Loan Documents and the matters contemplated herein and therein.
SECTION 8.08. DIP Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Borrower or any of its Subsidiaries, the DIP Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the DIP Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Indebtedness that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the DIP Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the DIP Agent and their respective agents and counsel and all other amounts due the Lenders and the DIP Agent under Section 11.03) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the DIP Agent and, in the event that the DIP Agent shall consent to the making of such payments directly to the Lenders, to pay to the DIP Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the DIP Agent and its agents and counsel, and any other amounts due the DIP Agent under Section 11.03.
Nothing contained herein shall be deemed to authorize the DIP Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the DIP Agent to vote in respect of the claim of any Lender in any such proceeding.
SECTION 8.09. Authority of DIP Agent to Execute Collateral Documents and Release Collateral and Liens. Each Lender hereby empower and authorize the DIP Agent to execute and deliver to the Debtors on their behalf the Collateral Documents and all related financing statements and any financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Collateral Documents. Each Lender hereby authorizes the DIP Agent to release any Collateral that is permitted to be sold or released in a transaction permitted by the Loan Documents. Each Lender hereby authorizes the DIP Agent to execute and deliver to the Borrowers, at the Borrowers’ sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrowers in connection with any sale or other disposition of Property to the extent such sale or other disposition is permitted by the terms of Section 6.13 or is otherwise authorized by the terms of the Loan Documents.
SECTION 8.10. Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the DIP Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Credit Party, that at least one of the following is and will be true:
(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;
(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv) such other representation, warranty and covenant as may be agreed in writing between the DIP Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the DIP Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower or any Credit Party, that the DIP Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the DIP Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
SECTION 8.11. Indemnification. Each Lender agrees to indemnify the DIP Agent and each Issuer (in such capacities) and each of their respective Affiliates, and each of their respective Related Parties (to the extent not reimbursed by the Borrowers), from and against such Lender’s aggregate Applicable Percentage (determined at the time such indemnity is made) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including fees, expenses and disbursements of financial and legal advisors) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against, the DIP Agent or such Issuer or any of their respective Related Parties in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the DIP Agent, or such Issuer under this Agreement or the other Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the DIP Agent’s or such Issuer’s or such Related Party’s gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the DIP Agent, or each Issuer, as applicable, promptly upon demand for its Applicable Percentage (determined at the time such reimbursement is made) of any out-of-pocket expenses (including fees, expenses and disbursements of financial and legal advisors) incurred by the DIP Agent, or such Issuer, as applicable, in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that the DIP Agent, or such Issuer, as applicable, is not reimbursed for such expenses by the Borrowers or another Credit Party.

ARTICLE IX
GUARANTY
SECTION 9.01. The Guaranty. Subject to Section 9.08 hereof, each Borrower and each Subsidiary thereof party hereto hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not as surety, the full and punctual payment when due (whether at stated maturity, upon acceleration, early termination, demand, declaration or otherwise, and at all times thereafter), and performance of, the DIP Obligations, including but not limited to, any and all obligations owed to any Lender Swap Counterparty under each Lender Swap Agreement or any Bank Product Provider with respect to any Bank Product Obligations now or hereafter existing or and all renewals, rearrangements, increases, extensions for any period, substitutions, modifications, amendments or supplements in whole or in part of any of the DIP Obligations, including, without limitation, any such DIP Obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not allowed or allowable in such proceeding (including all such amounts that would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. §362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. §502(b) and §506(b)) (collectively, the “Guaranteed Obligations”). Upon failure by any Credit Party to pay when due any such amount, each of the Guarantors agrees that it shall forthwith on demand pay to the DIP Agent for the benefit of the Lenders and, if applicable, their Affiliates, the amount not so paid at the place and in the manner specified in this Agreement, any other Loan Document, any Lender Swap Agreement, as the case may be. This Guaranty is a guaranty of payment and not of collection. Each of the Guarantors waives any right to require the DIP Secured Parties to sue any Borrower, any other guarantor, or any other Person obligated for all or any part of the Guaranteed Obligations, or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.
SECTION 9.02. Guaranty Unconditional. Subject to Section 9.08 hereof, the obligations of each of the Guarantors hereunder shall be unconditional, absolute and irrevocable and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:
(a)any extension, renewal, settlement, compromise, waiver or release in respect of any of the Guaranteed Obligations, by operation of law or otherwise, or any obligation of any other guarantor of any of the Guaranteed Obligations, or any default, failure or delay, willful or otherwise, in the payment or performance of the Guaranteed Obligations;
(b)any modification or amendment of or supplement to this Agreement, any other Loan Document, or any Lender Swap Agreement;
(c)any addition, release, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrowers under this Agreement, any other Loan Document, any Lender Swap Agreement, any document evidencing Bank Product Obligations, or any obligations of any other guarantor of any of the Guaranteed Obligations, or any action or failure to act by the DIP Agent, any Lender or any Affiliate of any Lender with respect to any collateral securing all or any part of the Guaranteed Obligations;
(d)any change in the corporate existence, structure or ownership of any Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower, or any other guarantor of the Guaranteed Obligations, or its assets or any resulting release or discharge of any obligation of any Borrower, or any other guarantor of any of the Guaranteed Obligations;

(e)the existence of any claim, setoff or other rights which the Guarantors may have at any time against any Borrower, any other guarantor of any of the Guaranteed Obligations, the DIP Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions;
(f)any invalidity or unenforceability relating to or against any Borrower, or any other guarantor of any of the Guaranteed Obligations, for any reason related to this Agreement, any other Loan Document, any Lender Swap Agreement, any Bank Product Obligations, or any provision of applicable law or regulation purporting to prohibit the payment by any Borrower, or any other guarantor of the Guaranteed Obligations, of the principal of or interest on any Loan or any other amount payable by the Borrowers under this Agreement, any other Loan Document, any Lender Swap Agreement, or any document evidencing Bank Product Obligations; or
(g)any other act or omission to act or delay of any kind by any Borrower, any other guarantor of the Guaranteed Obligations, the DIP Agent, any Lender or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder other than the Discharge of DIP Obligations.
SECTION 9.03. Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. Each of the Guarantor’s obligations hereunder shall remain in full force and effect until the Discharge of DIP Obligations has occurred. If at any time any payment of the principal of or interest on any Loan or any other amount payable by any Borrower or any other party under this Agreement, any Lender Swap Agreement, any document evidencing Bank Product Obligations, or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, each of the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.
SECTION 9.04. Waivers. Each Guarantor irrevocably waives acceptance hereof, diligence, promptness, presentment, demand, protest and, to the fullest extent permitted by applicable law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Borrower, any other guarantor of any of the Guaranteed Obligations, or any other Person.
SECTION 9.05. Subrogation. Each Guarantor hereby agrees not to assert any right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against any other Guarantor arising out of or by reason of this Guaranty or the obligations hereunder, including, without limitation, the payment or securing or purchasing of any of the Guaranteed Obligations by any of the Guarantors unless and until the Discharge of DIP Obligations has occurred. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Discharge of DIP Obligations has not occurred, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for, the DIP Agent for the benefit of the Lenders, and shall forthwith be paid to the DIP Agent to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured; otherwise it shall be returned to remitter. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement, any other Loan Documents, each Lender Swap Agreement and that the waiver set forth in this Section 9.05 is knowingly made in contemplation of such benefits.
SECTION 9.06. Stay of Acceleration. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement, any other Loan Document, any Lender Swap Agreement, and any documents evidencing the Bank Product Obligations shall nonetheless be payable by each of the Guarantors hereunder forthwith on demand by the DIP Agent made at the written request of the Requisite Lenders.
SECTION 9.07. Subordination of Indebtedness of any Guarantor to any other Guarantor to the Guaranteed Obligations. Each Guarantor agrees that:
(a)Any indebtedness of any Borrower or any Guarantor now or hereafter owed to any Guarantor or any other Guarantor, respectively, is hereby subordinated to the Guaranteed Obligations pursuant to the provisions of this Section 9.07.
(b)Upon the occurrence and during the continuance of an Event of Default, if the DIP Agent so requests, any such indebtedness of any Borrower or any Guarantor now or hereafter owed to any Guarantor or any other Guarantor, respectively, shall be collected, enforced and received by such Guarantor as trustee for the DIP Secured Parties and shall be paid over to the DIP Agent for the benefit of the DIP Secured Parties in kind on account of the Guaranteed Obligations, but without reducing or affecting in any manner the obligations of any Guarantor under the other provisions of this Guaranty. Notwithstanding the foregoing, the term “indebtedness” as used in this Section 9.07 shall not include amounts owed by any Borrower or any Guarantor to any Guarantor or any other Guarantor, respectively, for payments made by a Guarantor for taxes, payroll obligations, third-party royalty obligations and operating expenses incurred in the ordinary course of business.
(c)Upon the occurrence and during the continuance of an Event of Default, should any Guarantor fail to collect or enforce any such indebtedness of any Borrower or any Guarantor now or hereafter owed to such Guarantor or any other Guarantor and pay the proceeds thereof to the DIP Agent, the DIP Agent as each Guarantor’s attorney-in-fact may do such acts and sign such documents in such Guarantor’s name as the DIP Agent considers necessary or desirable to effect such collection, enforcement and/or payment.
SECTION 9.08. Limitation on Obligations.
(a)The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantors, the DIP Agent or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”). This Section 9.08(a) with respect to the Maximum Liability of the Guarantors is intended solely to preserve the rights of the DIP Secured Parties hereunder to the maximum extent not subject to avoidance under applicable law, and no Guarantor or any other person or entity shall have any right or claim under this Section 9.08(a) with respect to the Maximum Liability, except to the extent necessary so that the obligations of the Guarantor hereunder shall not be rendered voidable under applicable law.
(b)Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Guarantor, and may exceed the aggregate Maximum Liability of all other Guarantors, without impairing this Guaranty or affecting the rights and remedies of the DIP Secured Parties hereunder. Nothing in this Section 9.08(b) shall be construed to increase any Guarantor’s obligations hereunder beyond its Maximum Liability.

(c)In the event any Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Guaranty, each other Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Pro Rata Share” of such payment or payments made, or losses suffered, by such Paying Guarantor. For the purposes hereof, each Non-Paying Guarantor’s “Pro Rata Share” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from any Borrower after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Guarantors, the aggregate amount of all monies received by such Guarantors from any Borrower after the date hereof (whether by loan, capital infusion or by other means). Nothing in this Section 9.08(c) shall affect any Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Guarantor’s Maximum Liability). Each of the Guarantors covenants and agrees that its right to receive any contribution under this Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to all the Guaranteed Obligations. The provisions of this Section 9.08(c) are for the benefit of both the DIP Secured Parties and the Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.
SECTION 9.09. Application of Payments. All payments held by the DIP Agent or received by the DIP Agent or any DIP Secured Party hereunder shall be applied by the DIP Agent or such DIP Secured Party to payment of the Guaranteed Obligations in the order set forth in Section 7.03.
SECTION 9.10. No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, this Agreement, any other Loan Document, any Lender Swap Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.
SECTION 9.11. No Duty to Advise. Each of the Guarantors assumes all responsibility for being and keeping itself informed of each other Guarantor’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each of the Guarantors assumes and incurs under this Guaranty, and agrees that neither the DIP Agent nor any DIP Secured Party has any duty to advise any of the Guarantors of information known to it regarding those circumstances or risks.
ARTICLE X
SECURITY AGREEMENT
SECTION 10.01. Grant of Security Interest.
(a)To secure the prompt payment and performance in full of all of the DIP Obligations, upon authorization by the Bankruptcy Court under the DIP Orders, including as pursuant to sections 364(c)(2), 364(c)(3) and 364(d)(1) of the Bankruptcy Code, each Credit Party hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the DIP Agent, for the ratable benefit of each DIP Secured Party, and hereby grants to the DIP Agent, for the ratable benefit of each DIP Secured Party, subject to the Carve-Out, a continuing security interest in all of such Credit Party’s right, title and interest in, to and under, all of the following, whether now owned or hereafter acquired by such Credit Party, and wherever located and whether now owned or hereafter existing or arising:
(i) all accounts;
(ii) all contract rights;
(iii) all chattel paper;
(iv) all documents;
(v) all instruments;
(vi) all supporting obligations and letter-of-credit rights;
(vii) all general intangibles (including payment intangibles, intercompany accounts, intellectual property and software);
(viii) all inventory and other goods;
(ix) all motor vehicles, equipment and fixtures, including the Plants;
(x) all investment property, financial assets and all securities accounts;
(xi) all money, cash, cash equivalents, securities, and other property of any kind;
(xii) the Cash Collateral Accounts and all other deposit accounts;
(xiii) all notes, and all documents of title;
(xiv) all books, records, and other property related to or referring to any of the foregoing, including books, records, account ledgers, data processing records, computer software and other property, and general intangibles at any time evidencing or relating to any of the foregoing;
(xv) all commercial tort claims;
(xvi) all real property owned or leased by such Credit Party;
(xvii) all other personal property of such Credit Party;
(xviii) all accessions to, substitutions for, and replacements, products, and proceeds of any of the foregoing, including, but not limited to, dividends or distributions on investment property, rents, profits, income and benefits, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing; and
(xix) any and all proceeds of any of the foregoing.
Notwithstanding anything herein to the contrary, in no event shall the Collateral (or any component term thereof) include or be deemed to include (a) any Building (as defined in the applicable Flood Insurance Law) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Law), (b) any claims and causes of action of the Credit Parties under sections 502(d), 544, 545, 547, 548, 549, 550, or 553 of the Bankruptcy Code, or any other avoidance actions under the Bankruptcy Code or other applicable law (whether by judgment, settlement or otherwise, and unencumbered or not) (such claims or causes of action, the “Avoidance Actions”) (but shall include, for the avoidance of doubt, subject to the entry of the Final DIP Order, any proceeds of, or property received or recovered in connection with, any Avoidance Action), (c) any claims and causes of action against any directors or officers of the Credit Parties, but including, subject only to entry of the Final DIP Order, any proceeds of, or property recovered in connection with, any successful claims and causes of action against any directors or officers of the Credit Parties, (d) any intent-to-use trademark applications of any Credit Party, or (e) Excluded Accounts.
(b)Subject to the Carve Out, pursuant to Bankruptcy Code Section 364(c)(1) the DIP Agent and the DIP Secured Parties have been granted a super-priority administrative claim over any and all administrative claims of the type specified in Bankruptcy Code Section 503(b) and 507(b).
SECTION 10.02. Perfection and Protection of Security Interest.
(a)Notwithstanding the perfection of any security interest granted hereunder pursuant to the order of the Bankruptcy Court under the applicable DIP Order, each Credit Party shall, as applicable, at such Credit Party’s expense, perform all steps reasonably requested by the DIP Agent at any time to perfect, maintain, protect, and enforce the Liens granted to the DIP Agent, including: upon request by the DIP Agent, delivering to the DIP Agent (who shall hold on behalf of the other DIP Secured Parties) (1) the originals of all certificated investment property, instruments, documents, and chattel paper, and all other Collateral of which the Requisite Lenders reasonably determine the DIP Agent should have physical possession in order to perfect and protect the DIP Agent’s security interest therein, duly pledged, endorsed, or assigned to the DIP Agent without restriction, (2) certificates of title (excluding deeds for real estate) covering any portion of the Collateral for which certificates of title have been issued and (3) all letters of credit on which such Credit Party is named beneficiary.
(b)To the fullest extent permitted by applicable law, the DIP Agent may file one or more financing statements disclosing the Liens on the Collateral granted to the DIP Agent.
(c)To the extent any Credit Party owns any investment property, such Credit Party agrees as follows with respect to such investment property:
(i) All cash dividends, cash distributions, and other cash or cash equivalents in respect of such investment property at any time payable or deliverable to such Credit Party shall be deposited into either the Cash Collateral Account or such other deposit account into which the DIP Agent has an Acceptable Security Interest; and
(ii) Such Credit Party will not acknowledge any transfer or encumbrance in respect of such investment property to or in favor of any Person other than the DIP Agent or a Person designated by the DIP Agent in writing.
(d)To the extent the Equity Interest of any Subsidiary of a Credit Party is in certificated form, upon the DIP Agent’s reasonable request, such Credit Party shall deliver all certificates or instruments at any time representing or evidencing such Equity Interest in such Subsidiary to the DIP Agent, and shall be in suitable form for transfer by delivery, or shall be accompanied by instruments of transfer or assignment, duly executed in blank, all in form and substance satisfactory to the DIP Agent. The DIP Agent shall have the right, at any time, after the occurrence and during the continuance of an Event of Default, to transfer to or to register in the name of the DIP Agent or its nominee any Equity Interest in such Subsidiary. In addition, the DIP Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Equity Interest of such Subsidiaries for certificates or instruments of smaller or larger denominations.
SECTION 10.03. Delivery of Mortgages. Upon reasonable request from the DIP Agent, the applicable Credit Party shall deliver Mortgages with respect to any such Property reasonably requested in a form reasonably satisfactory to the DIP Agent necessary to create or record a Lien on the applicable Property and other real estate in the appropriate jurisdiction.
SECTION 10.04. Title to, Liens on, and Use of Collateral. Each Credit Party represents and warrants to the DIP Agent and the DIP Secured Parties and agrees with the DIP Secured Parties that: (a) all of the Collateral owned by such Credit Party is and will (subject to dispositions permitted hereunder) continue to be owned by such Credit Party free and clear of all Liens whatsoever, except for Liens permitted by Section 6.02, (b) the Liens granted to the DIP Agent in the Collateral will not be junior in priority to any Lien other than the Carve Out and the Non-Primed Excepted Liens (to the extent, and only to the extent, set forth in the DIP Orders), and (c) such Credit Party will use, store, and maintain the Collateral owned by such Credit Party consistent with past practice in all material respects. The inclusion of proceeds in the Collateral shall not be deemed to constitute any DIP Secured Party’s consent to any sale or other disposition of the Collateral except as expressly permitted herein.
SECTION 10.05. Right to Cure. Upon the occurrence and during the continuance of an Event of Default and upon delivery of the Remedies Notice in accordance with Section 7.02 (including the five (5) Business Days prior delivery time period required thereunder), and subject to the DIP Orders, the DIP Agent shall have the right to, at the written direction of the Requisite Lenders, pay any amount or do any act required of any Credit Party hereunder or under any other Loan Document (other than in respect of principal, interest or fees on the Loans) in order to preserve, protect, maintain, or enforce the DIP Obligations, the Collateral, or the Liens granted to the DIP Agent therein, and which any Credit Party fails to pay or do, including payment of any judgment against any Credit Party, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord’s or bailee’s claim, and any other obligation secured by a Lien upon or with respect to the Collateral; provided that neither the DIP Agent nor the DIP Secured Parties shall pay any amount (i) being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP or (ii) in respect of any Lien permitted under Section 6.02. All payments that the DIP Agent makes under this Section 10.05 and all out-of-pocket costs and expenses that the DIP Agent pays or incurs in connection with any reasonable action taken by it hereunder shall be considered part of the DIP Obligations and shall bear interest until repaid at the rate set forth in Section 2.7(c). Any payment made or other action taken by the DIP Agent under this Section 10.05 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.
SECTION 10.06. Power of Attorney. Upon the occurrence of and during the continuance of an Event of Default, subject to the DIP Orders, and upon delivery of the Remedies Notice in accordance with Section 7.02 (including the five (5) Business Days prior delivery time period required thereunder), each Credit Party hereby appoints the DIP Agent and the DIP Agent’s designee(s) as such Credit Party’s attorney to sign such Credit Party’s name on any invoice, bill of lading, warehouse receipt, or other document of title relating to any Collateral, on drafts against customers, on assignments of accounts, on notices of assignment, financing statements, and other public records and to file any such financing statements permitted under this Agreement by electronic means with or without a signature as authorized or required by applicable law or filing procedure. Each Credit Party ratifies and approves all acts of such attorney. This power, being coupled with an interest, is irrevocable until the Discharge of DIP Obligations.

SECTION 10.07. The DIP Secured Parties’ Rights, Duties, and Liabilities. The Credit Parties assume all responsibility and liability arising from or relating to the use, sale, or other disposition of the Collateral. The DIP Obligations shall not be affected by any failure of any DIP Secured Party to take any steps to perfect the Liens granted to the DIP Agent or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release any Credit Party from any of the DIP Obligations.
SECTION 10.08. Site Visits, Observations, and Testing. The DIP Secured Parties and their representatives will have the right at any commercially reasonable time, and upon reasonable advance notice to the applicable Credit Party to enter and visit the Properties of any Credit Party constituting or containing Collateral for the purposes of observing or inspecting such Collateral. The DIP Agent may examine, audit and make copies of any and all of the Credit Parties’ books and records and the Collateral and discuss the Credit Parties’ affairs with executive officers or managers of any Credit Party. No site visit, observation, or inspection by the DIP Agent will result in a waiver of any Default or Event of Default or impose any liability on the DIP Secured Parties other than for damages incurred as a result of the gross negligence or willful misconduct by the DIP Secured Parties as determined by a final, non-appealable order of a court of competent jurisdiction. The DIP Agent will make reasonable efforts to avoid interfering with any use of such Properties or any other property in exercising any rights provided hereunder. Notwithstanding the foregoing, no Credit Party shall be required to disclose to the DIP Agent or any Lender, or any agents, advisors or other representatives thereof, any written material, (x) the disclosure of which would cause a breach of any confidentiality provision in the written agreement governing such material applicable to such Person, (y) which is the subject of attorneyclient privilege or attorney’s work product privilege asserted by the applicable Person, or (z) which is a non-financial trade secret or other proprietary information
SECTION 10.09. Rights in Respect of Investment Property. During the existence of an Event of Default and upon delivery of the Remedies Notice in accordance with Section 7.02 (including the five (5) Business Days prior delivery time period required thereunder), subject to any order of the Bankruptcy Court (including the DIP Orders) and the Bankruptcy Code, (i) the DIP Agent may, or at the direction of the Requisite Lenders shall, upon written notice to the relevant Credit Party, transfer or register in the name of the DIP Agent or any of its nominees, for the benefit of the DIP Secured Parties, any or all of the Collateral consisting of investment property, the proceeds thereof (in cash or otherwise), and all liens, security, rights, remedies, and claims of any Credit Party with respect thereto (collectively, the “Pledged Collateral”) held by the DIP Agent hereunder, and the DIP Agent or its nominee may thereafter, after written notice to the applicable Credit Party, exercise all voting and corporate rights at any meeting of any corporation, partnership, or other business entity issuing any of the Pledged Collateral and any and all rights of conversion, exchange, subscription, or any other rights, privileges, or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof, including the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization, or other readjustment of any corporation, partnership, or other business entity issuing any of such Pledged Collateral or upon the exercise by any such issuer or the DIP Agent of any right, privilege, or option pertaining to any of the Pledged Collateral, and in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but the DIP Agent shall have no duty to exercise any of the aforesaid rights, privileges, or options, and the DIP Agent shall not be responsible for any failure to do so or delay in so doing, (ii) to the extent permitted under any requirements of law, after the DIP Agent’s giving of the notice specified in clause (i) of this Section 10.09, all rights of any Credit Party to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and to receive the dividends, interest, and other distributions which it would otherwise be authorized to receive and retain thereunder shall be suspended until such Event of Default shall no longer exist, and all such rights shall, until such Event of Default shall no longer exist, thereupon become vested in the DIP

Agent which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends, interest, and other distributions, (iii) all dividends, interest, and other distributions which are received by any Credit Party contrary to the provisions of this Section 10.09 shall be received in trust for the benefit of the DIP Agent, shall be forthwith deposited into the Cash Collateral Accounts as Collateral in the same form as so received (with any necessary endorsement), and (iv) each Credit Party shall execute and deliver (or cause to be executed and delivered) to the DIP Agent all such proxies and other instruments as the DIP Agent or a Lender may request for the purpose of enabling the DIP Agent to exercise the voting and other rights which it is entitled to exercise pursuant to this Section 10.09 and to receive the dividends, interest, and other distributions which it is entitled to receive and retain pursuant to this Section 10.09.
SECTION 10.10. No Filings Required. Notwithstanding anything to the contrary contained herein, (a) the Liens and security interests referred to herein shall be deemed valid and perfected by entry of the DIP Order and (b) the DIP Agent shall not be required to file any financing statements, mortgages, notices of Lien or similar instruments in any jurisdiction or filing office or to take any other action in order to validate or perfect the Lien and security interest granted by or pursuant to this Agreement, any other Loan Document or the DIP Order.
ARTICLE XI
MISCELLANEOUS
SECTION 11.01. Notices.
(a)Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(i) if to any Credit Party, to:
c/o Unit Corporation
8200 South Unit Drive
Tulsa, OK 74132
Attention: Mark E. Schell
Telephone: (918) 493-7700
Electronic Mail:  mark.schell@unitcorp.com
with a copy (which copy shall not constitute notice hereunder), to
Vinson & Elkins LLP
          1001 Fannin, Suite 2500
          Houston, TX 77002
          Attention: Darin Schultz
          Telephone: (713) 758-2584
          Electronic Mail: dschultz@velaw.com

(ii) if to the DIP Agent (for payments, Borrowing Requests and all other notices to the DIP Agent) to:
BOKF, NA dba Bank of Oklahoma

Bank of Oklahoma Tower
One Williams Center, Energy Department, 8th Floor
Tulsa, Oklahoma 74172
Attention: Matt Chase
Telephone: (918) 588-6641
Electronic Mail: matt.chase@bokf.com

with a copy (other than for payments or Borrowing Requests, but in any event, which copy shall not constitute notice hereunder), to:

          Frederic Dorwart, Lawyers PLLC
          124 East Fourth Street
          Tulsa, Oklahoma 74103
          Attention: Robert Bull
          Telephone: (918) 583-9938
          Electronic Mail: rbull@fdlaw.com
          and
Attention: Samuel Ory
          Telephone: (918) 583-9913
          Electronic Mail: sory@fdlaw.com
Bracewell LLP
1251 Avenue of the Americas, 49th Floor
New York NY 10020-1100
Attention: Rebecca Keep
Telephone: (212) 508-6166
Electronic Mail: rebecca.keep@bracewell.com
Bracewell LLP
711 Louisiana Street, Suite 2300
Houston, Texas 77002
Attention: Trey Wood
Telephone: (713) 221-1166
Electronic Mail: trey.wood@bracewell.com
(iii) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
(b)Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the DIP Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the DIP Agent and the applicable Lender. The DIP Agent or the Company (on its behalf and on behalf of any and all other Credit Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c)Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 11.02. Waivers; Amendments.
(a)No failure or delay by the DIP Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the DIP Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Credit Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the DIP Agent or any Lender may have had notice or knowledge of such Default at the time.
(b)Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Requisite Lenders or by the Borrowers and the DIP Agent with the consent of the Requisite Lenders; provided that no such agreement shall, unless in writing and signed by each Lender or Issuer directly affected thereby (or the DIP Agent with the consent of each such Lender or Issuer thereof) or do any of the following:
(i) increase the Commitment of any Lender without the written consent of such Lender,
(ii) reduce the principal amount of any Loan or reduce the rate of interest thereon (provided that the Requisite Lenders can waive the increased 2.50% of the Default Rate) or reduce any Reimbursement Obligation payable to such Lender, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,
(iii) postpone the scheduled date of payment of the principal amount of any Loan or Reimbursement Obligation, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender or Issuer affected thereby (it being understood that (x) waiver of any payment required by Section 2.09(a) and (y) extension of the Scheduled Maturity Date pursuant to the definition thereof, will only require consent of the Requisite Lenders),
(iv) change Section 2.16(b) or (c) or Section 7.03 in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender,
(v) change any of the provisions of this Section or the definition of “Applicable Percentage”, “Requisite Lenders” or “Supermajority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender,
(vi) release any Credit Party from its obligations under the Loan Documents or release all or substantially all of the Collateral for the DIP Obligations arising under this Agreement, except in connection with any sales, transfers, leases, dispositions or other transactions permitted by Section 6.03 or Section 6.13, without the prior written consent of each Lender, or

(vii) change Section 7.03, this clause (vii), Section 11.14, the definition of “Discharge of DIP Obligations” or any definition referenced therein in any manner adverse to a Lender without the written consent of such Lender;
provided, further, that no such agreement shall (x) amend, modify or otherwise affect the rights or duties of the DIP Agent hereunder without the prior written consent of the DIP Agent or (y) release any of the Collateral, except in connection with any sales, transfers, leases, dispositions or other transactions permitted by Section 6.03 or Section 6.13, without the written consent of the DIP Agent (it being acknowledged by the Credit Parties that the DIP Agent may condition such consent on the Credit Parties having assigned, novated, terminated, unwound or otherwise obtained a release from any obligations or liabilities under Swap Agreements (or with respect to projected production of Hydrocarbons hedged thereunder) attributable to the Collateral to be released). Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except (a) that the Commitment of such Lender may not be increased or extended without the consent of such Lender and (b) no amendment, waiver or consent may affect a Defaulting Lender differently than other affected Lenders without the consent of such Defaulting Lender.
SECTION 11.03. Expenses; Indemnity; Damage Waiver. Each Credit Party shall pay all reasonable and documented out-of-pocket expenses incurred by the DIP Agent and each Lender (in the case of legal or consultancy fees, disbursements, charges and expenses, limited to: all reasonable fees, disbursements, charges and expenses of Bracewell LLP, Frederic Dorwart, Lawyers PLLC, and one local counsel in each necessary jurisdiction for the DIP Agent, the Lenders, the Issuers, the Lender Swap Counterparties, and the Bank Product Providers taken as a whole, and in the case of an actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction to the affected parties similarly situated taken as a whole, and other reasonable legal or consultancy fees, expenses and disbursements of the DIP Agent (including, without limitation, the fees, disbursements, charges, and expenses of the DIP Agent’s financial advisor, Huron Consulting Group, and other auditors, accountants, printers, insurance and environmental advisors, and consultants and agents, including any third party consultant engaged by the DIP Agent to evaluate the Company and its Subsidiaries) in its sole discretion, all reasonable fees, disbursements, charges and expenses of each Lender and each Issuer in connection with the discussion, negotiation, preparation, execution and delivery of any documents in connection with any proposed financing of the Borrowers, including the Loan Documents and the funding of all Loans under this Agreement, such costs and expenses including due diligence, syndication of this Agreement (including printing, distribution and bank meeting) transportation, duplication, messenger, audit, insurance, appraisal and consultant costs and expenses, and all search, filing and recording fees, incurred or sustained by the DIP Agent, the Lenders, or the Issuers in connection with this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby, the administration of this Agreement and any amendments, modifications or waivers of any provision of the Loan Documents or the transactions contemplated thereby or hereby (whether or not the transactions contemplated thereby or hereby shall be consummated), or in connection with the interpretation, enforcement or protection of any of their rights and remedies under the Loan Documents including its rights under this Section, or in connection with the Loans made hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans, and (iii) all reasonable fees, disbursements, charges and expenses of one special bankruptcy counsel for each Lender Swap Counterparty in connection with the structuring and preparation of any Lender Swap Agreement to be entered into after the Petition Date).
(b)EACH CREDIT PARTY SHALL INDEMNIFY THE DIP AGENT EACH LENDER, EACH LENDER SWAP COUNTERPARTY, EACH BANK PRODUCT PROVIDER, EACH ISSUER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”), AGAINST, AND HOLD EACH INDEMNITEE HARMLESS

FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE REASONABLE FEES, CHARGES AND DISBURSEMENTS OF ANY FINANCIAL ADVISOR OR COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH OR AS A RESULT OF (I) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY (INCLUDING THE LENDER SWAP AGREEMENTS AND THE AGREEMENTS IN RESPECT OF THE BANK PRODUCT OBLIGATIONS), THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY, (II) ANY LOAN, LETTER OF CREDIT, OR THE USE OF THE PROCEEDS THEREFROM , (III) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY ANY OF THE DEBTORS, OR ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE DEBTORS, OR (IV) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE (IT BEING ACKNOWLEDGED AND AGREED THAT IT IS THE INTENTION OF THE PARTIES HERETO THAT THE INDEMNITEES BE INDEMNIFIED IN THE CASE OF THEIR OWN NEGLIGENCE (OTHER THAN FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT), REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL). In the case of an investigation, litigation or other proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by ANY Borrower, any of its RESPECTIVE directors, security-holders or creditors, an Indemnitee or any other person, or an Indemnitee is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. For the avoidance of doubt, under no circumstances shall ANY Borrower be liable for special, indirect, consequential or punitive damages suffered or incurred by any Indemnitee. To the extent that any Credit Party fails to pay any amount required to be paid by it to the DIP Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the DIP Agent such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the DIP Agent in its capacity as such. Paragraph (b) of this Section shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)To the extent permitted by applicable law, no Credit Party shall assert, and each hereby waives, any claim against any Indemnitee or any party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of this Agreement or any agreement or instrument contemplated hereby, any Loan or the use of the proceeds thereof. For the avoidance of doubt, the parties hereto acknowledge and agree that a claim for indemnity under Section 11.03(b), to the extent covered thereby, is a claim of direct or actual damages and nothing contained in the foregoing sentence shall limit the Credit Parties’

indemnification obligations to the extent such special, indirect, consequential or punitive damages are included in any third party claim in connection with which such Indemnitee is otherwise entitled to indemnification hereunder.
(d)All amounts due under this Section shall be payable promptly after written demand therefor.
SECTION 11.04. Successors and Assigns.
(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Credit Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the DIP Agent, the Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:
(A)the Borrowers, provided that no consent of the Borrowers shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;
(B)the Issuers; provided that no consent of the Issuers shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; and
(C)the DIP Agent, provided that no consent of the DIP Agent shall be required for an assignment of any Commitment to an assignee that is a Lender with a Commitment immediately prior to giving effect to such assignment;
provided, however, that no Lender may assign all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) to any Borrower or any Affiliate thereof or any natural person (or any company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof), in each case, without the consent of all of the Lenders; and provided further that under no circumstance may any Lender assign all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) to any Person that is not a party to the RSA, unless, with respect to this clause (y), either (A) concurrently with such assignment such Person becomes a party to the RSA or (B) the RSA is no longer in effect at the time of such assignment (and any such assignment in violation of this proviso shall be null and void).
(ii) Assignments shall be subject to the following additional conditions:

(A)except in the case of an assignment to a Lender or an Affiliate of a Lender, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the DIP Agent) shall not be less than $5,000,000 unless each of the Borrowers and the DIP Agent otherwise consent, provided that no such consent of the Borrowers shall be required if an Event of Default has occurred and is continuing;
(B)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(C)the parties to each assignment shall execute and deliver to the DIP Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and
(D)the assignee, if it shall not be a Lender, shall deliver to the DIP Agent an Administrative Questionnaire in which the assignee designates one or more individuals to whom all syndicate-level information (which may contain material non-public information about the Credit Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (with respect to amounts accruing during the period such Lender was a party hereto and for which such Lender was entitled to reimbursement or indemnity) and Section 11.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section. If the consent of the Borrowers to an assignment is required hereunder (including a consent to an assignment that does not meet the minimum assignment thresholds specified in this Section), the Borrowers shall be deemed to have given its consent ten days after the date notice thereof has been delivered by the assigning Lender (through the DIP Agent) unless such consent is expressly refused by the Borrowers prior to such tenth day.
(iv) The DIP Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the DIP Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the DIP Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(d), 2.05(b), 2.16(d) or 11.03, the DIP Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)Any Lender may, without the consent of any Credit Party or the DIP Agent sell participations to one or more banks or other entities (a “Participant”), other than any Borrower or any Affiliate thereof or any natural person (or any company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof), in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Credit Parties, the DIP Agent, the Issuers, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 11.02(b) that affects such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 (subject to the requirements and limitations therein, including the requirements under Section 2.15(f) (it being understood that the documentation required under Section 2.15(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.16 and 2.17 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.13 or 2.15, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.16(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, or its other obligations under any this Agreement or any other Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(d)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 11.05. Survival. All covenants, agreements, representations and warranties made by the Credit Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the DIP Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 11.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.
SECTION 11.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the DIP Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the DIP Agent and when the DIP Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 11.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 11.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, subject to the DIP Orders and any other order of the Bankruptcy Court related to the account that provides cash collateral with respect to utilities, and upon delivery of the Remedies Notice in accordance with Section 7.02 (including the five (5) Business Days prior delivery time period required thereunder), each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Credit Party against any of and all the obligations of any Credit Party now or hereafter existing under this Agreement or any other Loan Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.
SECTION 11.09. Governing Law; Jurisdiction; Consent to Service of Process.
(a)THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) EXCEPT TO THE EXTENT THE LAW OF THE STATE OF NEW YORK IS SUPERSEDED BY THE BANKRUPTCY CODE.
(b)EACH CREDIT PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT (INCLUDING WITH RESPECT TO THE EXERCISE OF EVENTS OF DEFAULT AND REMEDIES BY THE LENDERS AND PRESERVATION OF THE DIP COLLATERAL’S VALUE) OR, TO THE EXTENT THE BANKRUPTCY COURT DOES NOT HAVE (OR ABSTAINS FROM EXERCISING) JURISDICTION, TO THE UNITED STATES SOUTHERN DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS AND ANY APPELLATE COURT THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, AND EACH CREDIT PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. THE DIP AGENT OR ANY LENDER MAY NOT BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.
(c)Each Credit Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 11.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO

ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 11.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 11.12. Confidentiality.
(a)Each of the DIP Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that (A) the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and (B) in any event, any subsequent disclosure by its or its Affiliates’ directors, officers or employees shall be deemed to be, and treated as if it were, a disclosure by, as applicable, the DIP Agent or such Lender), (ii) to the extent requested by any regulatory or self-regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (x) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Credit Party and its obligations, (vii) with the consent of the Borrowers or (viii) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the DIP Agent or any Lender on a nonconfidential basis from a source other than Credit Parties. For the purposes of this Section, “Information” means all information received from any Borrower relating to any Credit Party or their respective businesses, other than any such information that is available to the DIP Agent or any Lender on a nonconfidential basis prior to disclosure by any Credit Party. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
(b)EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 11.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWERS AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
(c)ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY ANY CREDIT PARTY OR THE DIP AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWERS, THE CREDIT PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE DIP AGENT THAT IT HAS

IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
SECTION 11.13. Interest Rate Limitation. Each Credit Party, the DIP Agent and the Lenders intend to strictly comply with all applicable laws, including applicable usury laws. Accordingly, the provisions of this Section 11.13 shall govern and control over every other provision of this Agreement or any other Loan Document that conflicts or is inconsistent with this Section 11.13, even if such provision declares that it controls. As used in this Section 11.13, the term “interest” includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, provided that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of the DIP Obligations. In no event shall any Credit Party or any other Person be obligated to pay, or any Lender have any right or privilege to reserve, receive or retain, (i) any interest in excess of the maximum amount of nonusurious interest permitted under the applicable laws (if any) of the United States or of any other applicable state or (ii) total interest in excess of the amount which such Lender could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the DIP Obligations at the Highest Lawful Rate. On each day, if any, that the interest rate (the “Stated Rate”) called for under this Agreement or any other Loan Document exceeds the Highest Lawful Rate, the rate at which interest shall accrue shall automatically be fixed by operation of this sentence at the Highest Lawful Rate for that day, and shall remain fixed at the Highest Lawful Rate for each day thereafter until the total amount of interest accrued equals the total amount of interest which would have accrued if there were no such ceiling rate as is imposed by this sentence. Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate again exceeds the Highest Lawful Rate when the provisions of the immediately preceding sentence shall again automatically operate to limit the interest accrual rate. The daily interest rates to be used in calculating interest at the Highest Lawful Rate shall be determined by dividing the applicable Highest Lawful Rate per annum by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Agreement or in any other Loan Document that directly or indirectly relate to interest shall ever be construed without reference to this Section 11.13, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Highest Lawful Rate. If the term of any Obligation is shortened by reason of acceleration of maturity as a result of any Event of Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason any Lender at any time, including but not limited to, the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the Highest Lawful Rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to such Lender, it shall be credited pro tanto against the then-outstanding principal balance of the Borrower’s obligations to such Lender, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.
SECTION 11.14. Collateral Matters; Lender Swap Agreements. The benefit of the Collateral Documents and of the provisions of this Agreement relating to the Collateral shall also extend to, secure and be available on a pro rata basis to each Lender Swap Counterparty with respect to any obligations of any Debtor arising under such Lender Swap Agreement but only to the extent such obligations arise from transactions entered into prior to the date such Lender Swap Counterparty ceases to be a Lender or an Affiliate of a Lender, without giving effect to any extension, increases, or modifications (including blending) thereof which are made after such Lender Swap Counterparty ceases to be a Lender or an

Affiliate of a Lender under this Agreement; provided that, with respect to any Lender Swap Agreement that remains secured after the counterparty thereto is no longer a Lender or an Affiliate of a Lender or the Discharge of DIP Obligations has occurred, the provisions of Article VIII shall also continue to apply to such counterparty in consideration of its benefits hereunder and each such counterparty shall, if requested by the DIP Agent, promptly execute and deliver to the DIP Agent all such other documents, agreements and instruments reasonably requested by the DIP Agent to evidence the continued applicability of the provisions of Article VIII. Notwithstanding the foregoing and other than as expressly provided herein, no Lender or Affiliate of a Lender (or former Lender or Affiliate of a former Lender) shall have any voting or consent right under this Agreement or any Collateral Document as a result of the existence of obligations owed to it under a Lender Swap Agreement that is secured by any Collateral Document.
SECTION 11.15. No Third Party Beneficiaries. This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans hereunder are solely for the benefit of the Borrowers, and no other Person (including, without limitation, any Subsidiary of any Borrower, any obligor, contractor, subcontractor, supplier or materialman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the DIP Agent, any other Agent, or any Lender for any reason whatsoever. There are no third party beneficiaries.
SECTION 11.16. Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b)the effects of any Bail-in Action on any such liability, including, if applicable:
(i)  a reduction in full or in part or cancellation of any such liability;
(ii)  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)  the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
SECTION 11.17. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) hereby notifies the Borrowers and the Guarantors that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers and the Guarantors, which information includes the name and address of the Borrowers and the Guarantors and other information that will allow such Lender to identify the Borrowers and the Guarantors in accordance with the Patriot Act.

SECTION 11.18. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
1.In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
2.As used in this Section 11.18, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
(c)“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

SECTION 11.19. NO ORAL AGREEMENTS. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
SECTION 11.20. DIP Orders. In the case of any conflict or inconsistency between the terms of this Agreement and the DIP Orders, the terms of the DIP Orders shall govern and control.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
BORROWERS:

UNIT CORPORATION, a Delaware corporation
UNIT PETROLEUM COMPANY, an Oklahoma corporation
UNIT DRILLING COMPANY, an Oklahoma corporation

By: /s/ Mark Schell
Name: Mark Schell
Title: Senior Vice President, Secretary & General Counsel

GUARANTORS:

UNIT DRILLING USA COLOMBIA, L.L.C., a Delaware limited liability company
UNIT DRILLING COLOMBIA, L.L.C., a Delaware limited liability company
8200 UNIT DRIVE, L.L.C., a Delaware limited liability company

By: /s/ Mark Schell
Name: Mark Schell
Title: Senior Vice President, Secretary & General Counsel

Signature Page to Debtor-in-Possession Credit Agreement

BOKF, NA dba Bank of Oklahoma,
as DIP Agent, Issuer and a Lender

By: /s/ Matt Chase
Name: Matt Chase
Title: Senior Vice President

Signature Page to Debtor-in-Possession Credit Agreement

TRUIST BANK, a North Carolina banking
  corporation formerly known as Branch Banking and
Trust Company,
as a Lender

By: /s/ Mark L. Thomas
Name: Mark L. Thomas
Title: Senior Vice President

Signature Page to Debtor-in-Possession Credit Agreement

BBVA USA,
as a Lender

By: /s/ William H. Douning
Name: Matt Chase
Title: Senior Vice President

Signature Page to Debtor-in-Possession Credit Agreement

BANK OF AMERICA, N.A.,
as a Lender

By: /s/ Pace Doherty
Name: Pace Doherty
Title: Vice President

Signature Page to Debtor-in-Possession Credit Agreement

BMO Harris Financing, Inc.,
as a Lender

By: /s/ Emily Steckel
Name: Emily Steckel
Title: Vice President

Signature Page to Debtor-in-Possession Credit Agreement

COMERICA BANK,
as a Lender

By: /s/ P. David Jones
Name: P. David Jones
Title: Vice President

Signature Page to Debtor-in-Possession Credit Agreement

CANADIAN IMPERIAL BANK OF
COMMERCE, NEW YORK BRANCH,
as a Lender

By: /s/ Kyle Lane
Name: Kyle Lane
Title: Senior Director, Special Loans

Signature Page to Debtor-in-Possession Credit Agreement

ARVEST BANK,
as a Lender

By: /s/ S. Matt Coudry
Name: S. Matt Coudry
Title: V.P. Commercial Banking

Signature Page to Debtor-in-Possession Credit Agreement

TORONTO-DOMINION BANK, NEW YORK
BRANCH,
as a Lender

By: /s/ Brian MacFarlane
Name: Brian MacFarlane
Title: Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

IBERIABANK,
a Lender

By: /s/ W. Bryan Chapman
Name: W. Bryan Chapman
Title: Market President-Energy
Signature Page to Debtor-in-Possession Credit Agreement

Schedule 2.01
Commitments

LENDERS	NEW MONEY INTERIM COMMITMENT	NEW MONEY FINAL COMMITMENT	LETTER OF CREDIT COMMITMENT	PRO RATA SHARE
BOKF, NA DBA BANK OF OKLAHOMA	$3,070,588.23	$3,070,588.23	$1,138,979.43	17.058823529%
BBVA USA	$3,070,588.23	$3,070,588.23	$1,138,979.43	17.058823529%
BMO HARRIS FINANCING, INC.	$2,752,941.18	$2,752,941.18	$1,021,153.98	15.294117647%
BANK OF AMERICA, N.A	$2,752,941.18	$2,752,941.18	$1,021,153.98	15.294117647%
COMERICA BANK	$1,482,352.94	$1,482,352.94	$549,852.14	8.235294118%
TORONTO-DOMINION BANK, NEW YORK BRANCH	$1,482,352.94	$1,482,352.94	$549,852.14	8.235294118%
CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH	$1,482,352.94	$1,482,352.94	$549,852.14	8.235294118%
ARVEST BANK	$635,294.12	$635,294.12	$235,650.92	3.529411765%
TRUIST BANK	$635,294.12	$635,294.12	$235,650.92	3.529411765%
IBERIABANK	$635,294.12	$635,294.12	$235,650.92	3.529411765%
TOTALS	$18,000,000.00	$18,000,000.00	$6,676,776.00	100.000000000%

SCHEDULE 3.05
MATERIAL CONTRACTS
None.

SCHEDULE 3.06
LITIGATION
None.

SCHEDULE 3.13
SUBSIDIARIES

Debtor	Subsidiaries	Jurisdiction of Organization	Principal Place of Business
Unit Corporation	Unit Drilling Company Unit Petroleum Company 8200 Unit Drive, L.L.C. Unit Drilling USA Colombia, L.L.C. (indirect) Unit Drilling Colombia, L.L.C. (indirect)	Delaware	8200 South Unit Drive Tulsa, OK 74132-5300
Unit Drilling Company	Unit Drilling USA Colombia, L.L.C. Unit Drilling Colombia, L.L.C. (indirect)	Oklahoma	8200 South Unit Drive Tulsa, OK 74132-5300
Unit Drilling USA Colombia, L.L.C.	Unit Drilling Colombia, L.L.C.	Delaware	8200 South Unit Drive Tulsa, OK 74132-5300
Unit Petroleum Company	None	Oklahoma	8200 South Unit Drive Tulsa, OK 74132-5300
Unit Drilling Colombia, L.L.C.	None	Delaware	8200 South Unit Drive Tulsa, OK 74132-5300
8200 Unit Drive, L.L.C.	None	Oklahoma	8200 South Unit Drive Tulsa, OK 74132-5300

SCHEDULE 3.17
GAS IMBALANCES
[See attached.]

SCHEDULE 3.18
MARKETING CONTRACTS
None.

Unit Petroleum Company
Gas Balancing - Volumes
Summary of Positions

	Over-produced	Under-produced	Total
	mcf	mcf	mcf
Unit Petroleum (see detail)	1,702,983	(715,112)	987,871
Rec/pay recorded in financials	1,153,523	(320,101)	833,422	From March Gas balancing

Amounts to be settled with future production	549,460	(395,011)	154,449

Other owners (see detail)	2,387,850	(3,200,971)	(813,121)
Rec/pay recorded in financials	320,101	(1,153,523)	(833,422)	From March Gas balancing

Amounts to be settled with future production	2,067,749	(2,047,448)	20,301

	PROPERTY
PROPERTY NAME	NUMBER	Owner	Volume over/(under)

THOMAS #1-31 (TA)		Aejuna LLC	7,325
HALLE #1	02033.01	Alluvim Partners	14,355
BYARS #3 (COMMINGLED) (SI)	03007.01	Anderson Oil	52,495
ETHEREDGE A #11-46L		Arrington Partnership	(11,183)
BEAR #1	04681.01	Athena Energy	5,385
HELDERMON #1-1	02500.01	Aulex	(4,700)
HUNNICUTT #1-29		Aven	5,135
SULLIVAN #1-30	09836.01	BCE-Mach	113,419
WOOD, EL #3-29 (SI)	11769.01	BCE-Mach	(6,322)
MCNEILL #4-15	05638.01	Beacon E&P	(6,354)
ADLER #1-22	04578.01	Berexco	28,418
ADLER #2-22 (TA)		Berexco	(15,229)
SMITH, JE #2-26	09247.01	Berexco	(105,561)
ADLER #1-22	04578.01	Blake Arnold	(3,516)
SCHUMACHER 1-16 (TA)		Blue Grass	(7,246)
CHAMBERS, FM #4H	11896.01	BP America	22,439
FLOWERS A #1-80	01220.01	BP America	62,406
ISAACS #1 (UPC)	03122.01	BP America	(39,551)
JARVIS A #5H	03250.01	BP America	(18,458)
JONES-AMOCO 3 #18H	03642.01	BP America	20,533
BEACHY #2	13074.01	Brazos	(15,079)
HART #1-36	02159.01	Caddo Exp	(7,738)
SMITH, JE #2-26	09247.01	Carl E Nick	41,345
ADLER #2-22 (TA)		Carole Drake	(13,936)
WINGARD #2-3 (TA)		Cebco Inc.	15,958
CRISSMAN #1-27A	00041.01	Chaparral Energy	(10,482)
SHANKLIN #1-28	08947.01	Chaparral Energy	(49,094)
SMITH, JE #2-26	09247.01	Chaparral Energy	(35,001)
THOMAS #1-31 (TA)		Chaparral Energy	(6,326)
TILLIE #1-21	10189.01	Chaparral Energy	9,564

ADLER #1-22	04578.01	Chesapeake	35,509
ADLER #2-22 (TA)		Chesapeake	(207,995)
BAXTER #2-10	04144.01	Chesapeake	3,310
BYARS #3 (COMMINGLED) (SI)	03007.01	Chesapeake	(428,790)
COOLEY #1-1 (SI)	12275.01	Chesapeake	(7,861)
CRISSMAN #1-27A	00041.01	Chesapeake	(4,466)
HART #1-36	02159.01	Chesapeake	(17,436)
HELDERMON #1-1	02500.01	Chesapeake	(30,773)
HUNNICUTT #3-29	02974.01	Chesapeake	(15,352)
MCLAUGHLIN #1	05585.01	Chesapeake	(6,287)
MOORE #1-35 (SI)	06119.01	Chesapeake	7,705
PATTON #1-15	06937.01	Chesapeake	(22,285)
SHELTON 1-10 (TA)		Chesapeake	5,727
SMITH #1-1	09199.01	Chesapeake	(5,232)
THOMASON 1-23 SKINNER (TA)		Chesapeake	9,563
TILLIE #1-21	10189.01	Chesapeake	(25,507)
ADLER #1-22	04578.01	Cheyenne Oil	9,326
SULLIVAN #1-30	09836.01	Cheyenne Res	(36,885)
THIESSEN #32-1	13177.01	CIMA Energy	(5,857)
MCMORDIE #12-26	05622.01	Cimarex Energy	23,321
THOMASON 1-23 SKINNER (TA)		Cimarex Energy	7,438
ADLER #1-22	04578.01	Claude Arnold	(8,627)
SMITH, JE #2-26	09247.01	Clement Res	(10,656)
ADLER #2-22 (TA)	04579.01	Cluff Oil	4,413
SMITH, JE #2-26	09247.01	Colton Exp	(4,739)
BEAR #1	04681.01	Construction Acq	(14,803)
STATE HOYT #2-4	09572.01	Crawley Pet	6,218
ASHBY E 2-29 (TA)		Crystal River	13,898
ETHEREDGE A #10 46 L GW		Devon Energy	(40,915)
ETHEREDGE A #11-46L		Devon Energy	6,634
PATTON #1-15	06937.01	Devon Energy	8,979
THOMASON 1-23 SKINNER (TA)		Devon Energy	7,438
WRIGHT A #1-H (TA)		Devon Energy	(16,950)

WINGARD #1-3	11700.01	Don McNeill	5,983
COOLEY #1-1 (SI)	12275.01	Douglas Denton	23,159
ASHBY E 2-29 (TA)		Duncan Oil	(7,307)
LORENZ #1-18 (SI)	04831.01	Durango Prod	(8,004)
BYARS #3 (COMMINGLED) (SI)	03007.01	El Paso	(158,761)
WINGARD #2-3 (TA)		Elizabeth Jean White	15,811
SMITH, JE #2-26	09247.01	Enerlex	6,974
SHELTON 1-10 (TA)		Enervest	10,375
WOOD, EL #2-29 (SI)		Enervest	(6,085)
THIESSEN #32-1	13177.01	F Howard Walsh	(6,950)
ASHBY #13-29	02309.01	Fairway Res	9,299
CRISSMAN #1-27A	00041.01	Fairway Res	10,725
FROST #1-17	01432.01	Fairway Res	33,407
PATTON #1-15	06937.01	Fairway Res	5,474
MINDEMANN #1-30	06006.01	Fifth Wheel Minerals	(5,225)
GEORGE B #2-28U (SI)	04322.01	Finley Res	4,856
GEORGE B #5-28	01597.01	Finley Res	4,966
SULLIVAN #1-30	09836.01	Finley Res	(36,808)
DERBY #1-16	00289.01	Fourpoint	(9,439)
ETHEREDGE A #7 46 U	04319.02	Fourpoint	(10,653)
GEORGE B #1-28U & L	04316.01	Fourpoint	(7,716)
SMITH, JE #2-26	09247.01	Garg Oil	(6,018)
HOWE, GENE #1	02873.01	Gene Howe	(11,046)
HOWE, GENE #3	02874.01	Gene Howe	(4,071)
ADLER #2-22 (TA)		Guard Exploration	(23,656)
BOYD MILLER #1-10	07536.01	Hog Partnership	8,054
BOYD MILLER #3-10	07538.01	Hog Partnership	4,404
BOYD MILLER #5-10 (SI)	07540.01	Hog Partnership	3,273
LORENZ #1-18 (SI)	04831.01	Hog Partnership	(7,107)
STEARNS #2	09627.01	Hog Partnership	(45,880)
MINDEMANN #1-30	06006.01	Howard J Shipley	6,498
ETHEREDGE A #11-46L		Hulsey Farms	(16,771)
HELDERMON #1-1	02500.01	IRBF Corp	79,503

ETHEREDGE A #11-46L		JCG-NJH	(5,590)
ADLER #1-22	04578.01	Joe McGUffin Jr	7,624
WINGARD #1-3	11700.01	John K Scheurich Tr	5,402
WINGARD #2-3 (TA)		John K Scheurich Tr	24,973
CARR 1206 (ITA)		Kaiser Francis	(5,098)
FLOWERS 5-224		Kaiser Francis	10,291
FRIZZELL #1-32	01407.01	Kaiser Francis	9,271
HALLE #1	02033.01	Kaiser Francis	10,227
HART #1-36	02159.01	Karen Ralston Slade	35,763
TILLIE #1-21	10189.01	Key Production	(9,045)
WINGARD #2-3 (TA)		Kudo	(5,237)
IRVIN C #2	03115.01	Latigo	(21,005)
HODGES 3101 1-31		Linn Energy	(25,707)
SMITH, JE #2-26	09247.01	Little Chief Royalty	(6,021)
SWAGGART #1-27	09861.01	Loflin Oil & Gas	12,738
DERBY #1-16	00289.01	Lone Star	7,694
DERBY #1-16	00289.01	Lorentz Energy	5,375
ADLER #2-22 (TA)		Macfarlane CO	(6,822)
HUNNICUTT #1-29		Marilyn Jefferson	5,471
SMITH, JE #2-26	09247.01	Mary Bennett	555,213
STEARNS #2	09627.01	Mary Bennett	50,798
STEARNS #2	09627.01	McNeill Oil & Gas	(6,380)
SULLIVAN #1-30	09836.01	Mercer 1985	(6,806)
SMITH, JE #2-26	09247.01	Mineral Point Holding	(6,018)
STATE HOYT #2-4	09572.01	MO Rife	(32,963)
KING, WARREN #1-27	04107.01	MOR Holdings	6,297
WINGARD #2-3 (TA)		Moutray Properties	9,766
SULLIVAN #1-30	09836.01	MTH Estate	(18,888)
IVA #1-34	03143.01	Mustang Fuel	12,565
SHANKLIN #1-28	08947.01	Nadel & Gussman	(10,863)
CLAY #1-A	12004.01	Newfield	(17,744)
JONES B #1	03569.01	Newfield	4,629
PATTON #1-15	06937.01	Newfield	5,637

SCHROCK #3 (SI)	13070.01	Newfield	9,637
STEARNS #2	09627.01	Newfield	120,471
SWAGGART #1-27	09861.01	Newfield	(5,115)
SULLIVAN #1-30	09836.01	Nike Exploration	(11,520)
ABRAHAM A #1026	01692.01	Nortex	9,192
ABRAHAM A #4-26	01691.01	Nortex	7,890
THIESSEN #32-1	13177.01	Oklahoma Energy	6,146
HALLE #1	02033.01	PDI Inc	(17,010)
HELDERMON #1-1	02500.01	PDI Inc	17,377
ADLER #1-22	04578.01	Pennsylvania Castle	(133,300)
CLAY #1-A	12004.01	Petrohunter	22,249
ETHEREDGE A #6046		Pintal Production	(8,550)
DENNEY #1	13079.01	Posse Energy	12,312
JONES B #1	03569.01	Prentice Napier&Green	4,523
ABRAHAM A #1026		Presidio	(11,797)
ABRAHAM A #4-26		Presidio	(6,931)
BAXTER #2-10	04144.01	Presidio	(4,180)
EDLER #1-20	00599.01	Presidio	(61,361)
GEORGE B #1-28U & L	04316.01	Presidio	13,195
GEORGE B #3-28U (SI)	04324.02	Presidio	(52,957)
GEORGE B #4-28	01596.01	Presidio	(4,343)
GEORGE B #5-28	01597.01	Presidio	(23,835)
NOAH #0813H	06501.01	Presidio	(5,912)
ADLER #1-22	04578.01	Prize Energy	46,526
ADLER #2-22 (TA)		Prize Energy	122,048
HAAS #2-36	02002.01	Prize Energy	11,514
HUNNICUTT #3-29	02974.01	Prize Energy	(69,803)
SMITH, JE #2-26	09247.01	Prize Energy	(515,071)
HUNTER #10-2	02964.01	Radler 2000	10,685
ADLER #2-22 (TA)		Red Wolf	(4,518)
SMITH, JE #2-26	09247.01	Red Wolf	(79,366)
SULLIVAN #1-30	09836.01	Red Wolf	(13,451)
HELDERMON #1-1	02500.01	Rhino Res	(8,808)

SHELTON 1-10 (TA)		Rhino Res	7,106
TUCKER #2-25	10344.01	Rialto Production Co	6,656
ADLER #1-22	04578.01	Ripley Family	(5,037)
TILLIE #1-21	10189.01	Riviera Operating	(43,038)
TILLIE #2-21	10190.01	Riviera Operating	(6,532)
BRINKS #1-16	07711.01	Roan Res	29,669
SLICK #1-16	09083.01	Roan Res	29,468
SULLIVAN #1-30	09836.01	Rock Island Res	5,059
CLAY #1-A	12004.01	Roy Berndsen	11,395
BOSWELL #1	07426.01	Ruth K Nelson	(22,735)
CLAY #1-A	12004.01	Sage Energy	9,532
COOLEY #1-1 (SI)	12275.01	Sanguine	(9,815)
HELDERMON #1-1	02500.01	Sanguine	(49,256)
STEVENS 1-18 (TA)		Santa Rita Res	25,087
FLOWERS #8-226	01230.01	SBOG LLC	9,150
SHANKLIN #1-28	08947.01	Sheridan Holdings	87,382
MARBET #1-22	05276.01	Silver Creek	5,863
BOSWELL #1	07426.01	SND Energy	7,136
BRINKS #1-16	07711.01	SND Energy	(3,182)
ADLER #1-22	04578.01	SS&L	5,962
TUCKER #2-25	10344.01	Sydtran LP	6,656
TUCKER #2-25	10344.01	T C Craighead & Co	8,043
ETHEREDGE A#10 46 U	04323.01	Tecolote	(27,052)
ETHEREDGE A #7 46 L	04319.01	Tecolote	(4,878)
ETHEREDGE A #7 46 U	04319.02	Tecolote	(24,642)
ETHEREDGE A #8 46	11034.01	Tecolote	(7,831)
FLOWERS #8-226	01230.01	Tecolote	(7,565)
FLOWERS B #1-47	01211.01	Tecolote	(5,084)
GEORGE B #1-28U & L	04316.01	Tecolote	(7,725)
GEORGE B #2-28U (SI)	04322.01	Tecolote	(28,584)
GEORGE B #3-28U (SI)	04324.02	Tecolote	34,795
NOAH #0813H	06501.01	Tecolote	23,111
ADLER #2-22 (TA)		Thomas Wygant	(6,153)

HART #1-36	02159.01	TIZIRA LLC	(7,738)
FROST #1-17	01432.01	TXOF Arkoma	17,472

ADLER #1-22	04578.01	Unit Pet	(10,625)
ADLER #2-22 (TA)		Unit Pet	177,733
ASHBY E 2-29 (TA)		Unit Pet	(6,443)
ASHBY #13-29	02309.01	Unit Pet	(6,780)
BEACHY #2	13074.01	Unit Pet	14,142
BOSWELL #1	07426.01	Unit Pet	8,045
BOYD MILLER #1-10	07536.01	Unit Pet	(8,013)
BOYD MILLER #3-10	07538.01	Unit Pet	(4,404)
BOYD MILLER #5-10 (SI)	07540.01	Unit Pet	(2,650)
BRINKS #1-16	07711.01	Unit Pet	(19,599)
BYARS #3 (COMMINGLED) (SI)	03007.01	Unit Pet	535,242
CARR 1206 (ITA)		Unit Pet	4,997
CHAMBERS, FM #4H	11896.01	Unit Pet	(21,431)
CLAIBORNE #5-3H	12032.01	Unit Pet	12,461
CLAY #1-A	12004.01	Unit Pet	(26,731)
CRAWFORD #1-25 (TA)		Unit Pet	5,827
DENNEY #1	13079.01	Unit Pet	(11,132)
DUNN #5-2H	00524.01	Unit Pet	(3,085)
EDLER #1-20	00599.01	Unit Pet	60,861
ETHEREDGE A#10 46 L GW		Unit Pet	49,408
ETHEREDGE A #10 46 U	04323.01	Unit Pet	24,695
ETHEREDGE A #11-46L		Unit Pet	36,841
ETHEREDGE A #6046		Unit Pet	5,485
ETHEREDGE A #7 46 L	04319.01	Unit Pet	5,324
ETHEREDGE A #7 46 U	04319.02	Unit Pet	32,094
ETHEREDGE A #8 46	11034.01	Unit Pet	8,169
ETHEREDGE A #9046L		Unit Pet	(5,660)
FLOWERS A #1-80	01220.01	Unit Pet	(36,366)
FLOWERS B #1-47	01211.01	Unit Pet	5,693
FROST #1-17	01432.01	Unit Pet	(50,930)

GEORGE B #2-28U (SI)	04322.01	Unit Pet	24,007
GEORGE B #3-28U (SI)	04324.02	Unit Pet	18,085
GEORGE B #5-28	01597.01	Unit Pet	18,983
HAAS #2-36	02002.01	Unit Pet	(10,827)
HODGES 3101 1-31		Unit Pet	25,710
HOWE, GENE #1	02873.01	Unit Pet	11,046
HOWE, GENE #3	02874.01	Unit Pet	4,071
HOWE, GENE #6	02876.01	Unit Pet	33,050
HUNNICUTT #3-29	02974.01	Unit Pet	86,939
HUNTER #10-2	02964.01	Unit Pet	(6,138)
IRVIN C #2	03115.01	Unit Pet	21,005
ISAACS #1 (UPC)	03122.01	Unit Pet	39,551
JARVIS A #5H	03250.01	Unit Pet	20,584
JONES B #1	03569.01	Unit Pet	6,184
JONES-AMOCO 3 #18H	03642.01	Unit Pet	(16,999)
			(81,120)
Low Value Wells < 5,000 mcf balancing			113,114
LORENZ #1-18 (SI)	04831.01	Unit Pet	9,282
MCLAUGHLIN #1	05585.01	Unit Pet	7,151
MCMORDIE #12-26	05622.01	Unit Pet	(23,321)
MCNEILL #4-15	05638.01	Unit Pet	5,222
NOAH #0813H	06501.01	Unit Pet	(14,094)
SCHUMACHER 1-16 (TA)		Unit Pet	8,195
SCHROCK #3 (SI)	13070.01	Unit Pet	(9,637)
SHANKLIN #1-28	08947.01	Unit Pet	(17,771)
SHELTON 1-10 (TA)		Unit Pet	(11,153)
SLICK #1-16	09083.01	Unit Pet	(20,549)
SMITH, JE #2-26	09247.01	Unit Pet	167,305
STEARNS #2	09627.01	Unit Pet	(116,846)
STEVENS 1-18 (TA)		Unit Pet	(30,184)
THIESSEN #32-1	13177.01	Unit Pet	5,144
THOMASON 1-23 SKINNER (TA)		Unit Pet	(13,339)
TILLIE #1-21	10189.01	Unit Pet	68,026

TUCKER #2-25	10344.01	Unit Pet	(6,450)
WINGARD #1-3	11700.01	Unit Pet	(17,945)
WINGARD #2-3 (TA)		Unit Pet	(91,251)
WOLF, DE UNIT #1 (SI)	11732.01	Unit Pet	(13,639)
WOOD, EL #2-29 (SI)		Unit Pet	11,856
WRIGHT A #1-H (TA)		Unit Pet	11,456
			TOTALS

WINGARD #2-3 (TA)		Valiant Oil	24,620
WINNIE MAE #27A (SI)	11670.01	Viersen Oil & Gas	(6,541)
DUNN #5-2H	00524.01	Walter Duncan	4,115
ADLER #2-22 (TA)		Ward Pet	(4,904)
STATE HOYT #2-4	09572.01	Warren America	7,764
BOSWELL #1	07426.01	Warwick-Bacchus	4,829
CLAIBORNE #4-3H	12031.01	Warwick-Bacchus	3,101
CLAIBORNE #5-3H	12032.01	Warwick-Bacchus	(16,961)
MARBET #1-22	05276.01	Warwick-Bacchus	(8,055)
WOLF, DE UNIT #1 (SI)	11732.01	Will Energy	13,639
MOORE #1-35 (SI)	06119.01	Willford	6,259
TUCKER #2-25	10344.01	Willford	(10,919)

SCHEDULE 3.19
SWAP AGREEMENTS

Trade Date	Commodity	Counterparty	Hedged Volume	Transaction	Market	Term
1/19/2018	Natural Gas (Mmbtu)	Bank of Montreal	10,000/day	-$0.285 Swap	NGPL TexOk Basis	01/01/2020 - 12/31/2020
2/8/2018	Natural Gas (Mmbtu)	Bank of Montreal	10,000/day	-$0.275 Swap	NGPL TexOk Basis	01/01/2020 - 12/31/2020
4/26/2018	Natural Gas (Mmbtu)	Bank of Montreal	10,000/day	-$0.265 Swap	NGPL TexOk Basis	01/01/2020 - 12/31/2020
8/12/2019	Natural Gas (Mmbtu)	Merrill Lynch Commodities, Inc.	10,000/day	-$0.46 Swap	PEPL Basis	01/01/2020 - 12/31/2020
9/5/2019	Natural Gas (Mmbtu)	Merrill Lynch Commodities, Inc.	10,000/day	-$0.45 Swap	PEPL Basis	01/01/2020 - 12/31/2020
10/18/2019	Natural Gas (Mmbtu)	Bank of Montreal	30,000/day	-$0.215 Swap	NGPL TexOk Basis	01/01/2021 - 12/31/2021
10/31/2019	Natural Gas (Mmbtu)	Bank of Montreal	20,000/day	$2.50-$2.20-$2.75 Three Way Collar	NYMEX	01/01/2020 - 12/31/2020
11/5/2019	Natural Gas (Mmbtu)	Bank of Montreal	10,000/day	$2.50-$2.20-$2.91 Three Way Collar	NYMEX	01/01/2020 - 12/31/2020

SCHEDULE 3.24
ACCOUNTS

Name of Owner	Name of Institution	Account Number Ending in	Type of Account
Unit Corporation	BOKF	7163	Funding Account
		2378	General Account (A/P)
		2642	Revenue Account
		6679	Payroll Account
		0869	Child Support
		3186	Federal Tax Deposit
		6139	AR Unlocated Royalties
		3772	HSA Account
		0184	Unidentified Mineral Owners
		1250	2020 Flex Spending
		8131	WC Claims Account
		6685	Fed Political Action Committee
		0887	Worker’s Comp Account
		3880	2019 Flex Spending Account
		TNC-024386	Brokerage Account
	BBVA Bank	8943	DDA Account
	BOKFS	N/A	Goldman Sachs Account
Unit Drilling Company	BOKF	5484	Field office checking account
		671	Field office checking account

___________________________
1 This account takes transfers of excess cash and invests them in a Goldman Sachs daily investment which pays interest.

SCHEDULE 6.01(b)
OUTSTANDING SENIOR NOTES
$650,000,000 6 5/8% Senior Subordinated Notes due 2021, pursuant to that certain Indenture dated as of May 18, 2011, between the Company and Wilmington Trust, National Association (successor to Wilmington Trust FSB), as Trustee (the “Trustee”) (as supplemented by the First Supplemental Indenture dated as of May 18, 2011, between the Company, the Guarantors, and the Trustee, and as further supplemented by the Second Supplemental Indenture dated as of January 7, 2013, between the Company, the Guarantors and the Trustee).

SCHEDULE 6.01(c)
EXISTING INDEBTEDNESS
Senior Credit Agreement, dated as of September 13, 2011 (as amended from time to time prior to the date hereof), by and among Unit Corporation, Unit Drilling Company, Unit Petroleum Company, BOKF, NA, dba Bank of Oklahoma as Administrative Agent and the Lenders party thereto.
Indebtedness in respect of a Guaranty Agreement, dated as of July 11, 2016, among Unit Corporation and Mustang Fuel Marketing Co., guaranteeing an amount of $10,000.
Indebtedness in respect of a Guaranty Agreement, dated as of July 1, 2019, among Unit Corporation and Enable, guaranteeing an amount of $800,000.

SCHEDULE 6.01(d)
EXISTING CAPITAL LEASES
None.

SCHEDULE 6.02
EXISTING LIENS
None.

SCHEDULE 6.04
INVESTMENTS
1.Unit Corporation owns 100% of the equity interests of SPC Midstream Operating, L.L.C., an Oklahoma limited liability company.
2.Unit Corporation owns 50% of the equity interests of Superior Pipeline Company, L.L.C., a Delaware limited liability company.

        EXHIBIT A
FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Superpriority Senior Secured Debtor-in-Possession Credit Agreement identified below (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the DIP Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1. Assignor: ______________________________
2. Assignee: ______________________________
[and is an Affiliate/Approved Fund of [identify Lender]2]
3. Borrowers: Unit Corporation, Unit Drilling Company, and Unit Petroleum Company
4. DIP Agent: BOKF, NA dba Bank of Oklahoma, as the administrative agent and collateral agent under the Credit Agreement
5. Credit Agreement: The Superpriority Senior Secured Debtor-in-Possession Credit  Agreement dated as of [______], 2020, among the Borrowers, the Guarantors party thereto, the Lenders party thereto, BOFK, NA dba Bank of Oklahoma, as DIP Agent, and the other agents party thereto
6.  Assigned Interest:
_______________________
2 Select as applicable.
Exhibit A to Debtor-in-Possession Credit Agreement (Unit Corporation)

Facility Assigned[3]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[4]
	$	$	%
	$	$	%
	$	$	%
Effective Date: _____________ ___, 20___ [TO BE INSERTED BY DIP AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The Assignee agrees to deliver to the DIP Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrowers, the Credit Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

_______________________
3 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Commitment,” etc.).
4 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[Consented to and]5 Accepted:
BOKF, NA dba BANK OF OKLAHOMA, as
DIP Agent

Exhibit A to Debtor-in-Possession Credit Agreement (Unit Corporation)

By
        Title:

[Consented to:]6
[NAME OF RELEVANT PARTY]

By
        Title:

_______________________
5 To be added only if the consent of the DIP Agent is required by the terms of the Credit Agreement
6 To be added only if the consent of the Borrowers, the Issuers and/or other parties is required by the terms of the Credit Agreement
Exhibit A to Debtor-in-Possession Credit Agreement (Unit Corporation)

ANNEX 1
SUPERPRIORITY SENIOR SECURED DEBTOR-IN-POSSESSION CREDIT AGREEMENT
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
ARTICLE I
REPRESENTATIONS AND WARRANTIES.
SECTION 1.01. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
SECTION 1.02. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender (including, for the sake of clarity, that such Assignee is a party to the RSA), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the DIP Agent or any other Lender, and (v) if it is a Foreign Lender7, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the DIP Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
ARTICLE II
PAYMENTS.
From and after the Effective Date, the DIP Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for
_______________________
7 The concept of “Foreign Lender” should be conformed to the section in the Credit Agreement governing withholding taxes and gross-up.
Exhibit A to Debtor-in-Possession Credit Agreement (Unit Corporation)

amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
ARTICLE III
GENERAL PROVISIONS.
This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Any attempted assignment to an Assignee that is a Person that is not a party to the RSA (either (A) concurrently with such assignment such Person becomes a party to the RSA or (B) the RSA is no longer in effect at the time of such assignment) shall be null and void. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other acceptable electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit A to Debtor-in-Possession Credit Agreement (Unit Corporation)

EXHIBIT B

EXHIBIT B
FORM OF BORROWING REQUEST
[Date]
BOKF, NA dba Bank of Oklahoma
Bank of Oklahoma Tower
One Williams Center, Energy Department, 8th Floor
Tulsa, Oklahoma 74172
Attention: Matt Chase
Phone: (918) 588-6641
Electronic Mail: matt.chase@bokf.com

Ladies and Gentlemen:
The undersigned, Unit Corporation, a Delaware corporation and a debtor and debtor-in-possession under the Bankruptcy Code (the “Company”), (a) refers to the Superiority Senior Secured Debtor-In-Possession Credit Agreement dated as of [_________], 2020 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”; the defined terms of which are used in this Borrowing Request as defined therein unless otherwise defined in this Borrowing Request), among the Company, Unit Drilling Company, an Oklahoma corporation and a debtor and debtor-in-possession under the Bankruptcy Code, Unit Petroleum Company, an Oklahoma corporation and a debtor and debtor-in-possession under the Bankruptcy Code, the other Subsidiaries of the Company party thereto as Guarantors, the lenders party thereto from time to time (the “Lenders”), and BOKF, NA dba Bank of Oklahoma, as DIP Agent, and (b) certifies that it is authorized to execute and deliver this Borrowing Request.
The Company hereby gives you irrevocable notice pursuant to Section 2.03 of the Credit Agreement that the undersigned hereby requests a Borrowing, and in connection with that request sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.03 of the Credit Agreement:
(a)The aggregate amount of the Proposed Borrowing is $____________.
(b)The Business Day of the Proposed Borrowing is _____________, _____.
(c)The Proposed Borrowing will be an [ABR Borrowing] [Eurodollar Borrowing].
(d)The aggregate amount of all New Money Loans (without regard to the Proposed Borrowing) of all Lenders is $____________.
(e)The aggregate amount of all New Money Loans (after giving effect to the Proposed Borrowing) of all Lenders is $____________.
(f)The proceeds of the Proposed Borrowing shall be made available in accordance with the remittance instructions set forth on Annex I hereto, which shall be in compliance with the requirements of Section 2.05 of the Credit Agreement.
The Company hereby further certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:
(1)the representations and warranties of the Borrower and the Guarantors set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material

Exhibit B to Debtor-in-Possession Credit Agreement (Unit Corporation)

respects (or, to the extent that a particular representation or warranty is qualified as to materiality, such representation or warranty shall be true and correct in all respects), in each case, on and as of the date of such Proposed Borrowing, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall be true and correct in all material respects (or, to the extent that a particular representation or warranty is qualified as to materiality, such representation or warranty shall be true and correct in all respects), in each case, as of such specified earlier date;
(2)no Default has occurred and is continuing or would result from the Proposed Borrowing or from the application of the proceeds therefrom;
(3)at the time of and immediately after giving effect to the Proposed Borrowing, no event, development or circumstance has occurred or shall then exist that has resulted in, or could reasonably be expected to have, a Material Adverse Effect;
(4)the making of the Proposed Borrowing would not conflict with, or cause any Lender to violate or exceed, any applicable Governmental Requirement and no litigation shall be pending or, to the knowledge of any party hereto, threatened in writing, which does or, with respect to any threatened litigation, seeks to, enjoin, prohibit or restrain the making or repayment of any Loan, or the consummation of the transactions contemplated by the Credit Agreement or any other Loan Document; and
(5)[The Credit Parties do not have any Excess Cash after giving pro forma effect to the Proposed Borrowing.][The Proposed Borrowing (after giving effect to the use of proceeds therefrom) on or around the date of the Proposed Borrowing, but in any event, not to exceed three Business Days after the date of the Proposed Borrowing, would not otherwise cause the Credit Parties to have any Excess Cash.]7
[Signature page follows.]

_______________________
7 If any Excess Cash does exist as of the date of the Proposed Borrowing, or if any Excess Cash would exist within 3 Business Days after the date of the Proposed Borrowing, then the Borrowers shall make an immediate mandatory prepayment of the DIP Obligations to eliminate all such Excess Cash as contemplated by Section 2.09(a)(v) of the Credit Agreement, provided and notwithstanding anything to the contrary as set forth in Section 2.09(a)(v) of the Credit Agreement, such prepayment shall be made (or the Proposed Borrowing shall be reduced on a dollar for dollar basis to the extent of any such resulting Excess Cash), as a condition precedent to the Lenders’ obligation to make the Proposed Borrowing.

Exhibit B to Debtor-in-Possession Credit Agreement (Unit Corporation)

        EXHIBIT B

Very truly yours,

UNIT CORPORATION

By: _____________________________
Name: __________________________
Title: __________________________

Exhibit B to Debtor-in-Possession Credit Agreement (Unit Corporation)

EXHIBIT C

FORM OF INITIAL BUDGET

[On file with the Company]

Exhibit C to Debtor-in-Possession Credit Agreement (Unit Corporation)

EXHIBIT D
FORM OF NOTE

$_________________        _______], 2020

For value received, the undersigned UNIT CORPORATION, a Delaware corporation (the “Company”), UNIT DRILLING COMPANY, an Oklahoma corporation (“Unit Drilling”), and UNIT PETROLEUM COMPANY, an Oklahoma corporation (together with the Company and Unit Drilling, collectively the “Borrowers”), hereby promises to pay to __________________________ or its registered assigns (“Payee”) the principal amount of _________________ AND ___/100 Dollars ($_________________) or, if less, the aggregate outstanding principal amount of the Loans (as defined in the Credit Agreement referred to below) made by the Payee (or predecessor in interest) to the Borrowers, together with interest on the unpaid principal amount of the Loans from the date of such Loans until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Credit Agreement (as hereunder defined). The Borrowers may make prepayments on this promissory note (this “Note”) in accordance with the terms of the Credit Agreement.

        This Note is one of the promissory notes referred to in, and is entitled to the benefits of, and is subject to the terms of, the Superpriority Senior Secured Debtor-in-Possession Credit Agreement dated as of [_____], 2020 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the lenders party thereto (the “Lenders”), the guarantors party thereto, and BOKF, NA dba Bank of Oklahoma, as administrative agent (the “DIP Agent”) for the Lenders. Capitalized terms used in this Note that are defined in the Credit Agreement and not otherwise defined in this Note have the meanings assigned to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of Loans by the Payee to the Borrowers in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, the indebtedness of the Borrowers resulting from each such Loan being evidenced by this Note, and (b) contains provisions for acceleration of the maturity of this Note upon the happening of certain events stated in the Credit Agreement and for optional and mandatory prepayments of principal prior to the maturity of this Note upon the terms and conditions specified in the Credit Agreement.

        Both principal and interest are payable in lawful money of the United States of America to the DIP Agent at the location or address specified by the DIP Agent to the Borrowers in same day funds. The Payee shall record payments of principal made under this Note, but no failure of the Payee to make such recordings shall affect the Borrowers’ repayment obligations under this Note.

        This Note is secured and guaranteed as described in the Credit Agreement.

This Note is made expressly subject to the terms of Section 11.13 of the Credit Agreement.

        Except as specifically provided in the Credit Agreement and the other Loan Documents, each Borrower hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder of this Note shall operate as a waiver of such rights.

        THIS note SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT THE LAW OF THE STATE OF NEW YORK IS SUPERSEDED BY THE BANKRUPTCY CODE.

Exhibit D to Debtor-in-Possession Credit Agreement (Unit Corporation)

         EXHIBIT D
        This Note and the other loan Documents represent the final agreement among the parties and SUPERSEDE ALL PRIOR UNDERSTANDINGS AND AGREEMENTS, WHETHER WRITTEN OR ORAL, RELATING TO THE TRANSACTIONS PROVIDED FOR HEREIN AND THEREIN. ADDITIONALLY, THIS NOTE AND THE OTHER LOAN DOCUMENTS may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.

        THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature page follows.]
        Exhibit D to Debtor-in-Possession Credit Agreement (Unit Corporation)

EXHIBIT D
UNIT CORPORATION

            By:__________________________________
            Name: _______________________________
            Title: ________________________________

        UNIT DRILLING COMPANY

            By:__________________________________
            Name: _______________________________
            Title: ________________________________

        UNIT PETROLEUM COMPANY

            By:__________________________________
            Name: _______________________________
            Title: ________________________________

Exhibit D to Debtor-in-Possession Credit Agreement (Unit Corporation)

EXHIBIT E
FORM OF
COMPLIANCE CERTIFICATE
As of [______]

To: The Lenders party to the Agreement described below
This Compliance Certificate (this “Certificate”) is furnished pursuant to that certain Superpriority Senior Secured Debtor-in-Possession Credit Agreement, dated as of [_____], 2020 (as amended, modified, renewed or extended from time to time, the “Agreement”), among Unit Corporation (the “Company”), Unit Drilling Company (“Unit Drilling”), and Unit Petroleum Company (together with the Company and Unit Drilling, collectively, the “Borrowers”), the lenders party thereto, the guarantors party thereto, and BOKF, NA dba Bank of Oklahoma, as DIP Agent. Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings ascribed thereto in the Agreement.
The undersigned hereby certifies that:
ARTICLE I
I am the duly elected _____________________ of the Company;
ARTICLE II
I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and the Subsidiaries during the accounting period covered by the attached financial statements;
ARTICLE III
The examinations described in Article II above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below;
ARTICLE IV
Schedule I attached hereto sets forth financial data and computations evidencing the compliance by the Company and the Subsidiaries with certain covenants of the Agreement, all of which data and computations are true, complete and correct; and
Schedule II attached hereto sets forth the various reports and deliveries which are required at this time under the Agreement, the Collateral Documents and the other Loan Documents and the status of compliance.
Described below are the exceptions, if any, to Article III above listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Company taken, is taking, or proposes to take with respect to each such condition or event:

Exhibit E to Debtor-in-Possession Credit Agreement (Unit Corporation)

EXHIBIT E
The foregoing certifications, together with the computations set forth on Schedule I hereto and the financial statements delivered with this Certificate in support hereof (including those attached as Schedule II hereto), are made and delivered this ____ day of _____________, 20__.

UNIT CORPORATION
By:_________________
Name:______________
Title: _______________

[Schedules I and II to be attached]

Exhibit E to Debtor-in-Possession Credit Agreement (Unit Corporation)

EXHIBIT F-1
FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Superpriority Senior Secured Debtor-in-Possession Credit Agreement dated as of [______], 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Unit Corporation (“Company”), Unit Drilling Company (“Unit Drilling”), and Unit Petroleum Company (together with the Company and Unit Drilling, collectively, the “Borrowers”), the other Guarantors party thereto, BOKF, NA dba Bank of Oklahoma, as DIP Agent, and each Lender from time to time party thereto.
Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and Beneficial Owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.
The undersigned has furnished the DIP Agent and the Borrowers with a certificate of its non-U.S. person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the DIP Agent in writing and (2) the undersigned shall have at all times furnished the Borrowers and the DIP Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:______________________________________
        Name:
        Title:

Date: ________ __, 20[ ]

Exhibit F-1 to Debtor-in-Possession Credit Agreement (Unit Corporation)

EXHIBIT F-2
FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Superpriority Senior Secured Debtor-in-Possession Credit Agreement dated as of [______], 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Unit Corporation (“Company”), Unit Drilling Company (“Unit Drilling”), and Unit Petroleum Company (together with the Company and Unit Drilling, collectively, the “Borrowers”), the other Guarantors party thereto, BOKF, NA dba Bank of Oklahoma, as DIP Agent, and each Lender from time to time party thereto.
Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole Beneficial Owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.
The undersigned has furnished the DIP Agent and the Borrowers with IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the DIP Agent in writing and (2) the undersigned shall have at all times furnished the Borrowers and the DIP Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:______________________________________
        Name:
        Title:

Date: ________ __, 20[ ]

        Exhibit F-2 to Debtor-in-Possession Credit Agreement (Unit Corporation)

EXHIBIT F-3
FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Superpriority Senior Secured Debtor-in-Possession Credit Agreement dated as of [______], 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Unit Corporation (“Company”), Unit Drilling Company (“Unit Drilling”), and Unit Petroleum Company (together with the Company and Unit Drilling, collectively, the “Borrowers”), the other Guarantors party thereto, BOKF, NA dba Bank of Oklahoma, as DIP Agent, and each Lender from time to time party thereto.
Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and Beneficial Owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:______________________________________
        Name:
        Title:

Date: ________ __, 20[ ]

Exhibit F-3 to Debtor-in-Possession Credit Agreement (Unit Corporation)

        EXHIBIT F-4
FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Superpriority Senior Secured Debtor-in-Possession Credit Agreement dated as of [______], 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Unit Corporation (“Company”), Unit Drilling Company (“Unit Drilling”), and Unit Petroleum Company (together with the Company and Unit Drilling, collectively, the “Borrowers”), the other Guarantors party thereto, BOKF, NA dba Bank of Oklahoma, as DIP Agent, and each Lender from time to time party thereto.
Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole Beneficial Owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:______________________________________
        Name:
        Title:

Date: ________ __, 20[ ]

Exhibit F-4 to Debtor-in-Possession Credit Agreement (Unit Corporation)